Exhibit 99.3

INDEX TO FINANCIAL STATEMENTS

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

Consolidated Financial Statements:

Reports of Independent Registered Public Accounting Firm
Consolidated Balance Sheets – December 31, 2004 and 2003
Consolidated Statements of Operations – years ended December 31, 2004, 2003 and 2002
Consolidated Statements of Stockholders’ Deficiency – years ended December 31, 2004, 2003 and 2002
Consolidated Statements of Cash Flows – years ended December 31, 2004, 2003 and 2002
Notes to Consolidated Financial Statements

Schedule II – Valuation and Qualifying Accounts

CSC HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Financial Statements:

Reports of Independent Registered Public Accounting Firm
Consolidated Balance Sheets – December 31, 2004 and 2003
Consolidated Statements of Operations – years ended December 31, 2004, 2003 and 2002
Consolidated Statements of Stockholder’s Deficiency – years ended December 31, 2004, 2003 and 2002
Consolidated Statements of Cash Flows – years ended December 31, 2004, 2003 and 2002
Notes to Consolidated Financial Statements

Schedule II – Valuation and Qualifying Accounts

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Cablevision Systems Corporation:

We have audited management’s assessment, included in the accompanying Management’s Report on Internal Control Over Financial Reporting, that Cablevision Systems Corporation maintained effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).  Cablevision Systems Corporation’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting.  Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.  Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances.  We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management’s assessment that Cablevision Systems Corporation maintained effective internal control over financial reporting as of December 31, 2004, is fairly stated, in all material respects, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).  Also, in our opinion, Cablevision Systems Corporation maintained, in all material respects, effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Cablevision Systems Corporation and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ deficiency, and cash flows for each of the years in the three-year period ended December 31, 2004, and our report dated March 16, 2005, except for Note 23, which is as of June 3, 2005, expressed an unqualified opinion on those consolidated financial statements.  Our report refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, in the year ended December 31, 2003.

/s/ KPMG LLP

Melville, New York
March 16, 2005

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Cablevision Systems Corporation:

We have audited the accompanying consolidated balance sheets of Cablevision Systems Corporation and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ deficiency, and cash flows for each of the years in the three-year period ended December 31, 2004.  In connection with our audits of the consolidated financial statements, we also audited the financial statement schedule listed in Item 15(a)(2).  These consolidated financial statements and the financial statement schedule are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements and the financial statement scheduled based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cablevision Systems Corporation and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.  Also, in our opinion, the related financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in Note 10 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, in the year ended December 31, 2003.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Cablevision Systems Corporation’s internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 16, 2005 expressed an unqualified opinion on management’s assessment of, and the effective operation of, internal control over financial reporting.

/s/ KPMG LLP

Melville, New York
March 16, 2005, except for Note 23, which is as of June 3, 2005

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2004 and 2003

(Dollars in thousands)

(See Note 23)

	2004	2003
ASSETS

Current Assets

Cash and cash equivalents	$771,479	$230,001
Restricted cash	144,444	—
Accounts receivable, trade (less allowance for doubtful accounts of $16,312 and $24,729)	378,936	338,589
Notes and other receivables	121,872	55,818
Note receivable, affiliate	—	12,877
Investment securities	3,819	5,874
Prepaid expenses and other current assets	82,027	103,509
Feature film inventory, net	107,860	92,362
Deferred tax asset	124,528	107,660
Advances to affiliates	1,308	31,600
Investment securities pledged as collateral	327,180	—
Derivative contracts	193,682	—
Assets held for sale	124,698	127,974
Total current assets	2,381,833	1,106,264

Property, plant and equipment, net of accumulated depreciation of $4,676,327 and $4,038,157	4,013,814	4,284,571
Investments in affiliates	27,300	25,449
Investment securities pledged as collateral	819,441	1,224,498
Notes and other receivables	46,892	95,815
Derivative contracts	290,686	586,894
Other assets	72,230	53,865
Deferred tax asset	17,049	—
Long-term feature film inventory, net	350,472	303,393
Deferred carriage fees, net	108,233	119,225
Franchises	731,848	731,848
Affiliation, broadcast and other agreements, net of accumulated amortization of $348,375 and $277,037	485,118	558,662
Other intangible assets, net of accumulated amortization of $50,417 and $34,183	168,933	162,494
Excess costs over fair value of net assets acquired	1,446,294	1,446,294
Deferred financing and other costs, net of accumulated amortization of $64,307 and $61,783	132,225	116,144
Assets held for sale	312,154	418,231
	$11,404,522	$11,233,647

See accompanying notes to
consolidated financial statements.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (continued)

December 31, 2004 and 2003

(Dollars in thousands, except share and per share amounts)

(See Note 23)

	2004	2003
LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current Liabilities
Accounts payable	$345,178	$330,519
Accrued liabilities:
Interest	172,016	119,983
Employee related costs	281,550	272,030
Other accrued expenses	450,960	478,108
Accounts payable to affiliates	869	2,197
Deferred revenue	122,297	117,710
Feature film and contract obligations	106,503	91,484
Liabilities under derivative contracts	12,775	38,968
Current portion of bank debt	5,387	111,039
Current portion of collateralized indebtedness	617,476	—
Current portion of capital lease obligations	11,581	15,636
Liabilities held for sale	7,468	7,911
Total current liabilities	2,134,060	1,585,585

Feature film and contract obligations	358,209	286,955
Deferred revenue	13,648	16,322
Deferred tax liability	—	321,016
Liabilities under derivative contracts	151,102	127,751
Other long-term liabilities	263,819	264,906
Bank debt	2,484,500	2,246,000
Collateralized indebtedness	935,951	1,617,620
Senior notes and debentures	5,991,564	3,692,699
Senior subordinated notes and debentures	746,231	599,203
Notes payable	150,000	150,000
Capital lease obligations	59,982	69,220
Series H Redeemable Exchangeable Preferred Stock	—	434,181
Series M Redeemable Exchangeable Preferred Stock	—	1,110,113
Deficit investment in affiliates	59,913	41,111
Minority interests	685,877	580,766
Total liabilities	14,034,856	13,143,448

Preferred Stock of CSC Holdings, Inc.	—	80,001

Commitments and contingencies

Stockholders’ Deficiency:
Preferred Stock, $.01 par value, 50,000,000 shares authorized, none issued	—	—
CNYG Class A Common Stock, $.01 par value, 800,000,000 shares authorized, 243,802,249 and 241,408,518 shares issued and 221,986,022 and 219,592,291 shares outstanding	2,438	2,414
CNYG Class B Common Stock, $.01 par value, 320,000,000 shares authorized, 65,817,742 and 67,217,427 shares issued and outstanding	658	672
RMG Class A Common Stock, $.01 par value, 600,000,000 shares authorized, none issued	—	—
RMG Class B Common Stock, $.01 par value, 160,000,000 shares authorized, none issued	—	—
Paid-in capital	1,175,319	1,136,786
Accumulated deficit	(3,445,064)	(2,768,972)
	(2,266,649)	(1,629,100)
Treasury stock, at cost (21,816,227 shares)	(359,750)	(359,750)
Accumulated other comprehensive loss	(3,935)	(952)
Total stockholders’ deficiency	(2,630,334)	(1,989,802)
	$11,404,522	$11,233,647

See accompanying notes to
consolidated financial statements

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended December 31, 2004, 2003 and 2002

(Dollars in thousands, except per share amounts)

(See Note 23)

	2004	2003	2002
Revenues, net	$4,750,037	$4,023,209	$3,664,365

Operating expenses:
Technical and operating (excluding depreciation and amortization (including impairments))	2,262,694	1,864,579	1,664,441
Selling, general and administrative	1,192,457	1,083,394	906,794
Other operating income	(95,758)	(4,758)	—
Restructuring charges	151	10,725	74,091
Depreciation and amortization (including impairments)	1,137,940	1,042,850	862,952
	4,497,484	3,996,790	3,508,278
Operating income	252,553	26,419	156,087

Other income (expense):
Interest expense	(721,008)	(615,668)	(506,480)
Interest income	8,568	10,899	21,164
Equity in net income (loss) of affiliates	(12,991)	429,732	(42,014)
Gain (loss) on sale of cable assets and programming and affiliate interests, net	2,232	(13,644)	—
Gain (loss) on investments, net	134,598	235,857	(881,394)
Write-off of deferred financing costs	(18,961)	(388)	(6,931)
Gain (loss) on derivative contracts, net	(165,305)	(208,323)	924,037
Loss on extinguishment of debt	(78,571)	—	(17,237)
Minority interests	(65,568)	(116,950)	(201,695)
Miscellaneous, net	46	3,719	(5,644)
	(916,960)	(274,766)	(716,194)
Loss from continuing operations before income taxes	(664,407)	(248,347)	(560,107)
Income tax benefit (expense)	194,808	(26,416)	81,497
Loss from continuing operations	(469,599)	(274,763)	(478,610)
Income (loss) from discontinued operations, net of taxes	(199,057)	(22,476)	572,493
Income (loss) before extraordinary item	(668,656)	(297,239)	93,883
Extraordinary loss on investment, net of taxes	(7,436)	—	—
Net income (loss)	$(676,092)	$(297,239)	$93,883

INCOME (LOSS) PER SHARE:

Basic net income (loss) per share:

Loss from continuing operations	$(1.64)	$(0.96)	$(1.63)

Income (loss) from discontinued operations	$(0.69)	$(0.08)	$1.95

Extraordinary loss	$(0.03)	—	—

Net income (loss)	$(2.36)	$(1.04)	$0.32

Basic weighted average common shares (in thousands)	287,085	285,486	293,516

Diluted net income (loss) per share:

Loss from continuing operations	$(1.64)	$(0.96)	$(1.63)

Income (loss) from discontinued operations	$(0.69)	$(0.08)	$1.75

Extraordinary loss	$(0.03)	—	—

Net income (loss)	$(2.36)	$(1.04)	$0.29

Diluted weighted average common shares (in thousands)	287,085	285,486	331,959

See accompanying notes to
consolidated financial statements.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIENCY

Years ended December 31, 2004, 2003 and 2002

(Dollars in thousands)

(See Note 23)

	CNYG	CNYG	RMG	RMG				Accumulated
	Class A	Class B	Class A	Class B				Other
	Common	Common	Common	Common	Paid-in	Accumulated	Treasury	Comprehensive
	Stock	Stock	Stock	Stock	Capital	Deficit	Stock	Income (Loss)	Total
Balance at December 31, 2001	$1,333	$421	$736	$211	$974,709	$(2,565,616)	$—	$—	$(1,588,206)
Net income	—	—	—	—	—	93,883	—	—	93,883
Minimum pension liability adjustment	—	—	—	—	—	—	—	(1,790)	(1,790)
Comprehensive income									92,093
Issuance of common stock to NBC	17	—	99	—	114,772	—	—	—	114,888
Employee and non-employee director stock transactions	1	—	2	—	3,237	—	—	—	3,240
Treasury stock acquired from NBC	—	—	—	—	—	—	(359,750)	—	(359,750)
Exchange of RMG common stock for CNYG common stock	996	251	(837)	(211)	(199)	—	—	—	—
Conversion of RMG options to CNYG options	—	—	—	—	4,391	—	—	—	4,391
Tax benefit related to stock options	—	—	—	—	10,983	—	—	—	10,983
Balance at December 31, 2002	2,347	672	—	—	1,107,893	(2,471,733)	(359,750)	(1,790)	(1,722,361)
Net loss	—	—	—	—	—	(297,239)	—	—	(297,239)
Minimum pension liability adjustment	—	—	—	—	—	—	—	838	838
Comprehensive loss									(296,401)
Employee and non-employee director stock transactions	67	—	—	—	27,728	—	—	—	27,795
Tax benefit related to stock options	—	—	—	—	1,165	—	—	—	1,165
Balance at December 31, 2003	2,414	672	—	—	1,136,786	(2,768,972)	(359,750)	(952)	(1,989,802)
Net loss	—	—	—	—	—	(676,092)	—	—	(676,092)
Minimum pension liability adjustment	—	—	—	—	—	—	—	(2,792)	(2,792)
Foreign currency translation	—	—	—	—	—	—	—	(191)	(191)
Comprehensive loss									(679,075)
Employee and non-employee director stock transactions	10	—	—	—	37,720	—	—	—	37,730
Conversion of CNYG Class B common stock to CNYG Class A common stock	14	(14)	—	—	—	—	—	—	—
Tax benefit related to stock options	—	—	—	—	813	—	—	—	813
Balance at December 31, 2004	$2,438	$658	$—	$—	$1,175,319	$(3,445,064)	$(359,750)	$(3,935)	$(2,630,334)

See accompanying notes to
consolidated financial statements.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2004, 2003 and 2002

(Dollars in thousands)

(See Note 23)

	2004	2003	2002
Cash flows from operating activities:

Loss from continuing operations	$(469,599)	$(274,763)	$(478,610)

Adjustments to reconcile loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization (including impairments)	1,137,940	1,042,850	862,952
Non-cash other operating income	(41,788)	—	—
Equity in net (income) loss of affiliates	12,991	(429,732)	42,375
Minority interests	65,568	29,691	27,179
Loss (gain) on sale of cable assets and programming and affiliate interests, net	(2,232)	13,644	—
Loss (gain) on investments, net	(134,598)	(235,857)	881,394
Write-off of deferred financing costs	18,961	388	6,931
Loss (gain) on derivative contracts, net	149,911	178,499	(910,726)
Loss on extinguishment of debt	3,987	—	17,237
Compensation expense related to issuance of restricted stock	30,460	25,073	—
Deferred income tax	(204,548)	54,663	(45,284)
Amortization and write-off of feature film inventory	192,682	94,806	57,390
Amortization of deferred financing, discounts on indebtedness and other deferred costs	114,069	89,787	87,144
Change in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable trade	(36,564)	(28,429)	21,297
Notes and other receivables	(20,814)	(9,878)	(19,363)
Note receivable from affiliate	12,877	5,123	(18,000)
Inventory, prepaid expenses and other assets	5,259	(30,268)	7,051
Advances to affiliates	(2,906)	145,265	(87,526)
Feature film inventory	(258,371)	(191,723)	(120,526)
Other deferred costs	(17,690)	(6,235)	(12,973)
Accounts payable	11,915	(108,713)	38,073
Accrued liabilities	26,215	(7,692)	1,294
Feature film and contract obligations	129,777	88,101	43,300
Deferred revenue	943	2,918	(10,676)
Minority interests	(947)	(11,060)	(32,345)

Net cash provided by operating activities	723,498	436,458	357,588

Cash flows from investing activities:
Capital expenditures	(697,514)	(832,087)	(1,207,592)
Payments for acquisitions, net of cash acquired	(84,738)	(179,728)	—
Proceeds from sale of equipment, net of costs of disposal	(194)	5,906	15,336
Decrease (increase) in investments in affiliates, net	32,664	443,391	(34,619)
Proceeds from sale of investment	2,029	—	—
Decrease in investment securities and other investments	61	3,150	994
Increase in restricted cash	(35,797)	—	—
Additions to other intangible assets	(8,826)	(1,881)	(548)

Net cash used in investing activities	$(792,315)	$(561,249)	$(1,226,429)

See accompanying notes
to consolidated financial statements.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

Years ended December 31, 2004, 2003 and 2002

(Dollars in thousands)

(See Note 23)

	2004	2003	2002
Cash flows from financing activities:
Proceeds from bank debt	$3,342,095	$2,328,180	$1,603,574
Repayment of bank debt	(3,209,247)	(2,056,908)	(524,500)
Redemption of senior subordinated notes	(350,000)	—	—
Repayment of note payable	—	(250,000)	—
Issuance of senior notes	2,793,922	—	—
Net proceeds from (repayments of) collateralized indebtedness	3,861	330,728	(54,813)
Issuance of preferred stock	—	75,000	—
Redemption of preferred stock	(1,694,622)	—	—
Issuance of common stock	7,270	2,722	3,241
Payments on capital lease obligations and other debt	(16,245)	(16,745)	(28,078)
Additions to deferred financing and other costs	(70,086)	(14,829)	(15,778)
Other	(1,748)	—	—

Net cash provided by financing activities	805,200	398,148	983,646

Effect of exchange rate changes on cash and cash equivalents	(191)	—	—
Net increase in cash and cash equivalents from continuing operations	736,192	273,357	114,805

Net effect of discontinued operations on cash and cash equivalents	(194,714)	(120,797)	(143,767)

Cash and cash equivalents at beginning of year	230,001	77,441	106,403

Cash and cash equivalents at end of year	$771,479	$230,001	$77,441

See accompanying notes
to consolidated financial statements.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(See Note 23)

NOTE 1.                                                 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company and Related Matters

Cablevision Systems Corporation and its majority-owned subsidiaries (“Cablevision” or the “Company”) owns and operates cable television systems and through its subsidiary, Rainbow Media Holdings LLC, has ownership interests in companies that produce and distribute national and regional entertainment and sports programming services, including Madison Square Garden, L.P. (“MSG”).  The Company also owns companies that provide advertising sales services for the cable television industry, provide telephone service, operate motion picture theaters and provide direct broadcast satellite service.  The Company classifies its business interests into three segments:  Telecommunications Services, consisting principally of its consumer video, high-speed data, Voice over Internet Protocol and our commercial data and voice services operations; Rainbow, consisting principally of interests in national and regional cable television programming networks, including our VOOM 21 high definition channels; and Madison Square Garden, which owns and operates professional sports teams, regional cable television networks and an entertainment business.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries and certain variable interest entities pursuant to FIN 46R (see discussion below).  All significant intercompany transactions and balances are eliminated in consolidation.

Revenue Recognition

The Company recognizes cable television, high-speed data, Voice over Internet Protocol, and telephony revenues as the services are provided to subscribers.  Installation revenue for our video, consumer high-speed data and Voice over Internet Protocol services is recognized as installations are completed, as direct selling costs have exceeded this revenue in all periods reported.  The Company classifies amounts billed to our customers for local franchise fees as a component of revenue.

Our programming businesses recognize affiliate fees from cable and satellite providers as the programming is provided.  Advertising revenues are recognized when commercials are telecast.  In some situations, our programming businesses guarantee certain viewer ratings for their programming.  For these types of transactions, a portion of such revenue is deferred if the guaranteed viewer ratings are not met and is subsequently recognized by providing additional advertising time.

Revenues derived from other sources are recognized when services are provided or events occur.

Technical and Operating Expense

Costs of revenue related to sales of services are classified as “technical and operating” expenses in the accompanying statements of operations.

Advertising Expenses

Advertising costs are charged to expense when incurred.  Advertising costs for continuing operations amounted to $196,841, $180,046 and $148,055 for the years ended December 31, 2004, 2003 and 2002, respectively.

Restricted Cash

Restricted cash at December 31, 2004 includes approximately $108,600 received in exchange for shares the Company owned of AT&T Wireless (“AWE”) common stock, representing the $15 share price paid in consideration of the merger between AWE and Cingular Wireless LLC.  This restricted cash was used to settle the outstanding collateralized indebtedness relating to these shares subsequent to December 31, 2004.

Restricted cash at December 31, 2004 also included approximately $21,000 of cash collateralized letters of credit entered into by the Rainbow segment for certain programming and operating lease commitments.  In addition, restricted cash includes an escrow account required by the National Hockey League, restricted cash required by certain operating agreements and cash collateralized letters of credit aggregating approximately $14,800 for the Madison Square Garden segment.

Accounts Receivable

The Company periodically assesses the adequacy of valuation allowances for uncollectible accounts receivable by evaluating general factors such as length of time individual receivables are past due, historical collection experience, and the economic and competitive environment.

Investments

Investment securities and investment securities pledged as collateral are classified as trading securities and are stated at fair value with unrealized holding gains and losses included in net income (loss).

The Company’s interests in less than majority-owned entities in which the Company has the ability to exercise significant influence over the operating and financial policies of the investee are accounted for under the equity method. Equity method investments are recorded at original cost and adjusted to recognize the Company’s proportionate share of the investees’ net income or losses, additional contributions made and distributions received.  The Company would recognize a loss where there existed an other than temporary decline in the value of the investment.

Long-Lived and Indefinite-Lived Assets

Property, plant and equipment, including construction materials, are carried at cost, and include all direct costs and certain indirect costs associated with the construction of cable television transmission and distribution systems, and the costs of new product and subscriber installations.  Equipment under capital leases is recorded at the present value of the total minimum lease payments.  Depreciation on equipment is calculated on the straight-line basis over the estimated useful lives of the assets or, with respect to equipment under capital leases and leasehold improvements, amortized over the shorter of the lease term or the assets’ useful lives and reported with depreciation and amortization (including impairments) in the consolidated statements of operations.

Affiliation, broadcast and other agreements (primarily cable television system programming agreements) are amortized on a straight-line basis over periods ranging from 3 to 12 years.  Other intangible assets are amortized on the straight-line basis over the periods benefited (5 to 25 years).  Excess costs over fair value of net assets acquired (“goodwill”) and the value of franchises acquired in purchase business combinations which have indefinite useful lives are no longer amortized in connection with the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, on January 1, 2002.

The Company reviews its long-lived assets (property, plant and equipment, and intangible assets subject to amortization that arose from business combinations accounted for under the purchase method) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable.  If the sum of the expected cash flows, undiscounted and without interest, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

The Company evaluates the recoverability of its goodwill and indefinite-lived intangible assets annually or more frequently whenever events or circumstances indicate that the asset may be impaired.  Statement 142 requires that goodwill impairment be determined using a two-step process.  The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill.  If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any.  The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill.  If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.  The implied fair value of goodwill is determined in the same manner as the amount of goodwill which would be recognized in a business combination.

The impairment test for other intangible assets not subject to amortization consists of a comparison of the fair value of the intangible asset with its carrying value.  If the carrying value of the intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.

Satellite Development Costs

In 2001, Rainbow DBS entered into a contract for the construction of its satellite with Lockheed Martin Corporation.  The contract provided for scheduled payments over a period extending through 2003, as well as cancellation penalties if the contract was terminated before the satellite was launched.  As of December 31, 2003, payments made under the terms of the contract totaled approximately $255,300.  In connection with the construction of this satellite, the Company capitalized interest of $7,692 and $7,390, respectively, for the years ended December 31, 2003 and 2002.  This satellite was launched in July 2003, therefore no interest was capitalized since that date.

Rainbow DBS entered into a satellite procurement contract covering five Ka-band satellites with Lockheed Martin in November 2004.  The construction cost under the contract is approximately $740,000, subject to certain adjustments.  Rainbow DBS has the right to terminate this contract prior to November 21, 2005 without penalty.  If the contract is terminated subsequent to that date, Rainbow DBS would be required to make a termination payment, which at December 31, 2005 would not be significant.  Milestone payments scheduled to be made in 2005 aggregate $50,900.  However, milestone payments would cease upon termination of the contract.  As of December 31, 2004, payments made under the terms of this contract totaled approximately $5,788.

Refer to Note 5 for a discussion of impairment charges relating to the Rainbow DBS segment and Note 23 for a discussion of events subsequent to December 31, 2004 which affect this segment.

Feature Film Inventory

Rights to feature film inventory acquired under license agreements along with the related obligations are recorded at the contract value when a license agreement is executed or the license period has begun.  Costs are amortized to technical and operating expense on a straight-line basis over the respective license periods.  Amounts payable subsequent to December 31, 2004 related to feature film telecast rights are as follows:

Years Ending December 31,

2005	$106,386
2006	78,604
2007	72,233
2008	51,080
2009	39,215
Thereafter	117,077

See Note 5 for a discussion of the Company’s review of the programming usefulness of our feature film inventory and impairment charges recorded in 2004, 2003 and 2002.

Deferred Carriage Fees

Deferred carriage fees represent amounts paid or payable to cable system operators to guarantee carriage of certain programming services and are amortized as a reduction to revenue over the period of the related guarantee (1 to 11 years).

Deferred Financing Costs

Costs incurred to obtain debt are deferred and amortized to interest expense over the life of the related debt.

Income Taxes

Income taxes are provided based upon the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires the asset and liability method of accounting for deferred income taxes and permits the recognition of deferred tax assets, subject to an ongoing assessment of realizability.

Income (Loss) Per Common Share

Basic and diluted net loss per common share are computed by dividing net loss by the weighted average number of common shares outstanding.  Potential dilutive common shares are not included in the computation as their effect would be antidilutive.

Basic net income per share is computed by dividing net income by the weighted average common stock outstanding during the period.  Diluted net income per share is computed by dividing net income by the weighted average common stock and common stock equivalents outstanding during the period.

A reconciliation of the numerator and denominator of the basic and diluted net income per share calculation for the year ended December 31, 2002 follows:

	Net Income (Numerator)	Shares (Denominator)
		(in thousands)

Basic net income	$93,883	293,516

Effect of dilution:
Stock options	—	2,381
Rainbow Media Holdings’ common stock held by NBC	2,380	36,062

Diluted net income	$96,263	331,959

A reconciliation of the numerator and denominator of the basic and diluted earnings per share is not presented for the years ended December 31, 2004 and 2003 as the Company incurred net losses and potential dilutive common shares were not included in the computation of diluted earnings per share as their effect would be antidilutive.

All per share amounts have been adjusted, for all years presented, to reflect the tracking stock distribution in March 2001 and the subsequent exchange of each share of Rainbow Media Group  (“RMG”) tracking stock for 1.19093 shares of Cablevision NY Group (“CNYG”) common stock on August 20, 2002, as if each occurred on January 1, 2001.

In the second quarter of 2004, the Company implemented Emerging Issues Task Force (“EITF”) Issue No. 03-6, Participating Securities and the Two-Class Method under FASB Statement No. 128.  EITF 03-6 requires convertible participating securities to be included in the computation of earnings per share using the “two-class” method.  The Company’s Series A Exchangeable Participating Preferred Stock was considered a convertible participating security.  When applicable, basic and diluted earnings per share would be restated to reflect the impact of utilizing the two-class method required by EITF 03-6.  The implementation of EITF 03-6 had no impact on earnings per share for the years ended December 31, 2004, 2003 and 2002 and as of December 31, 2004, the Company had no convertible participating securities outstanding.

Reclassifications

Certain reclassifications have been made in the 2003 and 2002 financial statements to conform to the 2004 presentation.  In addition, the assets and liabilities attributable to Fox Sports Net Ohio and Fox Sports Net Florida and certain assets of the Rainbow DBS distribution business have been classified in the consolidated balance sheets as assets and liabilities held for sale for all periods presented.  The operating results of these businesses have been classified as discontinued operations in the consolidated statements of operations for all periods presented. See Note 23.

Cash Flows

For purposes of the consolidated statements of cash flows, the Company considers short-term investments with a maturity at date of purchase of three months or less to be cash equivalents.

During 2004, 2003 and 2002, the Company’s non-cash investing and financing activities and other supplemental data were as follows:

	Years Ended December 31,
	2004	2003	2002
Non-Cash Investing and Financing Activities:
Capital lease obligations	$2,952	$10,003	$17,990
Receipt of marketable securities in connection with the sale of programming interests and cable assets	—	—	321,908
Issuance of Cablevision common stock in exchange for NBC’s interest in Rainbow Media Holdings	—	—	114,888
Acquisition of Cablevision shares from NBC	—	—	359,750
Acquisition of shares of Rainbow Media Holdings from NBC	—	—	318,342
Note payable issued in connection with the purchase of the 20% minority interest in American Movie Classics, The Independent Film Channel and WE: Women’s Entertainment	—	250,000	—
Note payable issued in connection with the purchase of the 50% interests in Fox Sports Net Chicago and Fox Sports Net Bay Area	—	150,000	—
Redemption of collateralized indebtedness associated with AT&T Wireless shares with restricted cash, net of related forward contract	105,000	—	—
Receipt of restricted cash for AT&T Wireless shares	213,647	—	—

Supplemental Data:
Cash interest paid – continuing operations	636,277	498,583	489,108
Cash interest paid – discontinued operations	314	533	5,471
Income taxes paid (refunded), net – continuing operations	6,952	7,790	(28,076)
Income taxes paid (refunded), net – discontinued operations	(539)	532	344

Stock Option Plan

The Company applies the intrinsic value based method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations, to account for its stock based compensation awards.  Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.  Statement of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation, established accounting and disclosure requirements using a fair value based method of accounting for stock based employee compensation plans.  As allowed by Statement No. 123, the Company has elected to continue to apply the intrinsic value method of accounting prescribed by APB No. 25.

The table below sets forth the pro forma net income (loss) as if compensation cost was determined in accordance with Statement No. 123 for options granted in 1995 through 2004:

	Years Ended December 31,
	2004	2003	2002
Net income (loss), as reported	$(676,092)	$(297,239)	$93,883
Add: Stock-based employee compensation cost (benefit) included in reported net income (loss), net of taxes	20,627	24,827	(23,411)
Deduct: Stock-based employee compensation expense determined under fair value based method, net of taxes	(25,213)	(34,505)	(15,399)
Pro forma net income (loss)	$(680,678)	$(306,917)	$55,073

Basic net income (loss) per common share:
As reported	$(2.36)	$(1.04)	$0.32
Pro forma	$(2.37)	$(1.08)	$0.19

Diluted net income (loss) per common share:
As reported	$(2.36)	$(1.04)	$0.29
Pro forma	$(2.37)	$(1.08)	$0.17

The Company estimated the fair value of each option grant using the Black-Scholes option pricing model.  The following assumptions were used in calculating these fair values:

	Years Ended December 31,
	2004	2003	2002
Risk –free interest rate	3.5%	2.8%	3.3%
Volatility	55.7%	60.5%	63.5%
Dividend Yield	0%	0%	0%
Average fair value	$10.29	$6.59	$15.81

Derivative Financial Instruments

The Company accounts for derivative financial instruments in accordance with Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended.  Statement No. 133 requires that an entity recognize all derivatives, as defined, as either assets or liabilities measured at fair value.  If the derivative is designated as a hedge, depending on the nature of the hedge, changes in the fair value of the derivative will either be offset against the change in fair value of the hedged assets, liabilities or firm commitments through earnings or recognized as a component of comprehensive income until the hedged item is recognized in earnings.  The ineffective portion of a derivative’s change in fair value will be immediately recognized in earnings.  The Company uses derivative instruments to manage its exposure to market risks from changes in certain equity prices and interest rates and does not hold or issue derivative instruments for speculative or trading purposes.  These derivative instruments are not designated as hedges, and changes in the fair values of these derivatives are recognized in earnings as gains (losses) on derivative contracts.

Concentrations and Credit Risk

Financial instruments that may potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and trade receivables.  Cash is invested in money market funds, bank time deposits or in obligations of the U.S. Treasury.   The Company’s cash investments are placed with money markets funds or financial institutions that have received the highest rating awarded by S&P and Moody’s.  The Company had one customer that accounted for approximately 11% and 17% of the

Company’s consolidated net trade receivable balances at December 31, 2004 and 2003, respectively, which exposes the Company to a concentration of credit risk.  Although this customer exceeded 10 percent of the Company’s consolidated net trade receivables, the Company does not have a single external customer which represents 10 percent or more of its consolidated revenues.

Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Recently Adopted and Issued Accounting Standards

In January 2003, the FASB issued FIN 46, Consolidation of Variable Interest Entities.  FIN 46, as revised in December 2003 (“FIN 46R”), addresses consolidation by business enterprises of variable interest entities, which are entities that either (a) do not have equity investors with characteristics of a controlling financial interest, (b) equity investors do not have voting rights that are proportionate to their economic interest, or (c) have equity investors that do not provide sufficient financial resources for the entity to support its activities.  For all variable interest entities created prior to February 1, 2003, the Company was required to apply the provisions of FIN 46R by March 31, 2004.  For variable interest entities created subsequent to January 31, 2003, FIN 46R was effective in 2003.  In determining how to account for our interests in variable interest entities (“VIE”), we consolidated all VIEs for which we are either the primary beneficiary or provide more than half of the total of the equity, subordinated debt, or other forms of subordinated financial support.  The Company consolidated its investment in Northcoast Communications LLC at March 31, 2004 (see Note 14) and its investment in DTV Norwich LLC as of the date of the DTV Norwich Transaction (see Note 3).  In addition, the Company consolidated its investment in PVI Virtual Media Services LLC in the second quarter of 2004 in connection with an amendment to the LLC agreement which caused the Company to reconsider whether PVI Virtual Media was a variable interest entity.  PVI Virtual Media markets a real time video insertion system that through patented technology places computer generated electronic images into television broadcasts of sporting events and other programming.  PVI Virtual Media’s total assets and liabilities consolidated in the second quarter of 2004 amounted to approximately $15,000 and $4,000, respectively.  PVI Virtual Media’s total assets and liabilities as of December 31, 2004 amounted to approximately $14,400 and $7,600, respectively.  Creditors of PVI Virtual Media have no recourse to the general credit of the Company.

In March 2004, the EITF ratified its consensus related to the application guidance within EITF Issue 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments.  EITF 03-1 applies to investments in debt and equity securities within the scope of Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, and equity securities that are not subject to the scope of Statement No. 115 and not accounted for under the equity method under APB Opinion 18 and related interpretations.  EITF 03-1 requires that a three-step model be applied in determining when an investment is considered impaired, whether that impairment is other than temporary and the measurement of an impairment loss.  The adoption of EITF 03-1 did not have an impact on the Company’s financial position or results of operations for the year ended December 31, 2004.

In March 2004, the EITF reached a consensus regarding Issue No. 03-16, Accounting for Investments in Limited Liability Companies. EITF 03-16 requires investments in limited liability companies that have separate ownership accounts for each investor to be accounted for similar to a limited partnership investment under Statement of Position No. 78-9, Accounting for Investments in Real Estate Ventures.  Investors would be required to apply the equity method of accounting to their investments at a much lower ownership threshold than the 20% threshold applied under Accounting Principles Board No. 18, The Equity Method of Accounting for Investments in Common Stock.  EITF 03-16 was effective for the first period beginning after June 15, 2004.  The adoption of EITF 03-16 did not have an impact on the Company’s financial position or results of operations for the year ended December 31, 2004.

In September 2004, the SEC staff issued Topic D-108, Use of the Residual Method to Value Acquired Assets Other than Goodwill, which requires the direct method of separately valuing all intangible assets and does not permit goodwill to be included in franchise assets.  Topic D-108 requires the application of the direct value method to such assets acquired in business combinations completed after September 29, 2004.  Further, for registrants who have applied the residual method to the valuation of intangible assets for purposes of impairment testing, such registrants should perform an impairment test using a direct value method for all intangible assets that were previously valued using the residual method by no later than the beginning of their first fiscal year beginning after December 15, 2004.  Impairments recognized upon application of Topic D-108 should be reported as a cumulative effect of a change in accounting.  The Company currently uses the direct value method for purposes of impairment testing of its indefinite-lived intangibles and therefore the adoption of Topic D-108 had no impact on the Company’s financial position or results of operations.

In September 2004, the EITF reached a consensus regarding Issue No. 04-1, Accounting for Preexisting Relationships Between the Parties to a Business Combination. EITF 04-1 requires an acquirer in a business combination to evaluate any preexisting relationship with the acquiree to determine if the business combination in effect contains a settlement of the preexisting relationship.  A business combination between parties with a preexisting relationship should be viewed as a multiple element transaction. EITF 04-1 is effective for business combinations after October 13, 2004, but requires goodwill resulting from prior business combinations involving parties with a preexisting relationship to be tested for impairment by applying the guidance in the consensus in impairment tests performed after October 13, 2004. The application of the provisions of EITF 04-1 had no impact on the Company’s financial position or results of operations in 2004.

In December 2004, the FASB issued Statement No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions. Statement No. 153 addresses the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Statement No. 153 eliminates the narrow exception for nonmonetary exchanges of similar productive assets and replaces it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished.  The Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.  The provisions of Statement No. 153 will be adopted for all nonmonetary exchanges initiated after July 1, 2005 and therefore had no impact to the consolidated financial statements for the year ended December 31, 2004.

In December 2004, the FASB issued a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation, Statement No. 123R.  Statement No. 123R supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance and it establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services.  It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.  Statement No. 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award.  That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period).  No compensation cost is recognized for equity instruments for which employees do not render the requisite service.  The Company will be required to apply the provisions of Statement No. 123R beginning with its fiscal quarter commencing on July 1, 2005, and therefore the Statement had no impact to the consolidated financial statements for the year ended December 31, 2004.  The Company has not yet determined the method of adoption or the effect that the adoption will have on its financial position or results of operations.

Common Stock

In March 2001, the Company amended and restated its Certificate of Incorporation to increase the number of authorized shares of preferred stock from 10 million to 50 million and to increase the number of authorized shares of common stock from 560 million to 1.88 billion of which:

•                  800 million are designated Cablevision NY Group Class A common stock,

•                  320 million are designated Cablevision NY Group Class B common stock,

•                  600 million are designated Rainbow Media Group Class A common stock, and

•                  160 million are designated Rainbow Media Group Class B common stock.

On March 29, 2001, the Company distributed a new series of common stock called Rainbow Media Group tracking stock.  The new series was intended to track the economic performance of certain of the businesses and interests of Rainbow Media Holdings, including its national and selected regional programming assets.  The tracking stock was distributed to holders of the Company’s common stock at a ratio of one share of Rainbow Media Group for every two shares of the Company’s common stock held.  The Company’s then existing common stock was redesignated as Cablevision NY Group common stock.

In March 2001, the Company amended the employee stock plan to reflect the redesignation of the Company’s Class A common stock as Cablevision NY Group Class A common stock, and reflect the distribution of Rainbow Media Group Class A common stock.  In addition, the number of shares available for issuance under the employee stock plan was increased by 19,200,000, any or all of which were allowed to be Cablevision NY Group common stock or Rainbow Media Group common stock.

In August 2002, Cablevision’s Board of Directors approved the exchange of Rainbow Media Group common stock for shares of Cablevision NY Group common stock pursuant to the terms of Cablevision’s Certificate of Incorporation.  Each share of Rainbow Media Group common stock was exchanged for 1.19093 shares of Cablevision NY Group common stock on August 20, 2002.  Fractional shares were paid in cash.  From and after the date of the exchange, all rights of holders of shares of Rainbow Media Group common stock ceased except for the right, upon surrender of the certificates representing their shares of Rainbow Media Group common stock, to receive the shares of Cablevision NY Group common stock for which their shares of Rainbow Media Group common stock were exchanged, together with any fractional payment as provided above, without interest.

Each holder of Cablevision NY Group Class A common stock has one vote per share while holders of Cablevision NY Group Class B common stock have ten votes per share.  Cablevision NY Group Class B stockholders have the right to elect 75% of the members of the Company’s Board of Directors while the Cablevision NY Group Class A stockholders are entitled to elect the remaining 25% of the Company’s board.  In addition, Class B stockholders entered into an agreement which has the effect of causing the voting power of these Class B stockholders to be cast as a block.  The Company has never paid dividends on its common stock.  Certain of the Company’s senior and subordinated note indentures contain restrictions on the Company’s ability to pay dividends.

NOTE 2.                                                 ACCOUNTING RELATED INVESTIGATIONS

The Securities and Exchange Commission and the U.S. Attorney’s Office for the Eastern District of New York continue to conduct investigations into matters related to the improper expense recognition previously reported by the Company.  In July 2004, in connection with the Company’s response to the comments of the staff of the Division of Corporation Finance of the Securities and Exchange Commission on the Company’s filings under the Securities Exchange Act of 1934, the Company provided information with respect to certain of its previous restatement adjustments relating to the timing of recognition of launch support, marketing and other payments under affiliation agreements.  The staff of the Division of Enforcement of the Securities and Exchange Commission has contacted the Company to ask for additional information on these launch support, marketing and other payments.

NOTE 3.                                                 TRANSACTIONS

2004 Transactions

In January 2004, Rainbow DBS Company, LLC, an indirect wholly-owned subsidiary of the Company, invested $100 for a 49% interest in DTV Norwich, an entity that acquired licenses at auction from the Federal Communications Commission (“FCC”) to provide multichannel video distribution and data service (“MVDDS”) in 46 metropolitan areas in the United States.  In connection with the equity investment, the Company loaned DTV Norwich an additional $84,600 for the acquisition of these licenses (the “DTV Norwich Transaction”).  Under the terms of the promissory note with DTV Norwich, the loan was forgiven when the FCC granted the MVDDS licenses to DTV Norwich on July 27, 2004 and September 23, 2004.

Rainbow DBS also agreed to a put/call option with the other investor in DTV Norwich.  Rainbow DBS had a call option to purchase an additional 41% membership interest in DTV Norwich at an exercise price of $4,230.  Rainbow DBS exercised its call option on October 29, 2004.  Rainbow DBS has received FCC approval to acquire the 41% membership interest which will give Rainbow DBS control of this entity.  The other investor has the right, for ten years, to put its remaining 10% interest to Rainbow DBS at fair value to be determined by a process involving independent valuation experts.

Pursuant to FIN 46R, Consolidation of Variable Interest Entities, this entity was consolidated with the Company as of the date of the transaction since it does not have sufficient equity to demonstrate that it can finance its activities without additional subordinated financial support.  The acquired licenses were recorded in the accompanying consolidated balance sheet as other intangible assets and were deemed to have an indefinite life.  Since this variable interest entity is not considered a business pursuant to FIN 46R, the excess of the fair value of the consideration paid and the newly consolidated non-controlling interest over the fair value of the newly consolidated identifiable assets, of $7,436 net of taxes of $5,384, was recorded as an extraordinary loss.  In connection with the Company’s decision in December 2004 to seek strategic alternatives for the Rainbow DBS business (see Note 5 and Note 23), the Company reduced the carrying value of the acquired licenses to their estimated fair value of $6,113 based on available MVDDS auction value information.

In accordance with the provisions of FIN 46R, the assets and liabilities attributable to the Company’s 49.9% interest in Northcoast Communications (a wireless personal communications business) were consolidated and classified as assets and liabilities held for sale in the consolidated balance sheet as of March 31, 2004.  Northcoast Communications’ consolidated net assets consisted primarily of the net assets of its Cleveland PCS subsidiary.  Vendor financing for the Cleveland PCS business consisted of a $75,000 credit facility at Cleveland PCS, LLC.  This facility had no recourse to the Company or to Northcoast Communications, other than pursuant to a pledge by Northcoast Communications of the stock of Cleveland PCS and a guarantee of the payment by Northcoast Communications and the Company of the FCC indebtedness of the Cleveland PCS subsidiary which held the Cleveland PCS license.  In March 2004, Northcoast Communications agreed to sell its Cleveland PCS business to an unaffiliated entity.  The FCC indebtedness was fully repaid by Cleveland PCS in the second quarter of 2004.  The sale of Cleveland PCS was consummated in July 2004 and the obligations of Cleveland PCS under the vendor financing were satisfied.  The Company did not record any gain or loss in connection with the sale.   The net assets sold in the third quarter of 2004 consisted of the following:

Cash, receivables, inventory, prepaid and other assets	$15,245
Property, equipment and PCS licenses	46,825
Total assets sold	$62,070

Accounts payable and accrued expenses	$15,212
Other liabilities	46,858
Total liabilities sold	$62,070

The Company’s investment in Northcoast Communications was zero at December 31, 2004.

2003 Transactions

In July 2003, the Company repurchased Metro-Goldwyn-Mayer, Inc.’s (“MGM”) 20% interest in each of AMC, The Independent Film Channel (“IFC”) and WE: Women’s Entertainment for $500,000 and entered into a film rights agreement relating to the MGM film library.  The $500,000 purchase price consisted of $250,000 in cash and a $250,000 note issued by Cablevision and maturing five months after closing, payable in cash or, at Cablevision’s election, shares of Cablevision NY Group Class A common stock.  The $250,000 note required monthly principal payments of $2,500 in cash prior to maturity.  The acquisition was accounted for as a purchase.  The excess of the purchase price over the net book value of the assets acquired of approximately $415,662 was allocated to the specific assets acquired as follows:

	Useful Life
Property and equipment	5 years	$4,994

Amortizable intangible assets
Affiliation agreements	10 years	$327,934
Other intangibles	10 years	74,248
		$402,182

Indefinite-lived intangible assets
Excess costs over fair value of net assets acquired		$8,486

In May 2003, Northcoast Communications completed its sale of spectrum licenses covering 50 U.S. markets to Verizon Wireless for approximately $763,000 in cash.  Of the proceeds, approximately $51,000 was used by Northcoast Communications to retire debt.  The remaining proceeds, after payment of expenses, were distributed to the partners of Northcoast Communications, including the Company.  The Company’s share of the proceeds was approximately $651,000.  All of the funds were used by the Company to repay bank debt under the Restricted Group credit facility.

In March 2003, the Company transferred the stock of its wholly-owned subsidiary, Cablevision Electronics Investments, Inc. to GBO Electronics Acquisition, LLC.  As of December 31, 2003, the Company recorded losses aggregating $8,382, net of taxes, in connection with this transaction.

In January 2003, subsidiaries of News Corporation (“News Corporation”) exercised a put option relating to interests in Fox Sports Net Chicago and Fox Sports Net Bay Area that News Corporation held outside of Regional Programming Partners.  Regional Programming Partners, which held a 50% interest in each of these businesses, is a 60% owned subsidiary of Rainbow Media Holdings.  In March 2003, Rainbow Media Holdings and News Corporation agreed on a $110,000 purchase price for News Corporation’s 50% interest in Fox Sports Net Bay Area and a $40,000 purchase price for News Corporation’s 50% interest in Fox Sports Net Chicago, payable in each case in the form of three-year promissory notes of a subsidiary of Regional Programming Partners, bearing interest at the prime rate plus 1% and secured by Regional Programming Partners’ 100% interest in Fox Sports Net Bay Area.  The transaction closed in December 2003 and the operating results of the acquired businesses have been consolidated with those of the Company as of the acquisition date.  The acquisition was accounted for as a purchase.  The excess of the purchase price over the net book value of the assets acquired of approximately $77,259 was allocated to the specific assets acquired as follows:

	Useful Life
Amortizable intangible assets
Affiliation agreements	10 years	$47,544
Other intangibles	8-12 years	29,715
		$77,259

2002 Transactions

During the six months ended June 30, 2002, NBC-Rainbow Holding, Inc., a subsidiary of National Broadcasting Company (“NBC”), had exchanged a 5.0% interest in Rainbow Media Holdings equity securities for 9,968,988 shares of Rainbow Media Group Class A common stock of Cablevision (valued at $98,514).  The Rainbow Media Group common stock was exchanged for 11,872,367 shares of Cablevision NY Group Class A common stock on August 20, 2002.  In September 2002, NBC exchanged a 0.7% interest in Rainbow Media Holdings equity securities for 1,647,266 shares of Cablevision NY Group Class A common stock of Cablevision (valued at $16,374).  In connection with the sale of the Bravo programming service to NBC in December 2002 discussed below, the Company acquired NBC’s remaining 17.2% minority interest in Rainbow Media Holdings, increasing the Company’s interest in Rainbow Media Holdings to 100%.

The acquisitions of the 22.9% and the 3.1% minority interests in 2002 and 2001, respectively, were accounted for as purchases.  The excess of the purchase prices over the net book value of assets acquired of approximately $293,353 was allocated to the specific assets acquired, in 2002, as follows:

	Useful Life
Property and equipment	10 years	$7,359

Amortizable intangible assets
Affiliation agreements	10 years	$166,853
Broadcast rights	10 years	25,295
Other intangibles	7 to 10 years	36,807
		$228,955
Indefinite-lived intangible assets
Excess costs over the fair value of net assets acquired		$57,039

In December 2002, the Company completed the sale of Rainbow Media Holdings’ 80% interest in the Bravo programming service to NBC for $1.0 billion, payable in General Electric Company common stock and 53.2 million shares of Cablevision NY Group Class A common stock (21.8 million shares of Cablevision NY Group Class A common stock held by NBC and 31.4 million shares of Cablevision NY Group Class A common stock issuable upon the conversion of shares of Rainbow Media Holdings common stock held by NBC).  The 21.8 million shares of Cablevision NY Group Class A common stock, valued at $359,750, have been recorded as treasury stock in the Company’s consolidated balance sheet.  The Company recorded a gain of $663,352, net of taxes, in connection with this transaction.  The operating results of the Bravo programming service, including the gain on sale, have been classified as discontinued operations for all periods presented.  The net operating results of the Bravo programming service were previously reported in the Rainbow segment.

In March 2002, Rainbow Media Holdings acquired Loral Space and Communications, Ltd.’s 50% interest in Rainbow DBS (formerly R/L DBS Company, LLC) for a purchase price of up to a present value of $33,000 payable from a percentage of future revenues of Rainbow DBS’ business, if any, or from any future sale of all or part of the interests in or assets of Rainbow DBS.  This purchase increased Rainbow Media Holdings’ ownership of Rainbow DBS to 100%.  Rainbow DBS’ operating results are consolidated with those of the Company as of the date of acquisition.  At December 31, 2004 and 2003, the total amount due to Loral Space and Communications under this earn-out arrangement was $44,065 and $40,801.

Rainbow DBS was formed for the purpose of exploiting certain direct broadcast satellite (“DBS”) frequencies.  The FCC’s construction permit relating to the DBS frequencies was originally scheduled to expire in August 1999.  In December 2000, the FCC granted an extension to Rainbow DBS’ construction permit relating to the DBS frequencies held by Rainbow DBS.  The extension required the launch of a satellite by March 29, 2003 and commencement of service offerings by not later than December 29, 2003, with specified six month interim construction milestones, non-compliance with which would result in the forfeiture of the construction permit.  In March 2003, Rainbow DBS requested an extension of the launch date of a direct broadcast satellite to August 31, 2003 due to the satellite manufacturer’s need for additional time for scheduling and testing of the launch vehicle for the satellite. On July 17, 2003, Rainbow DBS successfully launched a direct broadcast satellite into space and on October 15, 2003, Rainbow DBS introduced VOOMSM, the Company’s direct broadcast satellite service.  See Note 23 for a discussion of subsequent events.

NOTE 4.                                                 RESTRUCTURING CHARGES

In December 2001, the Company recorded restructuring charges of $56,442 (including $13,720 for discontinued operations) which included expenses of approximately $21,018 associated with the elimination of approximately 600 positions, primarily in corporate, administrative and infrastructure functions across various business units of the Company, and estimated expenses of approximately $35,424 associated with facility realignment and other related costs.  The following table summarizes the accrued restructuring liability related to the 2001 restructuring plan for continuing operations:

	Employee Severance	Facility Realignment and Other Costs	Total
Balance at December 31, 2001	$11,615	$31,107	$42,722
Additional charges (credits)	3,688	(2,670)	1,018
Payments	(14,089)	(8,414)	(22,503)
Other	—	1,555	1,555
Balance at December 31, 2002	1,214	21,578	22,792

Additional charges (credits)	(232)	4,833	4,601
Payments	(979)	(7,199)	(8,178)
Balance at December 31, 2003	3	19,212	19,215

Credits	—	(5,589)	(5,589)
Payments	(3)	(7,242)	(7,245)
Balance at December 31, 2004	$—	$6,381	$6,381

In 2002, the Company announced a new operating plan and restructuring which included the closing of 26 retail electronics store locations, the consolidation of customer service call centers, and the elimination of certain staff positions.  Additionally, the Company reached an agreement with its supplier of set top boxes which reduced the Company’s purchase commitments for set top boxes from $378,500 in 2002, $378,500 in 2003, and $567,750 in 2004 to a total remaining commitment of $87,500 in 2002 and nothing thereafter and required the Company to make certain other cash payments aggregating $50,000 plus interest on a portion of such amount with respect to, among other things, a license for certain software (valued at $17,500 based on an independent appraisal).  In connection with this plan, the Company recorded restructuring charges of $84,626 (including $11,553 for discontinued operations) which included $21,762 (including $3,642 for discontinued operations) associated with the elimination of approximately 3,000 positions, $30,364 (including $7,911 for discontinued operations) associated with facility realignment and other related costs and $32,500 associated with the reduction in required digital set top box commitments.  The following table summarizes the accrued restructuring liability related to the 2002 restructuring plan for continuing operations:

	Employee Severance	Facility Realignment and Other Costs	Total
Restructuring charges	$18,120	$54,953	$73,073
Payments	(12,647)	(7,964)	(20,611)
Other	—	1,029	1,029
Balance at December 31, 2002	5,473	48,018	53,491

Additional charges (credits)	1,224	(1,211)	13
Payments	(6,490)	(7,184)	(13,674)
Balance at December 31, 2003	207	39,623	39,830

Credits	(68)	(172)	(240)
Payments	(139)	(9,218)	(9,357)
Balance at December 31, 2004	$—	$30,233	$30,233

In 2003, the Company eliminated certain staff positions and incurred severance costs aggregating  $6,111.  The following table summarizes the accrued restructuring liability related to the 2003 restructuring plan for continuing operations:

Employee Severance
Balance at December 31, 2003	$2,258
Additional charges	238
Payments	(2,418)
Balance at December 31, 2004	$78

In connection with the acquisition of News Corporation’s 50% interest in Fox Sports Net Chicago in December 2003, the Company consolidated a restructuring liability of $380 relating to facility realignment costs.  This liability was paid in full as of December 31, 2004.

During 2004, the Company recorded restructuring charges aggregating $5,742, associated with the elimination of certain positions in various business units of the Company.  As of December 31, 2004, approximately $4,409 of these charges was paid.

Restructuring expenses (credits) by segment for the years ended December 31, 2004, 2003 and 2002 are as follows:

	Years Ended December 31,
	2004	2003	2002
Telecommunications Services	$736	$2,924	$47,388
Rainbow	908	(49)	(4,477)
Madison Square Garden	4,146	3,735	550
All Other	(5,639)	4,115	30,630
	$151	$10,725	$74,091

At December 31, 2004, the restructuring liability was classified as a current liability in the consolidated balance sheet.

NOTE 5.                                                 IMPAIRMENT CHARGES

In connection with the Board of Directors’ decision in December 2004 to suspend pursuing the spin-off of its Rainbow Media Enterprises subsidiary and instead to pursue strategic alternatives for its Rainbow DBS business, the Company performed a review of its assets for recoverability.  The Company recorded an impairment charge of $90,540 included in depreciation and amortization expense relating to long-lived assets and other indefinite-lived intangible assets and a charge of $75,805 included in technical and operating expenses representing the write down of certain film and programming contracts of its VOOM 21 channels.  In addition, the Company recorded an impairment charge of $155,415 reflecting the excess of the carrying value over the estimated fair value of long-lived assets and goodwill and other indefinite-lived intangible assets and a charge of $33,052 representing the write off of equipment inventory and deposits which have been recorded in discontinued operations.  The impairment charges related to film and programming contracts, equipment inventory and deposits are based on net realizable value and the impairment charges related to goodwill, intangible and long-lived assets are based on estimates of fair value, certain of which are subject to change upon final disposition of those assets.

The Company recorded impairment charges of $2,394, included in depreciation and amortization, relating to certain other long-lived assets deemed impaired within its theater operations and Rainbow segment in 2004.

We periodically review the programming usefulness of our feature film inventory based on a series of factors, including ratings, type and quality of program material, standards and practices, and fitness for exhibition based on the programming of the individual programming service. If we determine that substantially all of the films in a film license agreement have no future programming usefulness and will no longer be exploited, we record a write-off for the portion of the unamortized cost of the film license agreement that was attributed to those films.

As part of its periodic review of expected programming usefulness, the Company recorded an impairment loss of $297, $17,900 and $1,900 in 2004, 2003 and 2002, respectively.  Such amounts represent the write-off of the carrying value of certain film and programming contracts of the Company’s Rainbow segment and are included in technical and operating expense.

In December 2002, the Company recorded an impairment loss of approximately $43,222, included in discontinued operations, representing the write down of software and leasehold improvements relating to the Company’s retail electronics business.  The retail electronics business’ projected future operating losses caused the Company to reassess the recoverability of the retail electronics business’ fixed assets.  The carrying value of these fixed assets exceeded the estimated fair value based on discounted cash flows.

NOTE 6.                                                 DISCONTINUED OPERATIONS AND ASSETS HELD FOR SALE

In connection with the transactions discussed in Note 23, the operating results of Fox Sports Net Ohio, Fox Sports Net Florida and the Rainbow DBS distribution business, net of taxes, have been classified in the consolidated statements of operations as discontinued operations for all periods presented. Discontinued operations also includes the operating results and gain (loss) on the transfer of the retail electronics stores in March 2003 and the sale of the Bravo programming business in December 2002.

Operating results of discontinued operations for the years ended December 31, 2004, 2003 and 2002 are summarized below:

	Year Ended December 31, 2004
	Fox Sports Net Ohio and Fox Sports Net Florida	Rainbow DBS Distribution	Other	Total
Revenues, net	$168,085	$14,742	$—	$182,827

Income (loss) before income taxes	$39,054	$(375,345)	$(6,954)	$(343,245)
Income tax benefit (expense)	(16,130)	155,018	5,300	144,188

Net income (loss)	$22,924	$(220,327)	$(1,654)	$(199,057)

For the year ended December 31, 2004, the Company recorded losses, net of taxes, of approximately $1,092, representing the finalization of film asset adjustments that relate to the sale of the Bravo programming business.  In addition, the Company recorded losses, net of taxes, of approximately $562 for the year ended December 31, 2004 that related primarily to estimated legal and payroll tax settlements in connection with the transfer of the retail electronics business.

	Year Ended December 31, 2003
	Fox Sports Net Ohio and Fox Sports Net Florida	Rainbow DBS Distribution	Retail Electronics	Total

Revenues, net	$153,939	$—	$30,842	$184,781

Income (loss) before income taxes	$31,472	$(45,874)	$(19,468)	$(33,870)
Income tax benefit (expense)	(13,219)	19,268	5,345	11,394
Net income (loss) (including loss on the transfer of the retail electronics business of $8,382, net of taxes)	$18,253	$(26,606)	$(14,123)	$(22,476)

	Year Ended December 31, 2002
	Fox Sports Net Ohio and Fox Sports Net Florida	Rainbow DBS Distribution	Retail Electronics	Bravo	Total
Revenues, net	$137,470	$—	$483,246	$131,682	$752,398

Income (loss) before income taxes	$20,124	$(3,183)	$(198,546)	$911,730	$730,125
Income tax benefit (expense)	(8,452)	1,337	83,389	(233,906)	(157,632)
Net income (loss) (including gain on sale of Bravo of $663,352, net of taxes)	$11,672	$(1,846)	$(115,157)	$677,824	$572,493

Certain assets of the Rainbow DBS distribution business, previously included in the Rainbow DBS segment, have been classified as assets held for sale in the consolidated balance sheets of the Company.  These assets relate to the direct broadcast satellite television business of Rainbow DBS.  The assets associated with the VOOM 21 high definition programming of Rainbow DBS are included in the Company’s Rainbow segment.  The Rainbow DBS assets held for sale consist of the following:

	December 31, 2004	December 31, 2003
Satellite and related assets	$198,549	$278,153
Equipment and other assets	19,637	32,262
Total assets held for sale	$218,186	$310,415

As a result of the transaction discussed in Note 23, the assets and liabilities attributable to Fox Sports Net Ohio and Fox Sports Net Florida, previously included in the Rainbow segment, have been classified in the consolidated balance sheets as assets and liabilities held for sale and consist of the following:

	December 31, 2004	December 31, 2003

Cash and cash equivalents	$95,337	$96,961
Accounts receivable, prepaid and other current assets	29,361	31,013
Property and equipment, net and other long term assets	8,153	11,591
Intangible assets, net	85,815	96,225
Total assets held for sale	$218,666	$235,790

Accounts payable and accrued expenses	$6,479	$7,190
Other current liabilities	989	721
Total liabilities held for sale	$7,468	$7,911

NOTE 7.                                                 PROPERTY, PLANT AND EQUIPMENT

Costs incurred in the construction of the Company’s cable television system, including line extensions to, and rebuild of, the Company’s hybrid fiber-coaxial infrastructure and costs incurred in the construction of the Company’s headend facilities are capitalized and included in “headends” and “infrastructure,” below.  These costs consist of materials, sub-contractor labor, direct consulting fees, and internal labor and related costs associated with the construction activities.  The internal costs that are capitalized consist of salaries and benefits of Company employees and the portion of facility costs, including rent, taxes, insurance and utilities, that supports the construction activities.  Infrastructure costs are depreciated over the 12-year estimated life of the plant, and headend facilities are depreciated over the estimated life of the specific component, ranging from 4 years for certain electronics to 15 years for tower sites.  Costs of operating the plant and the technical facilities, including repairs and maintenance and call completion fees, are expensed as incurred.

In addition, the costs of connecting businesses or residences that have never before been connected to the service offering are capitalized.  These costs include material, subcontractor and internal labor and related costs as discussed above.  In addition, on-site and remote technical assistance during the provisioning process for new digital product offerings are capitalized.  The departmental activities supporting the connection process are tracked through specific metrics, and the portion of departmental costs that is capitalized is determined through a time weighted activity allocation of costs incurred based on time studies used to estimate the average time spent on each activity.  New connections are amortized over 5 years or 12 years for residence wiring and feeder cable to the home, respectively.  The portion of departmental costs related to reconnection, programming service up- and down- grade, repair and maintenance, and disconnection activities are expensed as incurred.

Property, plant and equipment consist of the following assets, which are depreciated or amortized primarily on a straight-line basis over the estimated useful lives shown below:

	December 31,		Estimated
	2004	2003	Useful Lives
Customer equipment	$1,145,462	$1,089,423	3 to 8 years
Headends	415,291	399,839	4 to 15 years
Multimedia	106,407	86,144	4 years
Central office equipment	364,122	343,027	5 to 10 years
Infrastructure	4,199,018	4,010,353	3 to 12 years
Program, service and data processing equipment	1,117,175	1,064,773	2 to 16 years
Microwave equipment	31,705	31,792	2 to 10 years
Construction in progress (including materials and supplies)	51,494	50,975	—
Furniture and fixtures	158,914	158,255	1 to 10 years
Transportation equipment	214,497	214,321	3 to 15 years
Buildings and building improvements	347,417	340,377	10 to 40 years
Leasehold improvements	496,223	491,033	Term of lease
Land	42,416	42,416	—
	8,690,141	8,322,728
Less accumulated depreciation and amortization	4,676,327	4,038,157
	$4,013,814	$4,284,571

Depreciation expense (including impairments) for the years ended December 31, 2004, 2003 and 2002 amounted to $966,291, $970,377 and $815,346, respectively.

At December 31, 2004 and 2003, the gross amount of equipment and related accumulated amortization recorded under capital leases were as follows:

	December 31,
	2004	2003
Equipment	$128,236	$123,084
Less accumulated amortization	64,829	47,813
	$63,407	$75,271

NOTE 8.                                                 INTANGIBLE ASSETS

The following table summarizes information relating to the Company’s acquired intangible assets at December 31, 2004 and 2003:

	2004	2003
Gross carrying amount of amortizable intangible assets
Affiliation agreements	$729,093	$736,377
Broadcast rights	101,205	90,564
Player contracts	3,195	8,758
Advertiser relationships	99,483	99,483
Other intangibles	112,589	96,944
	1,045,565	1,032,126

Accumulated amortization
Affiliation agreements	294,493	226,940
Broadcast rights	50,859	42,476
Player contracts	3,023	7,621
Advertiser relationships	21,282	10,566
Other intangibles	29,135	23,617
	398,792	311,220

Indefinite-lived intangible assets
Franchises	731,848	731,848
FCC licenses and other intangibles	7,278	250
Excess costs over the fair value of net assets acquired	1,446,294	1,446,294
	2,185,420	2,178,392

Total intangibles	$2,832,193	$2,899,298

Aggregate amortization expense
Years ended December 31, 2004 and 2003 (net of impairments of $78,497 in 2004)	$93,152	$72,473

Estimated amortization expense
Year ending December 31, 2005	$81,320
Year ending December 31, 2006	77,204
Year ending December 31, 2007	75,528
Year ending December 31, 2008	74,632
Year ending December 31, 2009	72,642

The changes in the carrying amount of excess costs over the fair value of net assets acquired for the years ended December 31, 2004 and 2003 are as follows:

	Tele- communications	MSG	Rainbow	Other	Total Company
Balance as of December 31, 2002	$206,971	$1,152,131	$65,148	$13,558	$1,437,808
Excess costs over the fair value of net assets acquired, net of taxes	—	—	8,486	—	8,486
Balance as of December 31, 2003 and 2004	$206,971	$1,152,131	$73,634	$13,558	$1,446,294

NOTE 9.                                                 DEBT

Bank Debt

Restricted Group

CSC Holdings, Inc. (a wholly-owned subsidiary of Cablevision) has a $2,400,000 revolving credit facility (the “Credit Agreement”) with a group of banks which matures on June 30, 2006.  The facility is guaranteed by certain subsidiaries of CSC Holdings, primarily its cable television operating subsidiaries and its commercial telephone subsidiary (“Restricted Group”).  The total amount of bank debt outstanding under the Restricted Group credit facility at December 31, 2004 and 2003 was $1,889,000 and $1,513,039  (including $1,039 outstanding under a separate overdraft facility at December 31, 2003), respectively.  As of December 31, 2004, approximately $53,375 was restricted for certain letters of credit issued on behalf of CSC Holdings. Interest on outstanding amounts may be paid, at the option of the Company, based on the prime rate or a Eurodollar rate plus a margin which varies based on the Restricted Group’s leverage ratio (as defined in the Credit Agreement).

Undrawn funds under the Credit Agreement amounted to approximately $457,625 at December 31, 2004.  The Credit Agreement contains certain financial covenants that may limit the Restricted Group’s ability to utilize all of the undrawn funds thereunder.  The Credit Agreement contains various restrictive covenants, among which are the maintenance of various financial ratios, limitations on additional indebtedness and limitations on certain payments, including preferred dividends and dividends on its common stock.  In January 2005, the Company amended the debt to cash flow ratio permitted under the Credit Agreement.  The amended covenant is 6.25 times through June 30, 2005, 5.75 times through December 31, 2005 and 5.50 times thereafter through June 30, 2006.  The Company was in compliance with the covenants of its Credit Agreement at December 31, 2004.

The weighted average interest rate on all bank borrowings under the Credit Agreement was 3.73% and 3.19% on December 31, 2004 and 2003, respectively.  The Company is also obligated to pay fees ranging from 0.375% to 0.75% per annum on the unused loan commitment and from 0.875% to 2.50% per annum on letters of credit issued under the Credit Agreement.

Rainbow National Services

In August 2004, Rainbow National Services LLC (“RNS”), an indirect wholly-owned subsidiary of Rainbow Media Holdings, which owns the common equity interests in the Company’s three national programming services – AMC, WE and IFC, entered into a $950,000 senior secured credit facility ($350,000 of which is a revolving credit facility maturing September 30, 2011 and $600,000 of which is a term loan facility maturing March 31, 2012).  The RNS credit facility is secured by the assets and stock of AMC, WE and IFC and guaranteed by AMC, WE and IFC, and Rainbow Programming Holdings, RNS’s direct parent.  The RNS credit facility contains certain covenants that require the maintenance of financial ratios (as defined in the credit facility) as well as restrictions on distributions, additional indebtedness, and liens.  The maximum total leverage ratio per the credit facility is 6.75 times the cash flow (as defined) of AMC, IFC and WE through 2006.  The revolving credit facility requires commitment reductions beginning December 31, 2009 through September 30, 2011.  The term loan requires amortization of 0.25% of the original outstanding balance per quarter beginning June 30, 2005 through March 31, 2011 and 23.50% of the original outstanding balance for each quarter thereafter through its maturity date.  Borrowings under the revolving credit facility bear interest at LIBOR plus a margin based upon the leverage ratio.  Amounts under the term loan bear interest at LIBOR plus 2.75%.  There were no amounts outstanding under the revolving credit facility as of December 31, 2004.  The weighted average interest rate under the term loan was 5.19% on December 31, 2004.

Rainbow Media Holdings

In December 2003, Rainbow Media Holdings, a wholly-owned subsidiary of CSC Holdings entered into an $823,000 credit facility consisting of a $200,000 revolving credit facility and a $623,000 term loan, maturing on March 31, 2008 and March 31, 2009, respectively.  This facility amended and combined the previously existing Rainbow Media Holdings $300,000 credit facility and the AMC, IFC and WE $75,000 credit facility entered into in March 2003.  The amended facility had been secured primarily by the assets of and guaranteed by AMC, IFC, and WE.  Rainbow Media Holdings’ 100% interest in the stock of these entities was also pledged as collateral.

Loans under the Rainbow Media Holdings credit facility bore interest at the Eurodollar rate plus a margin based upon Rainbow Media Holdings’ leverage ratio.  At December 31, 2003, $734,000 was outstanding under this credit facility and bore interest at a weighted average rate of 3.57%.

In August 2004, RNS distributed approximately $704,900 to Rainbow Media Holdings which it used to repay all outstanding amounts under its credit facility and collateralize outstanding letters of credit.  Such proceeds were obtained through the issuance of bank debt and the issuance of senior and senior subordinated notes by RNS.  The Company wrote off approximately $12,694 of unamortized deferred financing costs in connection with the termination of the credit facility in 2004.

Madison Square Garden

MSG, a subsidiary of Regional Programming Partners, had a $500,000 revolving credit facility with a group of banks which was to mature on December 31, 2004.  MSG had pledged substantially all of its assets as collateral under the credit facility.  Loans under the MSG credit facility bore interest at either prime rate or a Eurodollar rate plus a margin based upon MSG’s consolidated leverage ratio.  At December 31, 2003, loans outstanding amounted to $110,000, and bore interest at a weighted average rate of 1.93%.  In March 2004, borrowings under the credit facility were repaid in full and the credit facility was terminated with proceeds from a  $146,000 equity contribution from Regional Programming Partners.

The Company wrote off approximately $1,187 of unamortized deferred financing costs in connection with the termination of the credit facility.

Senior Notes and Debentures

The following table summarizes the Company’s senior notes and debentures:

					Original	Carrying Amount at
	Date	Maturity		Face	Issue	December 31,
Issuer	Issued	Date	Rate	Amount	Discount	2004	2003

Cablevision (a)	April 2004	April 2009	Floating	$500,000	$—	$500,000	$—
Cablevision (b)	April 2004	April 2012	8.00%	1,000,000	—	1,000,000	—
CSC Holdings (b)	April 2004	April 2012	6.75%	500,000	—	500,000	—
RNS (c)	August 2004	September 2012	8.75%	300,000	2,163	297,938	—
CSC Holdings (a)	July 1999	July 2009	8.125%	500,000	2,330	498,958	498,725
CSC Holdings (a)	July 1998	July 2008	7.25%	500,000	—	500,000	500,000
CSC Holdings (a)	July 1998	July 2018	7.625%	500,000	495	499,664	499,639
CSC Holdings (a)	February 1998	February 2018	7.875%	300,000	3,429	297,746	297,575
CSC Holdings (a)	December 1997	December 2007	7.875%	500,000	525	499,844	499,791
CSC Holdings (a)	August 1997	August 2009	8.125%	400,000	1,492	399,420	399,296
CSC Holdings (a)	March 2001	April 2011	7.625%	1,000,000	3,210	997,994	997,673
				$6,000,000	$13,644	$5,991,564	$3,692,699

(a)                      These notes are not redeemable by the Company prior to maturity.

(b)                     The Company may redeem some or all of the notes at any time at a make-whole redemption price calculated by reference to market interest rates for comparable maturity treasury notes plus a spread.

(c)                      The senior notes are redeemable, in whole or in part, at a redemption price equal to 104.375% of face value at any time on or after September 1, 2008, 102.188% of face value on or after September 1, 2009, and 100% of face value on or after September 1, 2010.

In April 2004, Cablevision issued $1,000,000 face amount of 8% senior notes due 2012 and $500,000 face amount of floating rate senior notes due 2009.  In addition, CSC Holdings issued $500,000 face amount of 6-3/4% senior notes due 2012.  In August 2004, RNS issued $300,000 aggregate principal amount of 8 3/4% senior notes due 2012.

The indentures under which the senior notes and debentures were issued contain various covenants, which are generally less restrictive than those contained in the credit agreement of the issuer with which the issuer was in compliance at December 31, 2004.

Senior Subordinated Notes and Debentures

The following table summarizes the Company’s senior subordinated notes and debentures:

		Carrying Amount at
	Principal	December 31,		Redemption (b)
	Amount	2004	2003	Date	Price
RNS
10-3/8% Senior Subordinated				September 1, 2009	105.188%
Notes due 2014,				September 1, 2010	103.458%
issued August 2004 (a)	$500,000	$496,231	$—	September 1, 2011	101.729%

CSC Holdings
10-1/2% Senior Subordinated				May 15, 2006	105.250%
Debentures due 2016,				May 15, 2007	103.938%
issued May 1996	250,000	250,000	250,000	May 15, 2008	102.625%
				May 15, 2009	101.313%
CSC Holdings
9-7/8% Senior Subordinated				(c)
Debentures due 2013,
issued February 1993	200,000	—	199,429

CSC Holdings
9-7/8% Senior Subordinated				(c)
Debentures due 2023,
issued April 1993	150,000	—	149,774

	$1,100,000	$746,231	$599,203

(a)                      These notes were discounted $3,915 upon original issuance.

(b)                     The notes/debentures are redeemable, at the Company’s option, in whole or in part, on the redemption dates listed at the respective percentage of the principal amount and thereafter at 100% of the aggregate principal amount, in each case together with accrued interest to the redemption date.

(c)                      In May 2004, the Company redeemed these senior subordinated debentures.  In connection with these redemptions, the Company recognized a loss of $14,325 representing primarily the redemption premiums paid.

In August 2004, RNS issued $500,000 aggregate principal amount of 10-3/8% senior subordinated notes due 2014.

The indentures under which the senior subordinated notes and debentures were issued contain various covenants, which are generally less restrictive than those contained in the credit agreement of the issuer with which the issuer was in compliance at December 31, 2004.

Summary of Five Year Debt Maturities

Total amounts payable by the Company and its subsidiaries under its various debt obligations outstanding as of December 31, 2004, including collateralized indebtedness (see Note 12) and capital leases, during the five years subsequent to December 31, 2004, are as follows:

Years Ending December 31,

2005	$651,315
2006	2,927,999
2007	618,140
2008	542,648
2009	1,409,300

NOTE 10.                                          PREFERRED STOCK OF CSC HOLDINGS, INC.

The following summarizes each series of CSC Holdings’ preferred stock at December 31, 2003:

	December 31, 2003
	Shares	Balance
Series A Preferred	80,001	$80,001
Series H Preferred	4,341,813	434,181
Series M Preferred	11,101,126	1,110,113
		$1,624,295

In February 2003, Quadrangle Capital Partners LP, a private investment firm, invested $75,000 in CSC Holdings, in the form of 10% Series A Exchangeable Participating Preferred Stock convertible into Cablevision NY Group Class A common stock.

In connection with the issuance of the Series A preferred stock to Quadrangle, the Company entered into an agreement with Quadrangle which granted Quadrangle the right to require the Company to purchase the preferred stock (“put option”) for cash or through the issuance of registered equity securities of the Company, at the Company’s option.  The exchange right and the put option were accounted for as a derivative.  Accordingly, the fair value of the exchange right and the put option has been reflected as a liability under derivative contracts in the accompanying consolidated balance sheet at December 31, 2003.  The change in the fair value of the exchange right and put option of $31,709 and $38,618 for the years ended December 31, 2004 and 2003, respectively has been reflected as a loss on derivative contracts in the accompanying consolidated statement of operations.

In October 2003, Quadrangle exercised its “put option” to require CSC Holdings to purchase all of its Series A Exchangeable Participating Preferred Stock.  The parties entered into an agreement that the put price was $150,328.  The put price was paid in cash by CSC Holdings in August 2004.

In February 1996, CSC Holdings issued 6,500,000 depositary shares, representing 65,000 shares of 11-1/8% Series L Redeemable Exchangeable Preferred Stock (the “Series L Preferred Stock”), which were subsequently exchanged for Series M Redeemable Exchangeable Preferred Stock (the “Series M Preferred Stock”) in August 1996 with terms identical to the Series L Preferred Stock.  The depositary shares were exchangeable, in whole but not in part, at the option of CSC Holdings, for CSC Holdings’ 11-1/8% Senior Subordinated Debentures due 2008.  CSC Holdings was required to redeem the Series M Preferred Stock on April 1, 2008 at a redemption price equal to the liquidation preference of $10,000 per share plus accumulated and unpaid dividends.  The Series M Preferred Stock was redeemable at various redemption prices beginning at 105.563% at any time on or after April 1, 2003, at the option of CSC Holdings, with accumulated and unpaid dividends thereon to the date of redemption.  Before April 1, 2001, dividends could, at the option of CSC Holdings, be paid in cash or by issuing fully paid and nonassessable shares of Series M Preferred Stock with an aggregate liquidation preference equal to the amount of such dividends.  On and after April 1, 2001, dividends were payable in cash.  CSC Holdings paid cash dividends on the Series M Preferred Stock of approximately $42,882, $123,500 and $123,500 in 2004, 2003 and 2002, respectively.

In September 1995, CSC Holdings issued 2,500,000 shares of its $.01 par value 11-3/4% Series H Redeemable Exchangeable Preferred Stock (the “Series H Preferred Stock”) with an aggregate liquidation preference of $100 per share.  CSC Holdings was required to redeem the Series H Preferred Stock on October 1, 2007 at a redemption price per share equal to the liquidation preference of $100 per share, plus accrued and unpaid dividends thereon.  The Series H Preferred Stock was redeemable at various redemption prices beginning at 105.875% at any time on or after October 1, 2002, at the option of CSC Holdings, with accumulated and unpaid dividends thereon to the date of redemption.  Before October 1, 2000, dividends could, at the option of CSC Holdings, be paid in cash or by issuing fully paid and nonassessable shares of Series H Preferred Stock with an aggregate liquidation preference equal to the amount of such dividends.  On and after October 1, 2000, dividends were payable in cash.  The terms of the Series H Preferred Stock permitted CSC Holdings, at its option, to exchange the Series H Preferred Stock for CSC Holdings’ 11-3/4% Senior Subordinated Debentures due 2007 in an aggregate principal amount equal to the aggregate liquidation preference of the shares of Series H Preferred Stock.  CSC Holdings paid cash dividends on the Series H Preferred Stock of approximately $17,712, $51,016 and $51,016 in 2004, 2003 and 2002, respectively.

In May 2004, CSC Holdings redeemed all of its Series H Preferred Stock and its Series M Preferred Stock.  In connection with the redemptions, the Company recognized a loss of $58,170 representing the redemption premiums paid.  In addition, the Company wrote off $5,080 of unamortized deferred financing costs in connection with these redemptions.

In connection with the implementation of Statement 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, on July 1, 2003, the carrying value of CSC Holdings’ Series H and Series M Preferred Stock of $434,181 and $1,110,113, respectively, was classified as a liability.  In addition, beginning July 1, 2003, dividends have been classified as interest expense, increasing interest expense by $87,258 for the year ended December 31, 2003.  Prior to July 1, 2003, preferred stock dividend requirements of CSC Holdings are included in minority interests in the accompanying consolidated statements of operations.

NOTE 11.                                          INCOME TAXES

The Company files a consolidated federal income tax return with its 80% or more owned subsidiaries.

Income tax expense (benefit) attributable to continuing operations consists of the following components:

	Years Ended December 31,
	2004	2003	2002
Current expense:
Federal	$93	$—	$—
State	6,669	6,772	5,360
	6,762	6,772	5,360
Deferred expense (benefit):
Federal	(79,959)	(38,869)	(52,133)
State	(121,611)	58,513	(34,724)
	(201,570)	19,644	(86,857)

Income tax expense (benefit)	(194,808)	$26,416	$(81,497)

The income tax expense (benefit) attributable to continuing operations for 2004, 2003 and 2002 exclude deferred federal and state tax benefits of $813, $1,165, and $10,983, respectively, resulting from the exercise of stock options, which were credited directly to paid-in capital.

The income tax expense (benefit) attributable to continuing operations differs from the amount derived by applying the statutory federal rate to pretax income principally due to the effect of the following items:

	Years Ended December 31,
	2004	2003	2002
Federal tax expense (benefit) at statutory federal rate	$(232,542)	$(86,921)	$(196,037)
State income taxes, net of federal benefit	(24,688)	(15,397)	(21,798)
Minority interests	—	—	16,738
Changes in the valuation allowance	14,036	27,988	58,576
State rate change, net of federal benefit	(21,615)	23,231	(5,950)
Nondeductible expense relating to Series A preferred stock	11,098	13,517	—
Nondeductible preferred stock dividends	21,208	62,831	61,080
Redemption premium on Series H and Series M preferred stock	20,360	—	—
Nondeductible business development expenses	1,251	2,407	2,240
Other nondeductible expenses	9,355	3,687	1,748
Other	6,729	(4,927)	1,906
Income tax expense (benefit)	$(194,808)	$26,416	$(81,497)

At December 31, 2004, the Company had consolidated net operating loss carry forwards of approximately $3,153,641 expiring on various dates through 2024.

The Company’s net operating loss carry forwards expire as follows:

2007	$18,022
2008	111,830
2009	137,011
2010	142,821
2011	151,008
2012	72,442
2018	107,711
2019	540,611
2020	135,983
2021	372,895
2022	238,533
2023	494,814
2024	629,960
$3,153,641

The tax effects of temporary differences which give rise to significant portions of deferred tax assets or liabilities and the corresponding valuation allowance at December 31, 2004 and 2003 are as follows:

	December 31,
	2004	2003
Deferred Asset (Liability)
Current
Benefit plans	$26,354	$41,422
Allowance for doubtful accounts	5,911	3,019
Reserve for restructuring	15,962	11,584
Other assets	19,159	—
Other liability	60,883	54,390
Deferred tax asset	128,269	110,415
Valuation allowance	(3,741)	(2,755)
Net deferred tax asset, current	124,528	107,660

Long-Term
Benefits of tax loss carry forwards	1,274,601	1,002,667
Reserve for restructuring	—	16,398
Benefit plans	32,473	1,238
Other	5,568	—
Deferred tax asset	1,312,642	1,020,303
Valuation allowance	(38,283)	(25,233)
Net deferred tax asset, long-term	1,274,359	995,070

Fixed assets and intangibles	(537,807)	(456,322)
Investments	(383,390)	(529,862)
Partnership investments	(336,113)	(328,838)
Other	—	(1,064)
Deferred tax liability, long-term	(1,257,310)	(1,316,086)

Net deferred tax asset (liability), long-term	17,049	(321,016)

Total net deferred tax asset (liability)	$141,577	$(213,356)

Deferred tax assets have resulted primarily from the Company’s future deductible temporary differences and net operating loss carry forwards.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized.  The Company’s ability to realize its deferred tax assets depends upon the generation of sufficient future taxable income to allow for the utilization of its net operating loss carry forwards and deductible temporary differences and tax planning strategies.  If such estimates and related assumptions change in the future, the Company may be required to record additional valuation allowances against its deferred tax assets resulting in additional income tax expense in the Company’s consolidated statement of operations.  Management evaluates the realizability of the deferred tax assets and the need for additional valuation allowances quarterly.  In 2002, the income tax benefit of the Company reflects an increase in the valuation allowance of $58,576.  At the end of the second quarter of 2002, NBC exchanged part of its interest in Rainbow Media Holdings for shares of the Company’s common stock.  As a result of this exchange, Rainbow Media Holdings became a member of the consolidated federal income tax return of the Company.  The exchange was accounted for under the purchase method of accounting.  Accordingly, the valuation allowance was reduced to zero, resulting in a reduction to the recorded goodwill, without any income statement benefit.  In 2004 and 2003, the Company recorded increases in the valuation allowance of $14,036 and $27,988, respectively, relating to certain state net operating loss carry forwards.

NOTE 12.                                          COLLATERALIZED INDEBTEDNESS AND DERIVATIVES

To manage interest rate risk, the Company has from time to time entered into interest rate swap contracts to adjust the proportion of total debt that is subject to variable and fixed interest rates. Such contracts fix the borrowing rates on floating rate debt to provide an economic hedge against the risk of rising rates and/or convert fixed rate borrowings to variable rates to provide an economic hedge against the risk of higher borrowing costs in a declining interest rate environment.  At December 31, 2004, the Company was a party to interest rate swap agreements to pay floating rates of interest with a total notional value of $450,000 and a fair value of approximately $4,051, a net liability position.  At December 31, 2003, the Company was a party to interest rate swap agreements to pay fixed rates of interest with a total notional value of $600,000 and a fair value of approximately $349, a net liability position.  These agreements have not been designated as hedges for accounting purposes.

In addition, the Company has entered into prepaid interest rate swap agreements in connection with its monetization of certain of its stock holdings, discussed below.  These contracts require the Company to pay a floating rate of interest in exchange for fixed rate interest payments, the net present value of which was paid to the Company at the contract’s inception in a total amount of $239,270.  As of December 31, 2004 and 2003, the total notional value of such contracts was $1,115,045 and the fair values of such contracts were $47,314 and $65,753, respectively, in a net liability position.  These agreements have not been designated as hedges for accounting purposes.

The changes in the fair value of the Company’s swap agreements and the net realized gains (losses) as a result of net cash interest income (expense) for the years ended December 31, 2004, 2003 and 2002 aggregating approximately $(656), $10,420 and $115,943, respectively, are reflected in gain (loss) on derivative contracts in the accompanying consolidated statements of operations.

The Company has also entered into various transactions to provide an economic hedge against equity price risk on certain of its stock holdings.  The Company had monetized all of its stock holdings in Charter Communications, Inc., Adelphia Communications Corporation, AT&T, AT&T Wireless, Comcast Corporation, General Electric Company and Leapfrog Enterprises, Inc. through the execution of prepaid forward contracts, collateralized by an equivalent amount of the respective underlying stock.  The contracts set a floor and cap on the Company’s participation in the changes in the underlying stock prices and at maturity are expected to offset declines in the fair values of the underlying stock below the hedge price per share, while allowing the Company to retain upside appreciation from the hedge price per share to the cap price.  At maturity, the contracts provide for the option to deliver cash or shares of AT&T,

Comcast, Charter Communications, Adelphia Communications, General Electric or Leapfrog stock (as the case may be) with a value determined by reference to the applicable stock price at maturity.

The Company received cash proceeds of $330,728 in 2003 and $1,549,411 in 2001, upon execution of the prepaid forward contracts discussed above which has been reflected as collateralized indebtedness in the accompanying consolidated balance sheets.  In addition, the Company separately accounts for the equity derivative component of the prepaid forward contracts.  These equity derivatives have not been designated as hedges for accounting purposes.  Therefore, the fair values of the equity derivatives of $371,856 and $524,895, at December 31, 2004 and 2003, respectively, have been reflected in the accompanying consolidated balance sheets and the net increases (decreases) in the fair value of the equity derivative component of the prepaid forward contracts of $(132,940), $(180,125) and $808,094 as of December 31, 2004, 2003 and 2002, respectively, are included in gain (loss) on derivative contracts in the accompanying consolidated statements of operations.  For the years ended December 31, 2004, 2003 and 2002, the Company recorded a gain (loss) on investments of $135,649, $231,836 and $(865,616), respectively, representing the net increases or decreases in the fair values of all investment securities pledged as collateral for the period.  The 2004 gain includes $99,845 relating to the AT&T Wireless common stock transaction discussed below.

In May 2002, due to certain events relating to Adelphia Communications, the Company received early termination notices from its bank counterparties pursuant to certain monetization contracts covering 9.79 million shares of Adelphia Communications common stock.  As a result, the Company was required to repay the related collateralized indebtedness prior to maturity, net of the benefit of the related prepaid equity forward contracts in a significant gain position.  The Company made cash payments aggregating $54,813, representing the difference between the redemption value of the collateralized indebtedness and the fair market value of the prepaid equity forward contracts as of the early termination date, and 9.79 million shares of Adelphia Communications common stock that were held as collateral were returned to the Company.  In connection with the early termination, the Company recognized a loss of $17,237, representing the difference between the carrying value and the redemption value of the collateralized indebtedness, which is reflected as a loss on the extinguishment of debt in the accompanying consolidated statement of operations.

In connection with the issuance of the Series A preferred stock to Quadrangle, the Company entered into an agreement with Quadrangle which granted Quadrangle the right to require the Company to purchase the preferred stock (“put option”) for cash or through the issuance of registered equity securities of the Company, at the Company’s option.  The exchange right and the put option have been accounted for as a derivative.  Accordingly, the fair value of the exchange right and the put option of $38,618 at December 31, 2003 has been reflected as a liability under derivative contracts in the accompanying consolidated balance sheet.  The change in the fair value of the exchange right and put option of $31,709 and $38,618 for the years ended December 31, 2004 and 2003, respectively, has been reflected as a loss on derivative contracts in the accompanying consolidated statement of operations.  In October 2003, Quadrangle exercised its put option to require CSC Holdings to purchase all of its Series A Exchangeable Participating Preferred Stock.  The parties entered into an agreement that the put price was $150,328.  The put price was paid in cash by CSC Holdings in August 2004.

In October 2004, the Company received $213,647 in cash in exchange for all 14.2 million shares it owned of AT&T Wireless common stock, representing the $15 share price paid in consideration of the merger between AT&T Wireless and Cingular Wireless LLC.  The shares and resultant cash exchanged for such shares had previously been pledged in support of the repayment of the collateralized debt.  As a result of that exchange, the Company’s prepaid forward contracts relating to its shares of AT&T Wireless were terminated.  The termination provisions under the prepaid forward contracts required the Company to repay the fair value of the collateralized indebtedness less the sum of the fair value of the underlying stock and equity collars.  The Company recognized a loss on the extinguishment of debt of approximately $6,076 representing the difference between the fair value and the carrying value of the collateralized indebtedness.  At December 31, 2004, the Company had settled certain collateralized indebtedness with a fair value of $124,100 by releasing to the counterparty cash proceeds from the related prepaid forward contract totaling $20,100 and the cash from the merger transaction of $105,000 both of which had been pledged in settlement of the debt.  The Company received the net difference of $1,000 in cash.

The remaining collateralized indebtedness related to the AT&T Wireless shares was settled in February 2005 and accordingly, the balance sheet at December 31, 2004 reflects the redemption value of the collateralized indebtedness of $116,544, the fair value of the prepaid forward contracts of $8,897 and restricted cash of $108,647.  The Company received net cash proceeds of $1,000 in February 2005 upon settlement of this obligation.

NOTE 13.                                          OPERATING LEASES

The Company leases certain office, production, transmission, theater and event facilities under terms of leases expiring at various dates through 2027.  The leases generally provide for fixed annual rentals plus certain real estate taxes and other costs.  Rent expense for the years ended December 31, 2004, 2003 and 2002 amounted to $77,041, $80,722 and $73,945, respectively.

In addition, the Company rents space on utility poles for its operations.  The Company’s pole rental agreements are for varying terms, and management anticipates renewals as they expire.  Pole rental expense for the years ended December 31, 2004, 2003 and 2002 amounted to approximately $13,607, $13,225 and $12,515, respectively.

MSG operates Radio City Music Hall under a long-term lease.  Under the terms of the lease agreement, MSG is required to meet certain net worth, cash flow, and building utilization requirements.  In the event MSG were to fail to meet the lease requirements and was unable to remedy such defaults, the landlord could have the option of terminating the lease.

The minimum future annual rentals for all operating leases for continuing operations during the next five years, including pole rentals from January 1, 2005 through December 31, 2009, and thereafter, at rates now in force are as follows:

2005	$92,404
2006	90,012
2007	81,609
2008	76,524
2009	73,574
Thereafter	469,622

NOTE 14.                                          AFFILIATE AND RELATED PARTY TRANSACTIONS

Equity Method Investments

The following table reflects the Company’s effective ownership percentages and balances of equity method investments as of December 31, 2004 and 2003:

	Ownership Percentages		Investment Balances
	December 31,
	2004	2003	2004	2003
Fox Sports Net New England (a)	30.0%	30.0%	$20,538	$13,980
National Advertising Partners (a)	50.0	50.0	6,760	4,768
Northcoast Communications (b)	49.9	49.9	—	—
PVI Virtual Media Services LLC (c)	60.0	60.0	—	6,699
Other	—	—	2	2
Investment in affiliates			27,300	25,449

National Sports Partners (a)	50.0	50.0	(59,913)	(40,182)
New York Metro, LLC (d)	—	27.0	—	(929)
Deficit investment in affiliates			(59,913)	(41,111)

Net investment in affiliates			$(32,613)	$(15,662)

(a)                      See Note 23 for a discussion of an agreement with subsidiaries of News Corporation entered into in February 2005 which will impact our ownership interest in these entities.

(b)                     As discussed in Note 1, Northcoast Communications was consolidated in the first quarter of 2004 pursuant to FIN 46R.

(c)                      As discussed in Note 1, PVI Virtual Media Services LLC was consolidated in the second quarter of 2004 pursuant to FIN 46R.

(d)                     In November 2004, the Company sold its interest in New York Metro, LLC and recorded a gain on sale of approximately $2,232.

The Company’s share of the net income (loss) of these affiliates for the years ended December 31, 2004, 2003 and 2002 is as follows:

	2004	2003	2002
Fox Sports Net New England	$6,200	$3,215	$3,441
Fox Sports Net Bay Area (a)	—	6,142	9,115
Fox Sports Net Chicago (a)	—	5,026	7,160
National Sports Partners	(19,731)	(21,728)	(20,033)
National Advertising Partners	1,992	3,339	1,281
Northcoast Communications (b)	—	434,550	(36,029)
PVI Virtual Media Services LLC (b)	(1,668)	(801)	—
New York Metro, LLC	216	(11)	(824)
Other	—	—	(6,125)
	$(12,991)	$429,732	$(42,014)

(a)                      Operating results of Fox Sports Net Bay Area and Fox Sports Net Chicago have been consolidated with those of the Company from the date of acquisition (see Note 3).

(b)                     As discussed in Note 1, Northcoast Communications and PVI Virtual Media Services LLC were consolidated in the first and second quarter of 2004, respectively, pursuant to FIN 46R.

The following table includes certain unaudited financial information for equity method investments:

	December 31,
	2004	2003
	(unaudited)

Total assets	$133,364	$130,936
Total liabilities*	69,307	66,250

*                             Includes amounts due to the Company from affiliates referred to below.

Aggregate amounts due from and due to these affiliates at December 31, 2004 and 2003 are summarized below:

	December 31,
	2004	2003

Advances to affiliates	$345	$30,399
Accounts payable to affiliates	852	2,191

The Company provides certain transmission and production services to certain of these affiliates.  For the years ended December 31, 2004, 2003 and 2002, approximately $1,502, $3,633, and $3,671, respectively, of revenues were earned from services provided to these entities.  Costs incurred by the Company for programming, entertainment and advertising services provided by these affiliates and included in operating expenses for the years ended December 31, 2004, 2003 and 2002 amounted to $16,186, $9,082 and $8,186, respectively.

Northcoast Communications

In August 1996, the Company entered into an agreement with Northcoast PCS, LLC and certain of its affiliates, to form a limited liability company, Northcoast Communications, to participate in the auctions conducted by the FCC for certain licenses to conduct a personal communications service (“PCS”) business.  The Company holds a 49.9% interest in Northcoast Communications and certain preferential distribution rights.   In accordance with the provisions of FIN 46R, the assets and liabilities attributable to the Company’s 49.9% interest in Northcoast Communications were consolidated as of March 31, 2004.  Northcoast Communications is a Delaware corporation controlled by John Dolan, who is a nephew of Charles F. Dolan and a cousin of James L. Dolan, the Company’s Chairman and Chief Executive Officer, respectively.

In May 2003, Northcoast Communications completed its sale of spectrum licenses covering 50 U.S. markets to Verizon Wireless for approximately $763,000 in cash.  Of the proceeds, approximately $51,000 was used by Northcoast Communications to retire debt.  The remaining proceeds, after payment of expenses, were distributed to the partners of Northcoast Communications, including the Company.  The Company’s share of the proceeds was approximately $651,000.  All of the funds were used by the Company to repay bank debt under the Restricted Group credit facility.

Vendor financing for Northcoast Communications’ Cleveland operation consisted of a $75,000 credit facility at its Cleveland PCS, LLC subsidiary.  This facility had no recourse to the Company or to Northcoast Communications, other than pursuant to a pledge by Northcoast Communications of the stock of Cleveland PCS and a guarantee of the payment by Northcoast Communications and Cablevision of the FCC indebtedness of the Cleveland PCS subsidiary which held the Cleveland license.  In March 2004, Northcoast Communications agreed to sell its Cleveland PCS business to an unaffiliated entity.  The sale of Cleveland PCS was consummated in July 2004.  As of December 31, 2004, both the FCC indebtedness and the obligations of Cleveland PCS under the vendor financing were satisfied.  The Company did not record any gain or loss in connection with the sale.

Under a contractual agreement, the Company provided Northcoast Communications certain management services.  Pursuant to this agreement, the Company recorded management fees of $1,783 in 2002.

Other Affiliates and Related Parties

During 2004, 2003 and 2002, the Company provided services to or incurred costs on behalf of other affiliates.  Aggregate amounts due from and due to these affiliates at December 31, 2004 and 2003 are summarized below:

	December 31,
	2004	2003
Advances to affiliates	$963	$1,201
Accounts payable to affiliates	17	6

Fox Sports Net Ohio and Cleveland Indians Baseball Club Limited Partnership (the “Indians”) are parties to a multi-year rights agreement under which Fox Sports Net Ohio pays license fees to the Indians in exchange for telecast rights to substantially all regular season Indians games.  The Indians are owned by (i) Lawrence Dolan, a brother of Charles F. Dolan, the Company’s Chairman, (ii) a trust, the beneficiaries of which are Lawrence Dolan and certain descendants of Lawrence Dolan, and (iii) certain other trusts, the beneficiaries of which are certain descendants of Charles F. Dolan, including James L. Dolan, the Company’s Chief Executive Officer, and Thomas C. Dolan and Patrick F. Dolan, officers of the Company and brothers of James L. Dolan and a trust whose discretionary beneficiaries include Brian Sweeney, son-in-law of Charles F. Dolan, brother-in-law of James L. Dolan and a director.  Management control of the Indians is held by Lawrence Dolan.

NOTE 15.                                          BENEFIT PLANS

The Company has a Cash Balance Retirement Plan (the “Retirement Plan”) for the benefit of employees other than those of the theater business.  Under the Retirement Plan, the Company will credit a certain percentage of eligible base pay into an account established for each participant which will earn a market based rate of return annually.

The Company uses a December 31 measurement date for the Retirement Plan.

Components of the net periodic pension cost for the Retirement Plan for the years ended December 31, 2004, 2003 and 2002, are as follows:

	2004	2003	2002
Service cost	$24,916	$22,949	$22,959
Interest cost	5,071	4,097	2,758
Expected return on plan assets	(6,078)	(4,206)	(2,287)
Recognized actuarial loss	—	—	326
Net periodic pension cost	$23,909	$22,840	$23,756

The funded status and the amounts recorded on the Company’s balance sheet for the Retirement Plan at December 31, 2004 and 2003, are as follows:

	2004	2003
Change in benefit obligation:
Benefit obligation at beginning of year	$83,672	$64,113
Service cost	24,916	22,949
Interest cost	5,071	4,097
Actuarial loss (gain)	949	(128)
Benefits paid	(5,194)	(7,359)
Benefit obligation at end of year	109,414	83,672

Change in plan assets:
Fair value of plan assets at beginning of year	65,207	42,853
Actual return on plan assets	5,136	5,334
Employer contributions	26,853	24,379
Benefits paid	(5,194)	(7,359)
Fair value of plan assets at end of year	92,002	65,207

Funded status	(17,412)	(18,465)
Unrecognized net actuarial loss	2,425	533
Accrued benefit cost	$(14,987)	$(17,932)

Weighted-average assumptions used to determine net periodic cost for years ended December 31, 2004, 2003 and 2002 are as follows:

	2004	2003	2002
Discount rate	6.25%	6.75%	7.25%
Rate of return on plan assets	8.0%	8.0%	8.0%
Rate of increase in future compensation levels	4.25%	4.5%	5.0%

Weighted-average assumptions used to determine benefit obligations at December 31, 2004 and 2003 are as follows:

	2004	2003
Discount rate	6.00%	6.75%
Rate of increase in future compensation levels	4.25%	4.5%

The Retirement Plan’s expected rate of return on plan assets is based on the portfolio of assets as a whole and not on the sum of the returns on individual asset investments.

The weighted average asset allocation of the Company’s Retirement Plan at December 31, 2004 and 2003 was as follows:

	Plan Assets at December 31,
	2004	2003
Asset Category:

Equity securities	52%	55%
Fixed income securities	29	32
Other	19	13
	100%	100%

The Retirement Plan’s investment objective is to invest in portfolios that would obtain a market rate of return throughout economic cycles, commensurate with the investment risk and cash flow needs of the Retirement Plan.  This allows the Retirement Plan to subject a portion of its assets to increased risk to generate a greater rate of return.  The Retirement Plan addresses diversification by the use of investment portfolios whose underlying investments are in domestic and international equity securities and domestic fixed income securities.  The investments in each portfolio are readily marketable and can be sold to fund benefit payment obligations of the Retirement Plan as they become payable.

The Company expects to contribute $26,000 to the Retirement Plan in 2005.

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

2005	$10,112
2006	11,129
2007	13,123
2008	14,058
2009	15,522
2010-2014	95,346

The Company also maintains 401(k) savings plans, pursuant to which an employee can contribute a percentage of eligible annual compensation, as defined.  The Company also makes matching cash contributions for a portion of employee contributions to the
401(k) savings plans. The cost associated with the 401(k) savings plans for continuing operations was approximately $13,321, $12,938 and $13,399 for the years ended December 31, 2004, 2003 and 2002, respectively.

The Company maintains the CSSC Supplemental Benefit Plan (the “Supplemental Plan”) for the benefit of certain officers and employees of the Company.  As part of the Supplemental Plan, the Company established a nonqualified defined benefit pension plan, which provides that, upon attaining normal retirement age, a participant will receive a benefit equal to a specified percentage of the participant’s average compensation, as defined.  All participants are 100% vested in the Supplemental Plan.  Net periodic pension cost was $337, $671 and $453 for the years ended December 31, 2004, 2003 and 2002, respectively.  At December 31, 2004 and 2003, the projected benefit obligation exceeded the fair value of Supplemental Plan assets by approximately $1,002 and $1,090, respectively.

MSG sponsors non-contributory pension plans covering certain MSG employees.  Benefits payable to retirees under these plans are based upon years of service and, for certain plans, participants’ compensation and are funded through trusts established under the plans.  Plan assets are invested primarily in common stocks, bonds, United States government securities and cash.  At December 31, 2004 and 2003, the accrued benefit cost amounted to $17,538 and $16,150, respectively, and for the years ended December 31, 2004, 2003 and 2002, net periodic pension cost amounted to $4,777, $4,124 and $3,245, respectively.

In addition, MSG contributes to various multiemployer defined benefit pension plans.  Contributions made to these multiemployer plans for the years ended December 31, 2004, 2003 and 2002 amounted to $5,516, $3,178 and $3,052, respectively.

In addition, MSG maintains a nonfunded, nonqualified defined benefit pension plan for the benefit of certain employees of MSG who participate in the plan.  This plan provides that, upon retirement, a participant will receive a benefit based on a formula which reflects the participant’s compensation.  Net periodic pension cost for the plan was $1,318, $2,053 and $1,899 for the years ended December 31, 2004,

2003 and 2002, respectively.  At December 31, 2004 and 2003, the projected obligation was $12,253 and $11,697, respectively.

MSG also sponsors a welfare plan which provides certain postretirement health care benefits to certain MSG employees and their dependents.  The welfare plan is insured through a managed care provider and MSG funds these benefits with premium payments.  For the years ended December 31, 2004, 2003 and 2002, the periodic postretirement benefit cost amounted to $545, $429 and $430, respectively, and as of December 31, 2004 and 2003, the accrued benefit cost amounted to $7,128 and $6,802, respectively.

NOTE 16.                                          STOCK BENEFIT AND LONG-TERM INCENTIVE PLANS

Stock Benefit Plans

The Company has an Employee Stock Plan (the “1985 Stock Plan”) under which the Company is authorized to issue a maximum of 14,000,000 shares.  Pursuant to its terms, no awards could be granted under the 1985 Stock Plan after December 5, 1995.  Under the 1985 Stock Plan, the Company granted incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, stock grants and stock bonus awards.  The exercise price of stock options could not be less than the fair market value per share of Class A common stock on the date the option was granted and the options could expire no longer than ten years from date of grant.  Stock appreciation rights provide for the employee to receive a cash payment in an amount equal to the difference between the fair market value of the stock as of the date the right is exercised, and the exercise price.

The Company also has an Employee Stock Plan (the “Employee Stock Plan”), under which the Company is authorized to issue a maximum of 39,941,045 shares of CNYG common stock.  As of December 31, 2004, 21,366,137 shares of CNYG common stock were available for future grant under the Employee Stock Plan.  Under the Employee Stock Plan, the Company is able to grant incentive stock options, nonqualified stock options, restricted stock, conjunctive and alternative stock appreciation rights, stock grants and bonus award shares.  The other terms of the Employee Stock Plan are substantially identical to those of the 1985 Stock Plan, except that under the Employee Stock Plan, the Compensation Committee has the authority, in its discretion, to add performance criteria as a condition to any employee’s exercise of an award granted under the Employee Stock Plan.  Options and stock appreciation rights granted in 2004, 2003 and 2002 generally vest in 33-1/3 annual increments beginning one year from the date of grant.

In January 2003, the Company offered employees the right to exchange stock options and stock appreciation rights outstanding under the Employee Stock Plan, which had an exercise price of $20.00 or more, for restricted shares.  Employees who accepted the offer received one restricted share for every two common shares issuable upon exercise of his or her options and one restricted share for every three common shares subject to his or her stock appreciation rights.  Compensation expense relating to the restricted shares is recognized over the four-year vesting period, equal to the excess of the restricted shares’ value on the grant date of $17.54 per share over the par value amount paid for the shares of $0.01 per share.  Pursuant to the offer, a total of 8,722,278 options and 6,236,850 stock appreciation rights were exchanged for a total of 6,440,831 shares of restricted stock.  Options not exchanged pursuant to the offer are subject to variable accounting until exercised or forfeited.

The Company also has a Non-Employee Director Plan (the “Non-Employee Director Plan”), under which the Company is authorized to issue a maximum of 757,912 shares of common stock.  Under the Non-Employee Director Plan, the Company is able to grant stock options or restricted stock units at an exercise price equal to the fair value of the shares on the date of the option grant.  As of December 31, 2004, 229,659 shares of common stock were available for future grant under the Non-Employee Director Plan.

As a result of stock awards, bonus awards, and stock appreciation rights, the Company recorded expense (income) for continuing operations, reflecting vesting schedules for applicable grants as well as fluctuations in the market price of the underlying stock in the amount of $34,314, $42,450 and $(41,210) for the years ended December 31, 2004, 2003 and 2002, respectively.

Stock transactions under the 1985 Stock Plan, the Employee Stock Plan and the Non-Employee Director Plan are as follows:

CNYG Common Stock Options

		Stock
	Shares	Appreciation	Restricted	Option
	Under Option	Rights	Stock	Price Range
Balance, December 31, 2001	8,850,543	5,058,577	—	$ 5.88 - $65.34
Granted	2,670,390	2,584,140	—	$34.82 - $47.45
Exercised/issued	(147,076)	(255,129)	—	$ 1.77 - $25.69
Cancelled	(1,273,757)	(1,073,434)	—	$ 3.08 - $63.63
RMG options exchanged	7,252,861	5,023,276	—	$ 1.77 - $22.50
Balance, December 31, 2002	17,352,961	11,337,430	—	$ 1.77 - $65.34
Options exchanged for restricted stock	(8,722,278)	(6,236,850)	6,440,831	$20.87 - $65.34
Granted	918,596	46,763	1,375,742	$18.15 - $53.35
Exercised	(318,224)	(273,561)	—	$ 1.77 - $20.87
Cancelled	(1,457,552)	(1,118,517)	(523,291)	$ 1.77 - $63.63
Balance, December 31, 2003	7,773,503	3,755,265	7,293,282	$ 1.77 - $63.63
Granted	1,661,000	891,000	325,065	$18.05 - $21.77
Exercised/issued	(705,960)	(343,585)	—	$17.38 - $27.03
Vesting of restricted stock	—	—	(385,278)
Cancelled	(552,751)	(1,287,939)	(885,918)	$ 3.08 - $63.63
Balance, December 31, 2004	8,175,792	3,014,741	6,347,151	$ 1.77 - $63.63

RMG Common Stock Options

		Stock
	Shares	Appreciation	Option
	Under Option	Rights	Price Range
Balance, December 31, 2001	4,421,082	2,506,890	$ 2.04 - $26.80
Granted	1,984,370	1,973,120	$23.85 - $24.85
Exercised/issued	(101,599)	(83,811)	$ 2.04 - $22.11
Cancelled	(213,062)	(177,628)	$ 6.65 - $24.85
Exchanged for CNYG Options	(6,090,791)	(4,218,571)	$ 2.11 - $26.80
Balance, December 31, 2002	—	—

In connection with the August 20, 2002 exchange of Rainbow Media Group common stock for Cablevision NY Group common stock, each option to purchase a share of Rainbow Media Group common stock was exchanged for an option to purchase 1.19093 shares of Cablevision NY Group common stock.

The following table summarizes significant ranges of outstanding and exercisable options at December 31, 2004:

CNYG Common Stock Options

		Options Outstanding			Options Exercisable
Ranges of Exercise Prices		Shares	Weighted Average Remaining Life in Years	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
$ 0.00 -	$ 8.17	1,224,453	2.6	$5.30	1,224,453	$5.30
$ 8.18 -	$16.34	1,626,614	4.8	$14.49	1,626,614	$14.49
$16.35 -	$32.68	4,544,093	7.3	$19.47	2,337,351	$18.75
$32.69 -	$40.85	198,983	7.1	$36.00	153,121	$36.00
$40.86 -	$57.19	414,699	5.4	$53.60	414,699	$53.60
$57.20 -	$65.36	166,950	4.8	$58.54	166,950	$58.54
		8,175,792	5.9	$19.29	5,923,188	$18.81

Long-Term Incentive Plan

Pursuant to the Company’s Long-Term Incentive Plan, certain executives have been granted cash awards that vest over varying periods, some of which are performance based.  Certain executives have also received performance retention awards under the plan, vesting over 7 years.  The terms of the performance retention award provided that the executive could have requested a loan from the Company in the amount of the award prior to its vesting, subject to certain limitations, provided that such loan was secured by a lien in favor of the Company on property owned by the executive.  Effective July 30, 2002, such requests for advances on amounts of awards are no longer permitted.  Imputed interest to those executives on these interest free loans amounted to $1,353, $1,732 and $1,320, respectively for the years ended December 31, 2004, 2003 and 2002.  As of December 31, 2004 and 2003, $27,270 and $43,045, respectively, was outstanding in respect of advances made pursuant to this plan.  In connection with the Long-Term Incentive Plan, the Company has recorded expense for continuing operations of $12,632, $19,541 and $23,501 for the years ended December 31, 2004, 2003 and 2002, respectively.

In addition, in 2003, the Company granted certain management employees cash awards that vest when the Company reaches certain performance goals.  Such awards are being amortized ratably over the period in which the Company is expected to achieve these goals, and accordingly recorded expense of $18,868 and $16,492 in respect of this award in 2004 and 2003, respectively.

NOTE 17.              COMMITMENTS AND CONTINGENCIES

The Company, through Rainbow Media Holdings, has entered into several contracts, including rights agreements with professional sports teams and others relating to cable television programming.  In addition, Rainbow Media Holdings, through MSG, has employment agreements with players, general managers and coaches of its professional sports teams.  The contracts provide for payments which are guaranteed regardless of injury or termination.  Certain of these contracts are covered by disability insurance if certain conditions are met.  The future cash payments reflected below do not include the impact of potential insurance recoveries or amounts which may be due to the National Basketball Association (“NBA”) for luxury tax payments.  Future cash payments required under these contracts as of December 31, 2004, including certain other unconditional purchase obligations pursuant to contracts entered into in the normal course of business, are as follows:

2005	$424,740
2006	253,215
2007	188,352
2008	141,679
2009	120,239
Thereafter	1,153,626
Total	$2,281,851

At December 31, 2004, approximately $60,919 of commitments included in the table above, relating primarily to sports teams’ and broadcast personnel contracts have been accrued and are reflected in the accompanying consolidated balance sheet.

In April 2004, Rainbow DBS entered into a ten-year lease agreement with SES Americom for transponder space on a satellite, commencing in October 2004.  Rainbow Media Holdings provided irrevocable letters of credit for $19,800 as a security deposit.  Rainbow DBS will initially lease 13 transponders, increasing to 16 in January 2005, with the option of leasing additional transponders.  The agreement contains early termination provisions whereby Rainbow DBS would be permitted on certain dates and in certain circumstances to terminate the agreement.  In the event of early termination, Rainbow DBS would be required to pay an early termination penalty.  In addition, Rainbow DBS would be required to make payments pursuant to the agreement up to the termination date.

In addition, approximately $242,832 of sports programming rights commitments are excluded from the table above as they relate to Fox Sports Net Florida and Fox Sports Net Ohio and were transferred to News Corporation in connection with the restructuring of Regional Programming Partners discussed in Note 23.

At December 31, 2004, the Company had outstanding guarantees of approximately $20,353 consisting primarily of guarantees issued by CSC Holdings in favor of certain financial institutions in respect of ongoing interest expense obligations and potential early termination events in connection with the monetization of the Company’s holdings of Charter Communications, Inc., General Electric Company, and Adelphia Communications Corporation common stock by certain of its subsidiaries that are not included in the Restricted Group.  Such guarantees are in effect over the life of the underlying monetization contracts.  Amounts payable under such monetization guarantees are estimated as of a particular point in time by the financial institution counterparty and are based upon the current price of the underlying common stock and various other assumptions, including stock market volatility and prevailing interest rates. Such guaranteed amounts approximate the fair value of the monetization indebtedness less the sum of the fair values of the underlying stock and the equity collar as reflected in the Company’s accompanying balance sheet, plus accrued interest.

In addition to the above amounts, MSG may also be obligated to pay the NBA a luxury tax in each year pursuant to the NBA/NBPA collective bargaining agreement, which is in effect through June 30, 2005.  The ultimate calculation of any amount due would be based on a formula established by the agreement.  The tax is based on the amount by which the team’s salary, as defined in the agreement, exceeds a luxury tax “trigger.”

Many of the Company’s franchise agreements and utility pole leases require the Company to remove its cable wires and other equipment upon termination of the respective agreements.  The Company has concluded that the fair value of these asset retirement obligations cannot be reasonably estimated since the range of potential settlement dates is not determinable.

NOTE 18.                                          LEGAL MATTERS

The Company is party to various lawsuits, some involving substantial amounts.  Although the outcome of these matters cannot be predicted with certainty, management does not believe that the resolution of these lawsuits will have a material adverse effect on the financial position, results of operations or liquidity of the Company.

At Home

On April 25, 2001, At Home Corporation commenced a lawsuit in the Court of Chancery of the State of Delaware alleging that Cablevision had breached its obligations under certain agreements with At Home.  The suit sought a variety of remedies including:  rescission of the agreements between At Home and Cablevision and cancellation of all warrants held by Cablevision, damages, and/or an order prohibiting Cablevision from continuing to offer its Optimum Online service and requiring it to convert its Optimum Online customers to the Optimum@Home service and to roll out the Optimum@Home service.  On September 28, 2001, At Home filed a petition for reorganization in federal bankruptcy court.  In connection with the liquidation of At Home, the claims in this lawsuit, among others, were assigned to the General Unsecured Creditors Liquidated Trust (“GUCLT”).

On June 26, 2003, the GUCLT initiated a separate action against Cablevision in the United States District Court for the Northern District of California.  The California action stemmed from a May 1997 agreement between Cablevision and At Home that is no longer in effect.  The GUCLT sought monetary damages due to the claimed failure by Cablevision to make alleged required payments to At Home during the 2001 calendar year.

On July 29, 2003, based on an agreed Stipulation filed jointly by Cablevision and the GUCLT, the Court dismissed the Delaware action with prejudice, other than solely with respect to the specific claims brought by the GUCLT in the California action.  In December 2004, the parties reached a final settlement in the California action.  A dismissal of all claims with prejudice was entered on December 17, 2004.

YES Network

On April 29, 2002, Yankees Entertainment & Sports Network, LLC (the “YES Network”) filed a complaint and, on September 24, 2002, an amended complaint against the Company in the United States District Court, Southern District of New York.  The lawsuit arose from the failure of the YES Network and the Company to reach agreement on the carriage of programming of the YES Network (primarily New York Yankees baseball games and New Jersey Nets basketball games) on the Company’s cable television systems.  The amended complaint alleged a variety of anticompetitive acts and sought declaratory judgments as to violations of laws, treble damages and injunctive relief, including an injunction requiring the Company to carry the YES Network on its cable television systems.  The Company believes that the claims set forth in the complaint were without merit.  On June 28, 2004, a stipulated Order was entered dismissing all claims with prejudice.

On March 31, 2003, YES Network and Cablevision reached an agreement pursuant to which Cablevision began carrying programming of the YES Network.  Under this agreement, Cablevision agreed to carry the YES Network programming for one year under interim arrangements while the parties sought to finalize the terms of a definitive long-term affiliation agreement and/or submitted the matter to arbitration.  The matter was ultimately submitted to arbitration.  The hearing before the arbitration panel ended in March 2004 and, through the arbitrators’ decision and a new written agreement by the parties, established the terms for a definitive long-term affiliation agreement that is effective retroactively to March 31, 2003.

As part of the original March 31, 2003 agreement, Cablevision paid YES Network for certain revenue reductions that YES Network experienced while the interim agreement was in place, under the “most favored nations” provisions of YES Network’s affiliation agreements with certain other distributors.   On November 19, 2004, the parties entered into a subsequent agreement pursuant to which YES Network refunded to Cablevision approximately 60% of such prior payments and the parties provided each other with mutual releases with respect to the interim agreement.

Tracking Stock Litigation

In August 2002, purported class actions naming as defendants the Company and each of its directors were filed in the Delaware Chancery Court.  The actions, which allege breach of fiduciary duties and breach of contract with respect to the exchange of the Rainbow Media Group tracking stock for Cablevision NY Group common stock, were purportedly brought on behalf of all holders of publicly traded shares of Rainbow Media Group tracking stock.  The actions sought to (i) enjoin the exchange of Rainbow Media Group tracking stock for Cablevision NY Group common stock, (ii) enjoin any sales of “Rainbow Media Group assets,” or, in the alternative, award rescissory damages, (iii) if the exchange is completed, rescind it or award rescissory damages, (iv) award compensatory damages, and (v) award costs and disbursements.  The actions were consolidated into one action on September 17, 2002, and on October 3, 2002, the Company filed a motion to dismiss the consolidated action.  The action was stayed by agreement of the parties pending resolution of a related action brought by one of the plaintiffs to compel the inspection of certain books and records of the Company.  On October 26, 2004, the parties entered into a stipulation dismissing the related action, and providing for the Company’s production of certain documents.  On December 13, 2004, plaintiffs filed a consolidated amended complaint.  The Company has filed a motion to dismiss the amended complaint, which is currently pending before the court.

In August 2003, a purported class action naming as defendants the Company, directors and officers of the Company and certain current and former officers and employees of the Company’s Rainbow Media Holdings and American Movie Classics subsidiaries was filed in New York Supreme Court by the Teachers Retirement System of Louisiana.  The actions relate to the August 2002 Rainbow Media Group tracking stock exchange and allege, among other things, that the exchange ratio was based upon a price of the Rainbow Media Group tracking stock that was artificially deflated as a result of the improper recognition of certain expenses at the national services division of Rainbow Media Holdings.  The complaint alleges breaches by the individual defendants of fiduciary duties.  The complaint also alleges breaches of contract and unjust enrichment by the Company.  The complaint seeks monetary damages and such other relief as the court deems just and proper.  On October 31, 2003, the Company and other defendants moved to stay the action in favor of the previously filed actions pending in Delaware or, in the alternative, to dismiss for failure to state a claim.  On June 10, 2004, the court stayed the action on the basis of the previously filed action in Delaware.  The Teachers Retirement System of Louisiana has filed a motion to vacate the stay in the New York action, and has simultaneously filed a motion to intervene in the Delaware action and to stay that action.  The Company has opposed both motions.  The Company believes the claims in both the Delaware action and the New York action are without merit and is contesting the lawsuits vigorously.

Time Warner Litigation

On November 14, 2003, American Movie Classics Company filed an action against Time Warner Entertainment, L.P. in New York State Supreme Court for declaratory relief and damages caused by Time Warner’s anticipatory repudiation of its cable television affiliation agreement with American Movie Classics.  American Movie Classics filed that action as a result of Time Warner’s notice purporting to terminate the contract based upon Time Warner’s allegation that American Movie Classics had changed its programming.  The Company believes the notice was improper.  American Movie Classics is seeking a declaratory judgment that it is entitled to full performance of the agreement, and, at its option, is entitled to rescind the agreement and recover damages.  Time Warner filed an answer and counterclaims in December 2003 seeking, among other things, a declaratory judgment as to its right to terminate the affiliation agreement, an injunction requiring American Movie Classics to deliver a classic films channel and damages for an alleged breach of contract.  Trial is currently scheduled for May 2005.  The Company believes that Time Warner’s counterclaims are without merit and is contesting them vigorously.

The Wiz Bankruptcy

TW, Inc. (TW), a former subsidiary of the Company and operator of The Wiz consumer retail electronics business, is the subject of a Chapter 11 bankruptcy proceeding in the U.S. Bankruptcy Court for the District of Delaware.  In February 2005, TW filed a complaint in the bankruptcy proceeding seeking recovery of alleged preferential transfers in the aggregate amount of $193,457.  Also in February 2005, the Official Committee of Unsecured Creditors of TW, Inc. (the Committee) filed a motion seeking authority to assume the prosecution of TW’s alleged preference claims and to prosecute certain other causes of action.  The bankruptcy court granted the Creditors Committees motion on or about March 10, 2005, thereby authorizing the Committee, on behalf of TW, to continue the preference suit and to assert other claims against the Company.  On March 12, 2005, the Creditors Committee filed a complaint in the bankruptcy court against the Company, certain of its subsidiaries, and certain present and former officers and directors, asserting preferential transfer claims allegedly totaling $193,312 as well as various other claims.  The Company believes that all the claims asserted by TW and the Committee are without merit and intends to contest them vigorously.

Director Litigation

Cablevision has been named as a nominal defendant in a purported shareholder derivative complaint filed in the Court of Chancery of the State of Delaware.  The action is brought derivatively on behalf of Cablevision and names as additional defendants Charles F. Dolan, the Chairman of Cablevision, and

Rand Araskog, Frank Biondi, John Malone and Leonard Tow, each of whom was appointed as a director on March 2, 2005 by Mr. Dolan and certain other holders of the Company’s Class B Common Stock.  The complaint alleges that Charles F. Dolan, as the controlling Class B shareholder of Cablevision, by purporting to remove three Cablevision Board members (William J. Bell, Sheila Mahony and Steven Rattner) and replace them with the four new directors, wrongfully interfered with the Board’s role in managing the affairs of Cablevision and sought to substitute his judgment of how to proceed with the VOOM service of Cablevision’s Rainbow DBS subsidiary above that of the Board.  The action seeks, among other things, to preliminarily and permanently enjoin Charles F. Dolan from interfering with the managerial prerogatives of Cablevision’s Board; rescinding the purported appointment of the new directors; rescinding the removal of Mr. Bell, Ms. Mahony and Mr. Rattner as directors and restoring them to their positions as directors and directing Charles F. Dolan to account to Cablevision for its damages.

New York Jets Litigation

On March 16, 2005, the New York Jets LLC and Jets Development LLC (“Jets”) filed a complaint in the U.S. District Court for the Southern District of New York against Cablevision, CSC Holdings, Inc., and Madison Square Garden LP.  The complaint relates to various actions allegedly taken by defendants in connection with a proposed football stadium for the Jets on the West Side of Manhattan.  Specifically, the complaint alleges:  (1) that Cablevision “possesses monopoly power in the markets for facility rental and ticket sales for large-scale events in enclosed spectator facilities and suite rentals in Manhattan” and has acted anti-competitively in violation of Section 2 of the Sherman Act; (2) that defendants have tortiously interfered with the Jets’ prospective business relations by making a “sham bid” for the MTA land that is the site of the proposed stadium “to injure the Jets and deprive them of an advantageous existing and prospective business relationship”; (3) that defendants have tortiously interfered with the Jets’ prospective business relations with networks carried on defendants’ cable system; and (4) that defendants have “engaged in deceptive and misleading conduct, including dissemination of deceptive and materially misleading advertising and preventing dissemination of accurate information,” in violation of  New York General Business Law Section 349.  The Company believes that all these claims are without merit and intends to contest them vigorously.

Accounting Related Investigations

The Securities and Exchange Commission and the U.S. Attorney’s Office for the Eastern District of New York continue to conduct investigations into matters related to the improper expense recognition previously reported by the Company.  In July 2004, in connection with the Company’s response to the comments of the staff of the Division of Corporation Finance of the Securities and Exchange Commission on the Company’s filings under the Securities Exchange Act of 1934, the Company provided information with respect to certain of its previous restatement adjustments relating to the timing of recognition of launch support, marketing and other payments under affiliation agreements.  The staff of the Division of Enforcement of the Securities and Exchange Commission has contacted the Company to ask for additional information on these launch support, marketing and other payments.

NOTE 19.                                          DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash and Cash Equivalents, Restricted Cash, Accounts Receivable Trade, Notes and Other Receivables, Prepaid Expenses and Other Assets, Advances to Affiliates, Notes Receivable- Affiliates, Accounts Payable, Accounts Payable- Affiliates and Accrued Liabilities.

The carrying amount approximates fair value due to the short-term maturity of these instruments.

Derivative Contracts and Liabilities Under Derivative Contracts

Derivative contracts are carried at fair value based on dealer quotes.

Investment Securities and Investment Securities Pledged as Collateral

Marketable securities are carried at their fair value based upon quoted market prices.

Bank Debt, Collateralized Indebtedness, Senior Notes and Debentures, Subordinated Notes and Debentures and Redeemable Exchangeable Preferred Stock of CSC Holdings

The fair values of each of the Company’s debt instruments and redeemable preferred stock of CSC Holdings are based on quoted market prices for the same or similar issues or on the current rates offered to the Company for instruments of the same remaining maturities.

Interest Rate Swap Agreements

Interest rate swap agreements are carried at fair value based on valuations provided by a derivative valuation system using current market interest rate data.  These values represent the estimated amount the Company would receive or pay to terminate agreements, taking into consideration current interest rates.

The fair value of the Company’s debt instruments are summarized as follows:

	December 31, 2004
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt	$2,489,887	$2,489,887
Collateralized indebtedness	1,553,427	1,582,422
Senior notes and debentures	5,991,564	6,374,401
Senior subordinated notes and debentures	746,231	836,748
Notes payable	150,000	150,000
	$10,931,109	$11,433,458

	December 31, 2003
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt	$2,357,039	$2,357,039
Collateralized indebtedness	1,617,620	1,699,530
Senior notes and debentures	3,692,699	3,879,551
Senior subordinated notes and debentures	599,203	649,293
Redeemable exchangeable preferred stock of CSC Holdings	1,544,294	1,611,615
Notes payable	150,000	150,000
	$9,960,855	$10,347,028

The Company currently consolidates a 60% majority-owned interest in a limited-life partnership.  The estimated liquidation value of the 40% minority interest is approximately $1,453,200 and $1,128,900 as of December 31, 2004 and 2003, respectively compared to the carrying value of such minority interest of $676,647 and $578,780, respectively.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

NOTE 20.                                          SEGMENT INFORMATION

The Company classifies its business interests into three segments: Telecommunications Services, consisting principally of its consumer video, high-speed data, Voice over Internet Protocol and its commercial data and voice services operations; Rainbow, consisting principally of interests in national and regional cable television programming networks including the VOOM 21 high definition channels, and Madison Square Garden, which owns and operates professional sports teams, regional cable television networks and an entertainment business.   In connection with the transaction discussed in Note 23, the VOOM 21 high definition channels have been included in the Rainbow segment.  Those channels were previously included in the Rainbow DBS segment.  Prior period segment information has been reported on a comparable basis.

The Company’s reportable segments are strategic business units that are managed separately.  The Company evaluates segment performance based on several factors, of which the primary financial measure is business segment adjusted operating cash flow (defined as operating income (loss) before depreciation and amortization, stock plan income or expense and restructuring charges or credits).  The accounting policies of the segments are the same as those described in the summary of significant accounting policies.  Information as to the operations of the Company’s business segments is set forth below.

	Years Ended December 31,
	2004	2003	2002
Revenues, net from continuing operations
Telecommunications Services	$3,123,956	$2,715,298	$2,419,506
Rainbow	923,894	610,417	515,789
Madison Square Garden	778,754	771,986	789,677
All Other	86,765	84,447	88,149
Intersegment eliminations	(163,332)	(158,939)	(148,756)
	$4,750,037	$4,023,209	$3,664,365

	Years Ended December 31,
	2004	2003	2002
Adjusted operating cash flow from continuing operations (unaudited)
Telecommunications Services	$1,226,790	$1,046,158	$951,717
Rainbow	95,522	56,145	31,339
Madison Square Garden	170,057	67,626	112,371
All Other	(67,411)	(47,485)	(43,507)
	$1,424,958	$1,122,444	$1,051,920

	December 31,
	2004	2003
Assets
Telecommunications Services	$4,575,985	$4,808,458
Rainbow	3,078,389	2,185,031
Madison Square Garden	1,821,500	1,752,558
Corporate, other and intersegment eliminations	1,491,796	1,941,395
Assets held for sale	436,852	546,205
	$11,404,522	$11,233,647

	Years Ended December 31,
	2004	2003	2002
Capital Expenditures
Telecommunications Services	$621,480	$775,441	$1,070,169
Rainbow	44,313	44,106	34,988
Madison Square Garden	12,153	6,578	41,249
Corporate, other and intersegment eliminations	19,568	5,962	61,186
	$697,514	$832,087	$1,207,592

A reconciliation of reportable segment amounts to the Company’s consolidated balances is as follows:

	Years Ended December 31,
	2004	2003	2002
Revenues, net from continuing operations
Total revenue for reportable segments	$4,826,604	$4,097,701	$3,724,972
Other revenue and intersegment eliminations	(76,567)	(74,492)	(60,607)
Total consolidated revenue	$4,750,037	$4,023,209	$3,664,365

Adjusted operating cash flow to loss from continuing operations before income taxes (unaudited)
Total adjusted operating cash flow for reportable segments	$1,492,369	$1,169,929	$1,095,427
Other adjusted operating cash flow	(67,411)	(47,485)	(43,507)
Adjusted operating cash flow	1,424,958	1,122,444	1,051,920

Items excluded from adjusted operating cash flow:
Depreciation and amortization (including impairments)	(1,137,940)	(1,042,850)	(862,952)
Stock plan income (expense)	(34,314)	(42,450)	41,210
Restructuring charges	(151)	(10,725)	(74,091)
Interest expense	(721,008)	(615,668)	(506,480)
Interest income	8,568	10,899	21,164
Equity in net income (loss) of affiliates	(12,991)	429,732	(42,014)
Gain (loss) on sale of cable assets and programming and affiliate interests, net	2,232	(13,644)	—
Gain (loss) on investments, net	134,598	235,857	(881,394)
Write-off of deferred financing costs	(18,961)	(388)	(6,931)
Gain (loss) on derivative contracts, net	(165,305)	(208,323)	924,037
Loss on extinguishment of debt	(78,571)	—	(17,237)
Minority interests	(65,568)	(116,950)	(201,695)
Miscellaneous, net	46	3,719	(5,644)
Loss from continuing operations before income taxes	$(664,407)	$(248,347)	$(560,107)

Substantially all revenues and assets of the Company’s reportable segments are attributed to or located in the United States primarily concentrated in the New York metropolitan area.

NOTE 21.              INTERIM FINANCIAL INFORMATION (Unaudited)

The following is a summary of selected quarterly financial data for the years ended December 31, 2004 and 2003:

2004:

	March 31,	June 30,	September 30,	December 31,	Total
	2004	2004	2004	2004	2004
Revenues, net	$1,146,570	$1,163,582	$1,117,485	$1,322,400	$4,750,037
Operating expenses	(1,141,571)	(965,373)	(1,017,987)	(1,372,553)	(4,497,484)
Operating income (loss)	$4,999	$198,209	$99,498	$(50,153)	$252,553

Loss from continuing operations	$(100,447)	$(155,688)	$(42,245)	$(171,219)	$(469,599)
Loss from discontinued operations	(12,097)	(31,423)	(20,930)	(134,607)	(199,057)
Loss before extraordinary item	(112,544)	(187,111)	(63,175)	(305,826)	(668,656)
Extraordinary loss on investment, net of taxes	(7,436)	—	—	—	(7,436)
Net loss	$(119,980)	$(187,111)	$(63,175)	$(305,826)	$(676,092)

Loss per share:
Basic and diluted loss from continuing operations	$(0.35)	$(0.54)	$(0.15)	$(0.60)	$(1.64)
Basic and diluted loss from discontinued operations	$(0.04)	$(0.11)	$(0.07)	$(0.47)	$(0.69)
Basic and diluted net loss	$(0.42)	$(0.65)	$(0.22)	$(1.06)	$(2.36)

First quarter 2004 results include an extraordinary loss on investment, net of tax of $7,436 or $(0.03) per share (see Note 3).

2003:

	March 31,	June 30,	September 30,	December 31,	Total
	2003	2003	2003	2003	2003
Revenues, net	$966,406	$931,400	$934,096	$1,191,307	$4,023,209
Operating expenses	(942,444)	(914,548)	(916,241)	(1,223,557)	(3,996,790)
Operating income (loss)	$23,962	$16,852	$17,855	$(32,250)	$26,419

Income (loss) from continuing operations	$(133,830)	$157,526	$(112,336)	$(186,123)	$(274,763)
Income (loss) from discontinued operations, net of taxes	(17,492)	821	5,374	(11,179)	(22,476)
Net income (loss)	$(151,322)	$158,347	$(106,962)	$(197,302)	$(297,239)

Basic income (loss) per share:
Income (loss) from continuing operations	$(0.48)	$0.54	$(0.39)	$(0.65)	$(0.96)
Income (loss) from discontinued operations, net of taxes	$(0.06)	$—	$0.02	$(0.04)	$(0.08)
Net income (loss)	$(0.54)	$0.54	$(0.37)	$(0.69)	$(1.04)

Diluted net income (loss) per share:
Income (loss) from continuing operations	$(0.48)	$0.53	$(0.39)	$(0.65)	$(0.96)
Income (loss) from discontinued operations, net of taxes	$(0.06)	$—	$0.02	$(0.04)	$(0.08)
Net income (loss)	$(0.54)	$0.54	$(0.37)	$(0.69)	$(1.04)

NOTE 22.              OTHER MATTERS

In the second quarter of 2004, Madison Square Garden received $54,052 in cash in connection with the New York Mets’ notice of termination of their broadcast rights agreement with Madison Square Garden.  The termination of the rights agreement was effective after the 2005 baseball season. As a result of the termination notice, the Company recorded a reversal of a purchase accounting liability of $41,788 related to this broadcast rights agreement.  These items have been reflected as other operating income in the Company’s consolidated statement of operations.

Effective September 16, 2004 the National Hockey League (“NHL”) commenced a lockout of the players in support of its attempt to reach a new collective bargaining agreement with the National Hockey League Players Association. The parties failed to reach an agreement after several negotiating sessions and on February 16, 2005, the NHL announced that it had cancelled the 2004/2005 season.  We can give no assurance as to when the labor dispute will be resolved and therefore cannot determine the extent to which our 2005 operating results will be negatively impacted.  However, while a continued lockout could have a significant adverse impact on Madison Square Garden’s operating results, we do not believe it would have a significant adverse impact on the Company’s consolidated operating results.

In October 2004, Fox Sports Net Chicago’s agreements with two major suppliers of distribution rights to certain live sporting events were terminated.  Fox Sports Net Chicago is a wholly-owned subsidiary of Regional Programming Partners.  Fox Sports Net Chicago expects to continue its operations with content from its partners and their affiliates.  Fox Sports Net Chicago’s revenues will decline in future periods as a result of the termination by two of its significant customers that declined to carry Fox Sports Net Chicago without these distribution rights agreements.

In December 2004, the Company’s Board of Directors decided to suspend pursuing the spin-off and instead to pursue strategic alternatives for the Rainbow DBS business.  See Note 23.

NOTE 23.              SUBSEQUENT EVENTS (as of June 3, 2005)

Rainbow DBS

In January 2005, the Company’s Board of Directors authorized and directed the sale of the assets of Rainbow DBS and the shutdown of its business.  On January 20, 2005, Rainbow DBS entered into a definitive agreement to sell its Rainbow 1 direct broadcast satellite and certain other related assets to a subsidiary of EchoStar Communications Corp. for $200,000 in cash.  This transaction is expected to close following receipt of regulatory approvals.  In February 2005, the Company signed a letter of intent under which VOOM HD, LLC, a new private company formed by Charles F. Dolan and Thomas C. Dolan, would acquire from the Company the business, assets and liabilities of the Company’s Rainbow DBS satellite business not included in the above mentioned agreement with EchoStar.  The letter of intent between the Company and VOOM HD expired on February 28, 2005 without a definitive agreement being reached.

Following the expiration of the letter of intent, the Company began shutting down the Rainbow DBS operations.  In March 2005, the Company entered into an agreement with Charles F. Dolan and Thomas C. Dolan (“March 2005 Agreement”) pursuant to which the parties agreed to work cooperatively to finalize the separation of Rainbow DBS from the Company.  The Company agreed that no new shutdown activities would be undertaken at Rainbow DBS during the term of the agreement.  Charles F. Dolan agreed to fund any expenditures above those contemplated in the shutdown budget, net of March revenue earned and was required to provide to the Company cash or shares of the Company’s common stock in advance of the Company making those expenditures.  Similarly, if Rainbow DBS made any new commitments or other agreements, the Company would segregate cash or shares received from Charles F. Dolan to pay the costs associated with those actions.  In March 2005, Charles F. Dolan deposited $15,000 with the Company in accordance with the March 2005 agreement.  This agreement terminated on March 31, 2005 and, in accordance with its terms, the distribution business of Rainbow DBS has been shutdown.  The Board of Directors, at a meeting on April 7, 2005, confirmed its shutdown decision and instructed management to continue to analyze whether its VOOM 21 channels could be marketed to other satellite and cable providers as part of the Company’s Rainbow programming operations.  In connection with the shutdown, the Company anticipates incurring significant costs relating to early termination of various contracts, other contractual obligations, employee termination benefits and other costs.  These costs are currently estimated to range from $100,000 to $130,000.  The current estimated range of costs associated with our shutdown and exit from the Rainbow DBS distribution business is based on facts and assumptions currently known to us, but actual future shutdown and exit related costs may deviate from the current range of estimate and such deviations could be significant.  The estimated shutdown costs do not include the settlement of liabilities of the Rainbow DBS distribution business recorded on our balance sheet at March 31, 2005 of $45,800.  The Company does not expect the shutdown costs to have a material impact on its liquidity position as it is expected that these costs will be funded by the proceeds from the sale of the Rainbow 1 direct broadcast satellite to Echostar for $200,000.

Cash deposited by Charles F. Dolan under the March 2005 Agreement that is not used to fund costs or segregated to pay costs associated with new commitments or other agreements will be returned to him.  This estimated amount has been included in accounts payable to affiliates in the Company’s consolidated balance sheet at March 31, 2005.  Cash which has been and will be used to fund the incremental costs of the Rainbow DBS distribution business, net of its revenue earned that reduced the amount Charles F. Dolan was required to fund in accordance with the March 2005 Agreement, has been recorded as a deemed net equity contribution in the first quarter of 2005.  Such amounts are estimates and subject to revision upon final analysis of such amounts.

Fox Sports Net Ohio and Fox Sports Net Florida

In April 2005, the Company and News Corporation restructured their ownership of Regional Programming Partners.  Regional Programming Partners was owned 60% by the Company and 40% by News Corporation.  As a result of the restructuring, the Company now owns 100% of Madison Square Garden, 100% of Fox Sports Net Chicago and 50% of Fox Sports Net New England.  In connection with the restructuring, these businesses extended the terms of their long-term affiliation agreements with Fox Sports Net and their advertising representation agreements with National Advertising Partners.

In connection with its December 2003 purchase of the interests that it did not own in Fox Sports Net Chicago and Fox Sports Net Bay Area, subsidiaries of Regional Programming Partners issued promissory notes in the aggregate amount of $150,000 to News Corporation.  As part of the restructuring, those promissory notes were contributed by News Corporation to Regional Programming Partners for no additional consideration and were cancelled without any payment being made on them.

Fox Sports Net and National Advertising Partners were owned 50% by the Company and 50% by News Corporation.  As a result of the restructuring, News Corporation now owns 100% of Fox Sports Net and National Advertising Partners, as well as Fox Sports Net Ohio and Fox Sports Net Florida.

The Company and News Corporation will continue to own 60% and 40%, respectively, of Fox Sports Net Bay Area through a separate partnership.  The Company will continue to manage that network.  In connection with the restructuring, Fox Sports Net Bay Area extended the terms of its long-term affiliation agreement with Fox Sports Net and its advertising representation agreement with National Advertising Partners.

The Company will account for this exchange in accordance with Accounting Principles Board Opinion No. 29, Accounting for Nonmonetary Transactions and, accordingly, the Company will record the transaction with News Corporation at fair value at the date of acquisition.  The estimated fair values are currently being evaluated and to the extent that the purchase price exceeds the fair value of the net identifiable tangible and intangible assets acquired, such excess will be allocated to goodwill.  In addition, the Company currently expects to record a gain in connection with this transaction in the second quarter of 2005.

Reclassifications

As a result of the shutdown of the Rainbow DBS distribution business and the Regional Programming Partners restructuring discussed above, the Company has reclassified certain assets and liabilities as held for sale on the consolidated balance sheets and operating results of the Rainbow DBS distribution business and Fox Sports Net Ohio and Fox Sports Net Florida have been reported as discontinued operations in the consolidated statements of operations for all periods presented. See Note 6.

In addition, the VOOM 21 high definition channels have been included in the Rainbow segment.  Those channels were previously included in the Rainbow DBS segment.  Prior period segment information has been reported on a comparable basis.  See Note 20.

EchoStar Transaction

In April 2005, subsidiaries of Cablevision and CSC Holdings entered into agreements with EchoStar relating to the launch and operation of the business of Rainbow HD Holdings, LLC, the Company’s VOOM 21 high-definition television programming service.  Under those arrangements, EchoStar will initially distribute a portion of the Rainbow HD programming service and, beginning in 2006, if the contemplated transactions have been completed, will carry all 21 of the channels included in the Rainbow HD programming service.  In connection with the arrangements, EchoStar would be issued a 20% interest in Rainbow HD Holdings, the Company’s subsidiary owning the 21 channels included in the Rainbow HD programming service, and that 20% interest would not be diluted until $500,000 in cash has been invested in Rainbow HD Holdings.  The issuance of the 20% interest in Rainbow HD Holdings to EchoStar and EchoStar’s agreement to distribute all 21 of the channels included in the Rainbow HD programming service are subject to customary closing conditions, and the closing of the sale of the Company’s Rainbow 1 satellite to EchoStar.

Under the terms of our affiliation arrangements with EchoStar covering our VOOM 21 high definition channels for a 15 year term, if we fail to invest $100,000 per year up to a maximum of $500,000 in the aggregate (which $100,000 amount may be reduced to no less than $38,000 if we decide in the future to reduce the number of channels) in the entity that owns and develops these channels, EchoStar may terminate the affiliation agreement.  We have the right to terminate the affiliation agreement if the VOOM 21 service is discontinued in the future.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder

CSC Holdings, Inc.:

We have audited management’s assessment, included in the accompanying Management’s Report on Internal Control Over Financial Reporting that CSC Holdings, Inc. maintained effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).  CSC Holdings, Inc.’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting.  Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.  Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances.  We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management’s assessment that CSC Holdings, Inc. maintained effective internal control over financial reporting as of December 31, 2004, is fairly stated, in all material respects, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).  Also, in our opinion, CSC Holdings, Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of CSC Holdings, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholder’s deficiency, and cash flows for each of the years in the three-year period ended December 31, 2004, and our report dated March 16, 2005, except for Note 23, which is as of June 3, 2005, expressed an unqualified opinion on those consolidated financial statements.  Our report refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, in the year ended December 31, 2003.

/s/ KPMG LLP

Melville, New York
March 16, 2005

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder

CSC Holdings, Inc.:

We have audited the accompanying consolidated balance sheets of CSC Holdings, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholder’s deficiency, and cash flows for each of the years in the three-year period ended December 31, 2004.  In connection with our audits of the consolidated financial statements, we also audited the financial statement schedule listed in Item 15(a)(2).  These consolidated financial statements and the financial statement schedule are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements and the financial statement scheduled based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CSC Holdings, Inc. and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in Note 10 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, in the year ended December 31, 2003.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of CSC Holdings, Inc.’s internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 16, 2005 expressed an unqualified opinion on management’s assessment of, and the effective operation of, internal control over financial reporting.

/s/ KPMG LLP

Melville, New York
March 16, 2005, except for Note 23, which is as of June 3, 2005

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

CONSOLIDATED BALANCE SHEETS

December 31, 2004 and 2003

(Dollars in thousands)

(See Note 23)

	2004	2003
ASSETS

Current Assets:

Cash and cash equivalents	$771,479	$230,001
Restricted cash	144,444	—
Accounts receivable, trade (less allowance for doubtful accounts of $16,312 and $24,729)	378,936	338,589
Notes and other receivables	121,821	55,818
Note receivable, affiliate	—	12,877
Investment securities	3,819	5,874
Prepaid expenses and other current assets	82,027	103,509
Feature film inventory, net	107,860	92,362
Deferred tax asset	124,528	107,660
Advances to affiliates	6,890	42,922
Investment securities pledged as collateral	327,180	—
Derivative contracts	193,682	—
Assets held for sale	124,698	127,974
Total current assets	2,387,364	1,117,586

Property, plant and equipment, net of accumulated depreciation of $4,676,327 and $4,038,157	4,013,814	4,284,571
Investments in affiliates	27,300	25,449
Investment securities pledged as collateral	819,441	1,224,498
Notes and other receivables	46,892	95,815
Derivative contracts	290,686	586,894
Other assets	72,230	53,865
Long-term feature film inventory, net	350,472	303,393
Deferred carriage fees, net	108,233	119,225
Franchises	731,848	731,848
Affiliation, broadcast and other agreements, net of accumulated amortization of $348,375 and $277,037	485,118	558,662
Other intangible assets, net of accumulated amortization of $50,417 and $34,183	168,933	162,494
Excess costs over fair value of net assets acquired	1,446,294	1,446,294
Deferred financing and other costs, net of accumulated amortization of $60,697 and $61,783	103,719	116,144
Assets held for sale	312,154	418,231
	$11,364,498	$11,244,969

See accompanying notes to consolidated financial statements

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

CONSOLIDATED BALANCE SHEETS (continued)

December 31, 2004 and 2003

(Dollars in thousands)

(See Note 23)

	2004	2003
LIABILITIES AND STOCKHOLDER’S DEFICIENCY

Current Liabilities:

Accounts payable	$345,178	$330,519
Accrued liabilities
Interest	146,606	119,983
Employee related costs	281,550	272,030
Other accrued expenses	450,923	477,967
Accounts payable to affiliates	869	2,197
Deferred revenue	122,297	117,710
Feature film and contract obligations	106,503	91,484
Liabilities under derivative contracts	12,775	38,968
Current portion of bank debt	5,387	111,039
Current portion of collateralized indebtedness	617,476	—
Current portion of capital lease obligations	11,581	15,636
Liabilities held for sale	7,468	7,911
Total current liabilities	2,108,613	1,585,444

Feature film and contract obligations	358,209	286,955
Deferred revenue	13,648	16,322
Deferred tax liability	19,668	322,608
Liabilities under derivative contracts	151,102	127,751
Other long-term liabilities	263,819	264,906
Bank debt, long-term	2,484,500	2,246,000
Collateralized indebtedness	935,951	1,617,620
Senior notes and debentures	4,491,564	3,692,699
Senior subordinated notes and debentures	746,231	599,203
Notes payable	150,000	150,000
Capital lease obligations	59,982	69,220
Series H Redeemable Exchangeable Preferred Stock	—	434,181
Series M Redeemable Exchangeable Preferred Stock	—	1,110,113
Deficit investment in affiliates	59,913	41,111
Minority interests	685,877	580,766
Total liabilities	12,529,077	13,144,899

Series A Exchangeable Participating Preferred Stock	—	80,001

Commitments and contingencies

Stockholder’s deficiency:
Series A Cumulative Convertible Preferred Stock, 200,000 shares authorized, none issued	—	—
Series B Cumulative Convertible Preferred Stock, 200,000 shares authorized, none issued	—	—
8% Series D Cumulative Preferred Stock, $.01 par value, 112,500 shares authorized, none issued ($100 per share liquidation preference)	—	—
Common Stock, $.01 par value, 10,000,000 shares authorized, 6,429,987 and 5,258,056 shares issued	64	53
Paid-in capital	2,274,294	829,801
Accumulated deficit	(3,435,002)	(2,808,833)
	(1,160,644)	(1,978,979)
Accumulated other comprehensive loss	(3,935)	(952)

Total stockholder’s deficiency	(1,164,579)	(1,979,931)
	$11,364,498	$11,244,969

See accompanying notes to consolidated financial statements

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended December 31, 2004, 2003 and 2002

(Dollars in thousands)

(See Note 23)

	2004	2003	2002
Revenues, net	$4,750,037	$4,023,209	$3,664,365

Operating expenses:

Technical and operating (excluding depreciation and amortization (including impairments)	2,262,694	1,864,579	1,664,441
Selling, general and administrative	1,192,457	1,083,394	906,794
Other operating income	(95,758)	(4,758)	—
Restructuring charges	151	10,725	74,091
Depreciation and amortization (including impairments)	1,137,940	1,042,850	862,952
	4,497,484	3,996,790	3,508,278
Operating income (loss)	252,553	26,419	156,087

Other income (expense):
Interest expense	(635,960)	(615,668)	(506,480)
Interest income	8,568	14,689	21,164
Equity in net income (loss) of affiliates	(12,991)	429,732	(42,014)
Gain (loss) on sale of cable assets and programming and affiliate interests, net	2,232	(13,644)	—
Gain (loss) on investments, net	134,598	235,857	(881,394)
Write-off of deferred financing costs	(18,961)	(388)	(6,931)
Gain (loss) on derivative contracts, net	(165,305)	(208,323)	924,037
Loss on extinguishment of debt	(78,571)	—	(17,237)
Minority interests	(65,568)	(24,690)	(27,179)
Miscellaneous, net	46	3,719	(5,644)
	(831,912)	(178,716)	(541,678)
Loss from continuing operations before income taxes and dividend requirements	(579,359)	(152,297)	(385,591)
Income tax benefit (expense)	159,683	(28,008)	81,497
Loss from continuing operations before dividend requirements	(419,676)	(180,305)	(304,094)
Dividend requirements applicable to preferred stock	—	(92,260)	(174,516)
Loss from continuing operations	(419,676)	(272,565)	(478,610)
Income (loss) from discontinued operations, net of taxes	(199,057)	(22,476)	572,493
Income (loss) applicable to common shareholder before extraordinary item	(618,733)	(295,041)	93,883
Extraordinary loss on investment, net of taxes	(7,436)	—	—
Net income (loss) applicable to common shareholder	$(626,169)	$(295,041)	$93,883

See accompanying notes to consolidated financial statements.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S DEFICIENCY

Years ended December 31, 2004, 2003 and 2002

(Dollars in thousands)

(See Note 23)

	Common Stock	Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
Balance at December 31, 2001	$50	$969,981	$(2,607,675)	$—	$(1,637,644)
Net income	—	—	268,399	—	268,399
Minimum pension liability adjustment	—	—	—	(1,790)	(1,790)
Comprehensive income					266,609
Tax benefit related to stock options	—	10,983	—	—	10,983
Treasury stock acquired by Cablevision from NBC	—	(359,750)	—	—	(359,750)
Issuance of Cablevision common stock to NBC	—	114,888	—	—	114,888
Conversion of RMG options to CNYG options	—	4,391	—	—	4,391
Preferred dividend requirements	—	—	(174,516)	—	(174,516)
Balance at December 31, 2002	50	740,493	(2,513,792)	(1,790)	(1,775,039)
Net loss	—	—	(202,781)	—	(202,781)
Minimum pension liability adjustment	—	—	—	838	838
Comprehensive loss					(201,943)
Tax benefit related to stock options	—	1,165	—	—	1,165
Preferred dividend requirements	—	—	(92,260)	—	(92,260)
Net contributions from Cablevision	3	63,070	—	—	63,073
Issuance of Cablevision restricted stock to employees	—	25,073	—	—	25,073
Balance at December 31, 2003	53	829,801	(2,808,833)	(952)	(1,979,931)
Net loss	—	—	(626,169)	—	(626,169)
Minimum pension liability adjustment	—	—	—	(2,792)	(2,792)
Foreign currency translation	—	—	—	(191)	(191)
Comprehensive loss					(629,152)
Tax benefit related to stock options	—	813	—	—	813
Net contributions from Cablevision	11	1,413,220	—	—	1,413,231
Issuance of Cablevision restricted stock to employees	—	30,460	—	—	30,460
Balance at December 31, 2004	$64	$2,274,294	$(3,435,002)	$(3,935)	$(1,164,579)

See accompanying notes to consolidated financial statements.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2004, 2003 and 2002

(Dollars in thousands)

(See Note 23)

	2004	2003	2002
Cash flows from operating activities:

Loss from continuing operations before dividend requirements	$(419,676)	$(180,305)	$(304,094)

Adjustments to reconcile loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization (including impairments)	1,137,940	1,042,850	862,952
Non-cash other operating income	(41,788)	—	—
Equity in net (income) loss of affiliates	12,991	(429,732)	42,375
Minority interests	65,568	24,690	27,179
(Loss) gain on sale of cable assets and programming interests, net	(2,232)	13,644	—
Loss (gain) on investments, net	(134,598)	(235,857)	881,394
Write-off of deferred financing costs	18,961	388	6,931
Loss (gain) on derivative contracts, net	149,911	178,499	(910,726)
Loss on extinguishment of debt	3,987	—	17,237
Compensation expense related to issuance of restricted stock	30,460	25,073	—
Deferred income tax	(169,423)	56,255	(45,284)
Amortization and write-off of feature film inventory	192,682	94,806	57,390
Amortization of deferred financing, discounts on indebtedness and other deferred costs	110,459	89,787	87,144
Change in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable trade	(36,564)	(28,429)	21,297
Notes and other receivables	(20,763)	(9,878)	(19,363)
Note receivable from affiliate	12,877	5,123	(18,000)
Inventory, prepaid expenses and other assets	5,259	(30,268)	7,051
Advances to affiliates	2,834	81,056	(91,921)
Feature film inventory	(258,371)	(191,723)	(120,526)
Other deferred costs	(17,690)	(6,235)	(12,973)
Accounts payable	11,915	(108,713)	45,070
Accrued liabilities	909	(7,624)	1,933
Feature film and contract obligations	129,777	88,101	43,300
Deferred revenue	943	2,918	(10,676)
Minority interests	(947)	(11,060)	(32,345)
Net cash provided by operating activities	785,421	463,366	535,345

Cash flows from investing activities:
Capital expenditures	(697,514)	(832,087)	(1,207,592)
Payments for acquisitions, net of cash acquired	(84,738)	(179,728)	—
Proceeds from sale of equipment, net of costs of disposal	(194)	5,906	15,336
Decrease (increase) in investments in affiliates, net	32,664	443,391	(34,619)
Proceeds from sale of investment	2,029	—	—
Decrease in investment securities and other investments	61	3,150	994
Increase in restricted cash	(35,797)	—	—
Additions to other intangible assets	(8,826)	(1,881)	(548)
Net cash used in investing activities	$(792,315)	$(561,249)	$(1,226,429)

See accompanying notes to consolidated financial statements.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

Years ended December 31, 2004, 2003 and 2002

(Dollars in thousands)

(See Note 23)

	2004	2003	2002
Cash flows from financing activities:

Proceeds from bank debt	$3,342,095	$2,328,180	$1,603,574
Repayment of bank debt	(3,209,247)	(2,056,908)	(524,500)
Redemption of senior subordinated notes	(350,000)	—	—
Issuance of senior notes	1,293,922	—	—
Net proceeds from (repayments of) collateralized indebtedness	3,861	330,728	(54,813)
Repayment of note payable	—	(250,000)	—
Issuance of preferred stock	—	75,000	—
Dividends applicable to preferred stock	—	(87,259)	(174,516)
Redemption of preferred stock	(1,694,622)	—	—
Capital contribution from Cablevision	1,413,231	63,073	—
Payments on capital lease obligations and other debt	(16,245)	(16,745)	(28,078)
Additions to deferred financing and other costs	(37,970)	(14,829)	(15,778)
Other	(1,748)	—	—
Net cash provided by financing activities	743,277	371,240	805,889

Effect of exchange rate changes on cash and cash equivalents	(191)	—	—
Net increase in cash and cash equivalents from continuing operations	736,192	273,357	114,805
Net effect of discontinued operations on cash and cash equivalents	(194,714)	(120,797)	(143,767)
Cash and cash equivalents at beginning of year	230,001	77,441	106,403
Cash and cash equivalents at end of year	$771,479	$230,001	$77,441

See accompanying notes to consolidated financial statements.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(See Note 23)

NOTE 1.                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company and Related Matters

CSC Holdings, Inc. (“CSC Holdings” or the “Company”), is a wholly-owned subsidiary of Cablevision Systems Corporation (“Cablevision”).  The Company and its majority-owned subsidiaries own and operate cable television systems and through its subsidiary, Rainbow Media Holdings LLC, have ownership interests in companies that produce and distribute national and regional entertainment and sports programming services, including Madison Square Garden, L.P. (“MSG”).  The Company also owns companies that provide advertising sales services for the cable television industry, provide telephone service, operate motion picture theaters and provide direct broadcast satellite service. The Company classifies its business interests into three segments: Telecommunications Services, consisting principally of its consumer video, high-speed data, Voice over Internet Protocol and our commercial data and voice services operations; Rainbow, consisting principally of interests in national and regional cable television programming networks, including our VOOM 21 high definition channels; and Madison Square Garden, which owns and operates professional sports teams, regional cable television networks and an entertainment business.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries and certain variable interest entities pursuant to FIN 46R (see discussion below).  All significant intercompany transactions and balances are eliminated in consolidation.

Revenue Recognition

The Company recognizes cable television, high-speed data, Voice over Internet Protocol,  and telephony revenues as the services are provided to subscribers.  Installation revenue for our video, consumer high-speed data and Voice over Internet Protocol services is recognized as installations are completed, as direct selling costs have exceeded this revenue in all periods reported.  The Company classifies amounts billed to our customers for local franchise fees as a component of revenue.

Our programming businesses recognize affiliate fees from cable and satellite providers as the programming is provided.  Advertising revenues are recognized when commercials are telecast.  In some situations, our programming businesses guarantee certain viewer ratings for their programming.  For these types of transactions, a portion of such revenue is deferred if the guaranteed viewer ratings are not met and is subsequently recognized by providing additional advertising time.

Revenues derived from other sources are recognized when services are provided or events occur.

Technical and Operating Expense

Costs of revenue related to sales of services are classified as “technical and operating” expenses in the accompanying statements of operations.

Advertising Expenses

Advertising costs are charged to expense when incurred.  Advertising costs for continuing operations amounted to $196,841, $180,046 and $148,055 for the years ended December 31, 2004, 2003 and 2002, respectively.

Restricted Cash

Restricted cash at December 31, 2004 includes approximately $108,600 received in exchange for shares the Company owned of AT&T Wireless (“AWE”) common stock, representing the $15 share price paid in consideration of the merger between AWE and Cingular Wireless LLC.  This restricted cash was used to settle the outstanding collateralized indebtedness relating to these shares subsequent to December 31, 2004.

Restricted cash at December 31, 2004 also included approximately $21,000 of cash collateralized letters of credit entered into by the Rainbow segment for certain programming and operating lease commitments.  In addition, restricted cash includes an escrow account required by the National Hockey League, restricted cash required by certain operating agreements and cash collateralized letters of credit aggregating approximately $14,800 for the Madison Square Garden segment.

Accounts Receivable

The Company periodically assesses the adequacy of valuation allowances for uncollectible accounts receivable by evaluating general factors such as length of time individual receivables are past due, historical collection experience, and the economic and competitive environment.

Investments

Investment securities and investment securities pledged as collateral are classified as trading securities and are stated at fair value with unrealized holding gains and losses included in net income (loss).

The Company’s interests in less than majority-owned entities in which the Company has the ability to exercise significant influence over the operating and financial policies of the investee are accounted for under the equity method. Equity method investments are recorded at original cost and adjusted to recognize the Company’s proportionate share of the investees’ net income or losses, additional contributions made and distributions received.  The Company would recognize a loss where there existed an other than temporary decline in the value of the investment.

Long-Lived and Indefinite-Lived Assets

Property, plant and equipment, including construction materials, are carried at cost, and include all direct costs and certain indirect costs associated with the construction of cable television transmission and distribution systems, and the costs of new product and subscriber installations.  Equipment under capital leases is recorded at the present value of the total minimum lease payments.  Depreciation on equipment is calculated on the straight-line basis over the estimated useful lives of the assets or, with respect to equipment under capital leases and leasehold improvements, amortized over the shorter of the lease term or the assets’ useful lives and reported with depreciation and amortization (including impairments) in the consolidated statements of operations.

Affiliation, broadcast and other agreements (primarily cable television system programming agreements) are amortized on a straight-line basis over periods ranging from 3 to 12 years.  Other intangible assets are amortized on the straight-line basis over the periods benefited (5 to 25 years).  Excess costs over fair value of net assets acquired (“goodwill”) and the value of franchises acquired in purchase business combinations which have indefinite useful lives are no longer amortized in connection with the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and other Intangible Assets, on January 1, 2002.

The Company reviews its long-lived assets (property, plant and equipment, and intangible assets subject to amortization that arose from business combinations accounted for under the purchase method) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable.  If the sum of the expected cash flows, undiscounted and without interest, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

The Company evaluates the recoverability of its goodwill and indefinite-lived intangible assets annually or more frequently whenever events or circumstances indicate that the asset may be impaired.  Statement 142 requires that goodwill impairment be determined using a two-step process.  The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill.  If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any.  The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill.  If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.  The implied fair value of goodwill is determined in the same manner as the amount of goodwill which would be recognized in a business combination.

The impairment test for other intangible assets not subject to amortization consists of a comparison of the fair value of the intangible asset with its carrying value.  If the carrying value of the intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.

Satellite Development Costs

In 2001, Rainbow DBS entered into a contract for the construction of its satellite with Lockheed Martin Corporation.  The contract provided for scheduled payments over a period extending through 2003, as well as cancellation penalties if the contract was terminated before the satellite was launched.  As of December 31, 2003, payments made under the terms of the contract totaled approximately $255,300.  In connection with the construction of this satellite, the Company capitalized interest of $7,692 and $7,390, respectively, for the years ended December 31, 2003 and 2002.  This satellite was launched in July 2003, therefore no interest was capitalized since that date.

Rainbow DBS entered into a satellite procurement contract covering five Ka-band satellites with Lockheed Martin in November 2004.  The construction cost under the contract is approximately $740,000, subject to certain adjustments.  Rainbow DBS has the right to terminate this contract prior to November 21, 2005 without penalty.  If the contract is terminated subsequent to that date, Rainbow DBS would be required to make a termination payment, which at December 31, 2005 would not be significant.  Milestone payments scheduled to be made in 2005 aggregate $50,900.  However, milestone payments would cease upon termination of the contract.  As of December 31, 2004, payments made under the terms of this contract totaled approximately $5,788.

Refer to Note 5 for a discussion of impairment charges relating to the Rainbow DBS segment and Note 23 for a discussion of events subsequent to December 31, 2004 which affect this segment.

Feature Film Inventory

Rights to feature film inventory acquired under license agreements along with the related obligations are recorded at the contract value when a license agreement is executed or the license period has begun.  Costs are amortized to technical and operating expense on a straight-line basis over the respective license periods.  Amounts payable subsequent to December 31, 2004 related to feature film telecast rights are as follows:

Years Ending December 31,
2005	$106,386
2006	78,604
2007	72,233
2008	51,080
2009	39,215
Thereafter	117,077

See Note 5 for a discussion of the Company’s review of the programming usefulness of our feature film inventory and impairment charges recorded in 2004, 2003 and 2002.

Deferred Carriage Fees

Deferred carriage fees represent amounts paid or payable to cable systems operators to guarantee carriage of certain programming services and are amortized as a reduction to revenue over the period of guarantee (1 to 11 years).

Deferred Financing Costs

Costs incurred to obtain debt are deferred and amortized to interest expense over the life of the related debt.

Income Taxes

Income taxes are provided based upon the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires the asset and liability method of accounting for deferred income taxes and permits the recognition of deferred tax assets, subject to an ongoing assessment of realizability.

Income (Loss) Per Common Share

Basic and diluted net income (loss) per common share are not presented since the Company is a wholly-owned subsidiary of Cablevision.

Reclassifications

Certain reclassifications have been made in the 2003 and 2002 financial statements to conform to the 2004 presentation.  In addition, the assets and liabilities attributable to Fox Sports Net Ohio and Fox Sports Net Florida and certain assets of the Rainbow DBS distribution business have been classified in the consolidated balance sheets as assets and liabilities held for sale for all periods presented.  The operating results of these businesses have been classified as discontinued operations in the consolidated statements of operations for all periods presented.  See Note 23.

Cash Flows

For purposes of the consolidated statements of cash flows, the Company considers short-term investments with a maturity at date of purchase of three months or less to be cash equivalents.

During 2004, 2003 and 2002, the Company’s non-cash investing and financing activities and other supplemental data were as follows:

	Years Ended December 31,
	2004	2003	2002
Non-Cash Investing and Financing Activities:
Capital lease obligations	$2,952	$10,003	$17,990
Receipt of marketable securities in connection with the sale of programming interests and cable assets	—	—	321,908
Preferred stock dividends	—	5,001	—
Issuance of Cablevision common stock in exchange for NBC’s interest in Rainbow Media Holdings	—	—	114,888
Acquisition of Cablevision common stock from NBC	—	—	359,750
Acquisition of shares of Rainbow Media Holdings from NBC	—	—	318,342
Note payable issued in connection with the purchase of the 20% minority interest in American Movie Classics, The Independent Film Channel and WE: Women’s Entertainment	—	250,000	—
Note payable issued in connection with the purchase of the 50% interests in Fox Sports Net Chicago and Fox Sports Net Bay Area	—	150,000	—
Redemption of collateralized indebtedness associated with AT&T Wireless shares with restricted cash, net of related forward contract	105,000	—	—
Receipt of restricted cash for AT&T Wireless shares	213,647	—	—

Supplemental Data:
Cash interest paid – continuing operations	580,249	498,583	489,108
Cash interest paid – discontinued operations	314	533	5,471
Income taxes paid (refunded), net – continuing operations	6,952	7,790	(28,076)
Income taxes paid (refunded), net – discontinued operations	(539)	532	344

Derivative Financial Instruments

The Company accounts for derivative financial instruments in accordance with Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended.  Statement No. 133 requires that an entity recognize all derivatives, as defined, as either assets or liabilities measured at fair value.  If the derivative is designated as a hedge, depending on the nature of the hedge, changes in the fair value of the derivative will either be offset against the change in fair value of the hedged assets, liabilities or firm commitments through earnings or recognized as a component of comprehensive income until the hedged item is recognized in earnings.  The ineffective portion of a derivative’s change in fair value will be immediately recognized in earnings.  The Company uses derivative instruments to manage its exposure to market risks from changes in certain equity prices and interest rates and does not hold or issue derivative instruments for speculative or trading purposes.  These derivative instruments are not designated as hedges, and changes in the fair values of these derivatives are recognized in earnings as gain (losses) on derivative contracts.

Concentrations and Credit Risk

Financial instruments that may potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and trade receivables.  Cash is invested in money market funds, bank time deposits or in obligations of the U.S. Treasury.   The Company’s cash investments are placed with money markets funds or financial institutions that have received the highest rating awarded by S&P and Moody’s.  The Company had one customer that accounted for approximately 11% and 17% of the Company’s consolidated net trade receivable balances at December 31, 2004 and 2003, respectively, which exposes the Company to a concentration of credit risk.  Although this customer exceeded 10 percent of the Company’s consolidated net trade receivables, the Company does not have a single external customer which represents 10 percent or more of its consolidated revenues.

Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Recently Adopted and Issued Accounting Standards

In January 2003, the FASB issued FIN 46, Consolidation of Variable Interest Entities.  FIN 46, as revised in December 2003 (“FIN 46R”), addresses consolidation by business enterprises of variable interest entities, which are entities that either (a) do not have equity investors with characteristics of a controlling financial interest, (b) equity investors do not have voting rights that are proportionate to their economic interest, or (c) have equity investors that do not provide sufficient financial resources for the entity to support its activities.  For all variable interest entities created prior to February 1, 2003, the Company was required to apply the provisions of FIN 46R by March 31, 2004.  For variable interest entities created subsequent to January 31, 2003, FIN 46R was effective in 2003.  In determining how to account for our interests in variable interest entities (“VIE”), we consolidated all VIEs for which we are either the primary beneficiary or provide more than half of the total of the equity, subordinated debt, or other forms of subordinated financial support.  The Company consolidated its investment in Northcoast Communications LLC at March 31, 2004 (see Note 14) and its investment in DTV Norwich LLC as of the date of the DTV Norwich Transaction (see Note 3).  In addition, the Company consolidated its investment in PVI Virtual Media Services LLC in the second quarter of 2004 in connection with an amendment to the LLC agreement which caused the Company to reconsider whether PVI Virtual Media was a variable interest entity.  PVI Virtual Media markets a real time video insertion system that through patented technology places computer generated electronic images into television broadcasts of sporting events and other programming.  PVI Virtual Media’s total assets and liabilities consolidated in the second quarter of 2004 amounted to approximately $15,000 and $4,000, respectively.  PVI Virtual Media’s total assets and liabilities as of December 31, 2004 amounted to approximately $14,400 and $7,600, respectively.  Creditors of PVI Virtual Media have no recourse to the general credit of the Company.

In March 2004, the EITF ratified its consensus related to the application guidance within EITF Issue 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments.  EITF 03-1 applies to investments in debt and equity securities within the scope of Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, and equity securities that are not subject to the scope of Statement No. 115 and not accounted for under the equity method under APB Opinion 18 and related interpretations.  EITF 03-1 requires that a three-step model be applied in determining when an investment is considered impaired, whether that impairment is other than temporary and the measurement of an impairment loss.  The adoption of EITF 03-1 did not have an impact on the Company’s financial position or results of operations for the year ended December 31, 2004.

In March 2004, the EITF reached a consensus regarding Issue No. 03-16, Accounting for Investments in Limited Liability Companies.  EITF 03-16 requires investments in limited liability companies that have separate ownership accounts for each investor to be accounted for similar to a limited partnership investment under Statement of Position No. 78-9, Accounting for Investments in Real Estate Ventures.  Investors would be required to apply the equity method of accounting to their investments at a much lower ownership threshold than the 20% threshold applied under Accounting Principles Board No. 18, The Equity Method of Accounting for Investments in Common Stock.  EITF 03-16 was effective for the first period beginning after June 15, 2004.  The adoption of EITF 03-16 did not have an impact on the Company’s financial position or results of operations for the year ended December 31, 2004.

In September 2004, the SEC staff issued Topic D-108, Use of the Residual Method to Value Acquired Assets Other than Goodwill, which requires the direct method of separately valuing all intangible assets and does not permit goodwill to be included in franchise assets.  Topic D-108 requires the application of the direct value method to such assets acquired in business combinations completed after September 29, 2004.  Further, for registrants who have applied the residual method to the valuation of intangible assets for purposes of impairment testing, such registrants should perform an impairment test using a direct value method for all intangible assets that were previously valued using the residual method by no later than the beginning of their first fiscal year beginning after December 15, 2004.  Impairments recognized upon application of Topic D-108 should be reported as a cumulative effect of a change in accounting.  The Company currently uses the direct value method for purposes of impairment testing of its indefinite-lived intangibles and therefore the adoption of Topic D-108 had no impact on the Company’s financial position or results of operations.

In September 2004, the EITF reached a consensus regarding Issue No. 04-1, Accounting for Preexisting Relationships Between the Parties to a Business Combination. EITF 04-1 requires an acquirer in a business combination to evaluate any preexisting relationship with the acquiree to determine if the business combination in effect contains a settlement of the preexisting relationship.  A business combination between parties with a preexisting relationship should be viewed as a multiple element transaction.  EITF 04-1 is effective for business combinations after October 13, 2004, but requires goodwill resulting from prior business combinations involving parties with a preexisting relationship to be tested for impairment by applying the guidance in the consensus in impairment tests performed after October 13, 2004. The application of the provisions of EITF 04-1 had no impact on the Company’s financial position or results of operations in 2004.

In December 2004, the FASB issued Statement No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions. Statement No. 153 addresses the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged.  Statement No. 153 eliminates the narrow exception for nonmonetary exchanges of similar productive assets and replaces it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance.  Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished.  The Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.  The provisions of Statement No. 153 will be adopted for all nonmonetary exchanges initiated after July 1, 2005 and therefore had no impact to the consolidated financial statements for the year ended December 31, 2004.

NOTE 2.                                                 ACCOUNTING RELATED INVESTIGATIONS

The Securities and Exchange Commission and the U.S. Attorney’s Office for the Eastern District of New York continue to conduct investigations into matters related to the improper expense recognition previously reported by the Company.  In July 2004, in connection with the Company’s response to the comments of the staff of the Division of Corporation Finance of the Securities and Exchange Commission on the Company’s filings under the Securities Exchange Act of 1934, the Company provided information with respect to certain of its previous restatement adjustments relating to the timing of recognition of launch support, marketing and other payments under affiliation agreements.  The staff of the Division of Enforcement of the Securities and Exchange Commission has contacted the Company to ask for additional information on these launch support, marketing and other payments.

NOTE 3.                TRANSACTIONS

2004 Transactions

In January 2004, Rainbow DBS Company LLC, an indirect wholly-owned subsidiary of the Company, invested $100 for a 49% interest in DTV Norwich, an entity that acquired licenses at auction from the Federal Communications Commission (“FCC”) to provide multichannel video distribution and data service (“MVDDS”) in 46 metropolitan areas in the United States.  In connection with the equity investment, the Company loaned DTV Norwich an additional $84,600 for the acquisition of these licenses (the “DTV Norwich Transaction”).  Under the terms of the promissory note with DTV Norwich, the loan was forgiven when the FCC granted the MVDDS licenses to DTV Norwich on July 27, 2004 and September 23, 2004.

Rainbow DBS also agreed to a put/call option with the other investor in DTV Norwich.  Rainbow DBS had a call option to purchase an additional 41% membership interest in DTV Norwich at an exercise price of $4,230.  Rainbow DBS exercised its call option on October 29, 2004.  Rainbow DBS has received FCC approval to acquire the 41% membership interest which will give Rainbow DBS control of this entity.  The other investor has the right, for ten years, to put its remaining 10% interest to Rainbow DBS at fair value to be determined by a process involving independent valuation experts.

Pursuant to FIN 46R, Consolidation of Variable Interest Entities, this entity was consolidated with the Company as of the date of the transaction since it does not have sufficient equity to demonstrate that it can finance its activities without additional subordinated financial support.  The acquired licenses were recorded in the consolidated balance sheet as other intangible assets and were deemed to have an indefinite life.  Since this variable interest entity is not considered a business pursuant to FIN 46R, the excess of the fair value of the consideration paid and the newly consolidated non-controlling interest over the fair value of the newly consolidated identifiable assets, of $7,436 net of taxes of $5,384, was recorded as an extraordinary loss.   In connection with the Company’s decision in December 2004 to seek strategic alternatives for the Rainbow DBS business (see Note 5 and Note 23), the Company reduced the carrying value of the acquired licenses to their estimated fair value of $6,113 based on available MVDDS auction value information.

In accordance with the provisions of FIN 46R, the assets and liabilities attributable to the Company’s 49.9% interest in Northcoast Communications (a wireless personal communications business) were consolidated and classified as assets and liabilities held for sale in the consolidated balance sheet as of March 31, 2004.  Northcoast Communications’ consolidated net assets consisted primarily of the net assets of its Cleveland PCS subsidiary.  Vendor financing for the Cleveland PCS business consisted of a $75,000 credit facility at Cleveland PCS, LLC.  This facility had no recourse to the Company or to Northcoast Communications, other than pursuant to a pledge by Northcoast Communications of the stock of Cleveland PCS and a guarantee of the payment by Northcoast Communications and the Company of the FCC indebtedness of the Cleveland PCS subsidiary which held the Cleveland PCS license.  In March 2004, Northcoast Communications agreed to sell its Cleveland PCS business to an unaffiliated entity.  The FCC indebtedness was fully repaid by Cleveland PCS in the second quarter of 2004.  The sale of Cleveland PCS was consummated in July 2004 and the obligations of Cleveland PCS under the vendor financing were satisfied.  The Company did not record any gain or loss in connection with the sale.   The net assets sold in the third quarter of 2004 consisted of the following:

Cash, receivables, inventory, prepaid and other assets	$15,245
Property, equipment and PCS licenses	46,825
Total assets sold	$62,070

Accounts payable and accrued expenses	$15,212
Other liabilities	46,858
Total liabilities sold	$62,070

The Company’s investment in Northcoast Communications was zero at December 31, 2004.

2003 Transactions

In July 2003, the Company repurchased Metro-Goldwyn-Mayer, Inc.’s (“MGM”) 20% interest in each of AMC, The Independent Film Channel (“IFC”) and WE: Women’s Entertainment for $500,000 and entered into a film rights agreement relating to the MGM film library.  The $500,000 purchase price consisted of $250,000 in cash and a $250,000 note issued by Cablevision and maturing five months after closing, payable in cash or, at Cablevision’s election, shares of Cablevision NY Group Class A common stock.  The $250,000 note required monthly principal payments of $2,500 in cash prior to maturity.  The acquisition was accounted for as a purchase.  The excess of the purchase price over the net book value of the assets acquired of approximately $415,662 was allocated to the specific assets acquired as follows:

	Useful Life
Property and equipment	5 years	$4,994

Amortizable intangible assets
Affiliation agreements	10 years	$327,934
Other intangibles	10 years	74,248
		$402,182

Indefinite-lived assets
Excess costs over fair value of net assets acquired		$8,486

In May 2003, Northcoast Communications completed its sale of spectrum licenses covering 50 U.S. markets to Verizon Wireless for approximately $763,000 in cash.  Of the proceeds, approximately $51,000 was used by Northcoast Communications to retire debt.  The remaining proceeds, after payment of expenses, were distributed to the partners of Northcoast Communications, including the Company.  The Company’s share of the proceeds was approximately $651,000.  All of the available funds were used by the Company to repay bank debt under the Restricted Group credit facility.

In March 2003, the Company transferred the stock of its wholly-owned subsidiary, Cablevision Electronics Investments, Inc. to GBO Electronics Acquisition, LLC.  As of December 31, 2003, the Company recorded losses aggregating $8,382, net of taxes, in connection with this transaction.

In January 2003, subsidiaries of News Corporation (“News Corporations”) exercised a put option relating to interests in Fox Sports Net Chicago and Fox Sports Net Bay Area that News Corporation held outside of Regional Programming Partners.  Regional Programming Partners, which held a 50% interest in each of these businesses, is a 60% owned subsidiary of Rainbow Media Holdings.  In March 2003, Rainbow Media Holdings and News Corporation agreed on a $110,000 purchase price for News Corporation’s 50% interest in Fox Sports Net Bay Area and a $40,000 purchase price for News Corporation’s 50% interest in Fox Sports Net Chicago, payable in each case in the form of three-year promissory notes of a subsidiary of Regional Programming Partners, bearing interest at the prime rate plus 1% and secured by Regional Programming Partners’ 100% interest in Fox Sports Net Bay Area.  The transaction closed in December 2003 and the operating results of the acquired businesses have been consolidated with those of the Company as of the acquisition date.  The acquisition was accounted for as a purchase.  The excess of the purchase price over the net book value of the assets acquired of approximately $77,259 was allocated to the specific assets acquired as follows:

	Useful Life
Amortizable intangible assets
Affiliation agreements	10 years	$47,544
Other intangibles	8-12 years	29,715
		$77,259

2002 Transactions

During the six months ended June 30, 2002, NBC-Rainbow Holding, Inc., a subsidiary of National Broadcasting Company (“NBC”), had exchanged a 5.0% interest in Rainbow Media Holdings equity securities for 9,968,988 shares of Rainbow Media Group Class A common stock of Cablevision (valued at $98,514).  The Rainbow Media Group common stock was exchanged for 11,872,367 shares of Cablevision NY Group Class A common stock on August 20, 2002.  In September 2002, NBC exchanged a 0.7% interest in Rainbow Media Holdings equity securities for 1,647,266 shares of Cablevision NY Group Class A common stock of Cablevision (valued at $16,374).  In connection with the sale of the Bravo programming service to NBC in December 2002 discussed below, the Company acquired NBC’s remaining 17.2% minority interest in Rainbow Media Holdings, increasing the Company’s interest in Rainbow Media Holdings to 100%.

The acquisitions of the 22.9% and the 3.1% minority interests in 2002 and 2001, respectively, were accounted for as purchases.  The excess of the purchase prices over the net book value of assets acquired of approximately $293,353 was allocated to the specific assets acquired, in 2002, as follows:

	Useful Life
Property and equipment	10 years	$7,359

Amortizable intangible assets
Affiliation agreements	10 years	$166,853
Broadcast rights	10 years	25,295
Other intangibles	7 to 10 years	36,807
		$228,955
Indefinite-lived intangible assets
Excess costs over the fair value of net assets acquired		$57,039

In December 2002, the Company completed the sale of Rainbow Media Holdings’ 80% interest in the Bravo programming service to NBC for $1.0 billion, payable in General Electric Company common stock and 53.2 million shares of Cablevision NY Group Class A common stock (21.8 million shares of Cablevision NY Group Class A common stock held by NBC and 31.4 million shares of Cablevision NY Group Class A common stock issuable upon the conversion of shares of Rainbow Media Holdings common stock held by NBC).  The Company recorded a gain of $663,352, net of taxes, in connection with this transaction.  The operating results of the Bravo programming service, including the gain on sale, have been classified as discontinued operations for all periods presented.  The net operating results of the Bravo programming service were previously reported in the Rainbow segment.

In March 2002, Rainbow Media Holdings acquired Loral Space and Communications, Ltd.’s 50% interest in Rainbow DBS (formerly R/L DBS Company, LLC) for a purchase price of up to a present value of $33,000 payable from a percentage of future revenues of Rainbow DBS’ business, if any, or from any future sale of all or part of the interests in or assets of Rainbow DBS.  This purchase increased Rainbow Media Holdings’ ownership of Rainbow DBS to 100%.  Rainbow DBS’ operating results are consolidated with those of the Company as of the date of acquisition.  At December 31, 2004 and 2003, the total amount due to Loral Space and Communications under this earn-out arrangement was $44,065 and $40,801.

Rainbow DBS was formed for the purpose of exploiting certain direct broadcast satellite (“DBS”) frequencies.  The FCC’s construction permit relating to the DBS frequencies was originally scheduled to expire in August 1999.  In December 2000, the FCC granted an extension to Rainbow DBS’ construction permit relating to the DBS frequencies held by Rainbow DBS.  The extension required the launch of a satellite by March 29, 2003 and commencement of service offerings by not later than December 29, 2003, with specified six month interim construction milestones, non-compliance with which would result in the forfeiture of the construction permit.  In March 2003, Rainbow DBS requested an extension of the launch date of a direct broadcast satellite to August 31, 2003 due to the satellite manufacturer’s need for additional time for scheduling and testing of the launch vehicle for the satellite. On July 17, 2003, Rainbow DBS successfully launched a direct broadcast satellite into space and on October 15, 2003, Rainbow DBS introduced VOOMSM, the Company’s direct broadcast satellite service.  See Note 23 for a discussion of subsequent events.

NOTE 4.                RESTRUCTURING CHARGES

In December 2001, the Company recorded restructuring charges of $56,442 (including $13,720 for discontinued operations) which included expenses of approximately $21,018 associated with the elimination of approximately 600 positions, primarily in corporate, administrative and infrastructure functions across various business units of the Company, and estimated expenses of approximately $35,424 associated with facility realignment and other related costs.  The following table summarizes the accrued restructuring liability related to the 2001 restructuring plan for continuing operations:

	Employee Severance	Facility Realignment and Other Costs	Total
Balance at December 31, 2001	$11,615	$31,107	$42,722
Additional charges (credits)	3,688	(2,670)	1,018
Payments	(14,089)	(8,414)	(22,503)
Other	—	1,555	1,555
Balance at December 31, 2002	1,214	21,578	22,792
Additional charges (credits)	(232)	4,833	4,601
Payments	(979)	(7,199)	(8,178)
Balance at December 31, 2003	3	19,212	19,215
Credits	—	(5,589)	(5,589)
Payments	(3)	(7,242)	(7,245)
Balance at December 31, 2004	$—	$6,381	$6,381

In 2002, the Company announced a new operating plan and restructuring which included the closing of 26 retail electronics store locations, the consolidation of customer service call centers, and the elimination of certain staff positions.  Additionally, the Company reached an agreement with its supplier of set top boxes which reduced the Company’s purchase commitments for set top boxes from $378,500 in 2002, $378,500 in 2003, and $567,750 in 2004 to a total remaining commitment of $87,500 in 2002 and nothing thereafter and required the Company to make certain other cash payments aggregating $50,000 plus interest on a portion of such amount with respect to, among other things, a license for certain software (valued at $17,500 based on an independent appraisal).  In connection with this plan, the Company recorded restructuring charges of $84,626 (including $11,553 for discontinued operations) which included $21,762 (including $3,642 for discontinued operations) associated with the elimination of approximately 3,000 positions, $30,364 (including $7,911 for discontinued operations) associated with facility realignment and other related costs and $32,500 associated with the reduction in required digital set top box commitments.  The following table summarizes the accrued restructuring liability related to the 2002 restructuring plan for continuing operations:

	Employee Severance	Facility Realignment and Other Costs	Total
Restructuring charges	$18,120	$54,953	$73,073
Payments	(12,647)	(7,964)	(20,611)
Other	—	1,029	1,029
Balance at December 31, 2002	5,473	48,018	53,491
Additional charges (credits)	1,224	(1,211)	13
Payments	(6,490)	(7,184)	(13,674)
Balance at December 31, 2003	207	39,623	39,830
Credits	(68)	(172)	(240)
Payments	(139)	(9,218)	(9,357)
Balance at December 31, 2004	$—	$30,233	$30,233

In 2003, the Company eliminated certain staff positions and incurred severance costs aggregating $6,111.  The following table summarizes the accrued restructuring liability related to the 2003 restructuring plan for continuing operations:

Employee Severance
Balance at December 31, 2003	$2,258
Additional charges	238
Payments	(2,418)
Balance at December 31, 2004	$78

In connection with the acquisition of News Corporation’s 50% interest in Fox Sports Net Chicago in December 2003, the Company consolidated a restructuring liability of $380 relating to facility realignment costs.  This liability was paid in full as of December 31, 2004.

During 2004, the Company recorded restructuring charges aggregating $5,742, associated with the elimination of certain positions in various business units of the Company.  As of December 31, 2004, approximately $4,409 of these charges was paid.

Restructuring expenses (credits) by segment for the years ended December 31, 2004, 2003 and 2002 are as follows:

	Years Ended December 31,
	2004	2003	2002
Telecommunications Services	$736	$2,924	$47,388
Rainbow	908	(49)	(4,477)
Madison Square Garden	4,146	3,735	550
All Other	(5,639)	4,115	30,630
	$151	$10,725	$74,091

At December 31, 2004, the restructuring liability was classified as a current liability in the consolidated balance sheet.

NOTE 5.                IMPAIRMENT CHARGES

In connection with the Board of Directors’ decision in December 2004 to suspend pursuing the spin-off of its Rainbow Media Enterprises subsidiary and instead to pursue strategic alternatives for its Rainbow DBS business, the Company performed a review of its assets for recoverability.  The Company recorded an impairment charge of $90,540 included in depreciation and amortization expense relating to long-lived assets and other indefinite-lived intangible assets and a charge of $75,805 included in technical and operating expenses representing the write down of certain film and programming contracts of its VOOM 21 channels.  In addition, the Company recorded an impairment charge of $155,415 reflecting the excess of the carrying value over the estimated fair value of long-lived assets and goodwill and other indefinite-lived intangible assets and a charge of $33,052 representing the write off of equipment inventory and deposits which have been recorded in discontinued operations.  The impairment charges related to film and programming contracts, equipment inventory and deposits are based on net realizable value and the impairment charges related to goodwill, intangible and long-lived assets are based on estimates of fair value, certain of which are subject to change upon final disposition of those assets.

The Company recorded impairment charges of $2,394, included in depreciation and amortization, relating to certain other long-lived assets deemed impaired within its theater operations and Rainbow segment in 2004.

We periodically review the programming usefulness of our feature film inventory based on a series of factors, including ratings, type and quality of program material, standards and practices, and fitness for exhibition based on the programming of the individual programming service. If we determine that substantially all of the films in a film license agreement have no future programming usefulness and will no longer be exploited, we record a write-off for the portion of the unamortized cost of the film license agreement that was attributed to those films.

As part of its periodic review of expected programming usefulness, the Company recorded an impairment loss of $297, $17,900 and $1,900 in 2004, 2003 and 2002, respectively.  Such amounts represent the write-off of the carrying value of certain film and programming contracts of the Company’s Rainbow segment and are included in technical and operating expense.

In December 2002, the Company recorded an impairment loss of approximately $43,222, included in discontinued operations, representing the write down of software and leasehold improvements relating to the Company’s retail electronics business.  The retail electronics business’ projected future operating losses caused the Company to reassess the recoverability of the retail electronics business’ fixed assets.  The carrying value of these fixed assets exceeded the estimated fair value based on discounted cash flows.

NOTE 6.                DISCONTINUED OPERATIONS AND ASSETS HELD FOR SALE

In connection with the transactions discussed in Note 23, the operating results of Fox Sports Net Ohio, Fox Sports Net Florida and the Rainbow DBS distribution business, net of taxes, have been classified in the consolidated statements of operations as discontinued operations for all periods presented. Discontinued operations also includes the operating results and gain (loss) on the transfer of the retail electronics stores in March 2003 and the sale of the Bravo programming business in December 2002.

Operating results of discontinued operations for the years ended December 31, 2004, 2003 and 2002 are summarized below:

	Year Ended December 31, 2004
	Fox Sports Net Ohio and Fox Sports Net Florida	Rainbow DBS Distribution	Other	Total
Revenues, net	$168,085	$14,742	$—	$182,827
Income (loss) before income taxes	$39,054	$(375,345)	$(6,954)	$(343,245)
Income tax benefit (expense)	(16,130)	155,018	5,300	144,188
Net income (loss)	$22,924	$(220,327)	$(1,654)	$(199,057)

For the year ended December 31, 2004, the Company recorded losses, net of taxes, of approximately $1,092, representing the finalization of film asset adjustments that relate to the sale of the Bravo programming business.  In addition, the Company recorded losses, net of taxes, of approximately $562 for the year ended December 31, 2004 that related primarily to estimated legal and payroll tax settlements in connection with the transfer of the retail electronics business.

	Year Ended December 31, 2003
	Fox Sports Net Ohio and Fox Sports Net Florida	Rainbow DBS Distribution	Retail Electronics	Total
Revenues, net	$153,939	$—	$30,842	$184,781
Income (loss) before income taxes	$31,472	$(45,874)	$(19,468)	$(33,870)
Income tax benefit (expense)	(13,219)	19,268	5,345	11,394
Net income (loss) (including loss on the transfer of the retail electronics business of $8,382, net of taxes)	$18,253	$(26,606)	$(14,123)	$(22,476)

	Year Ended December 31, 2002
	Fox Sports Net Ohio and Fox Sports Net Florida	Rainbow DBS Distribution	Retail Electronics	Bravo	Total
Revenues, net	$137,470	$—	$483,246	$131,682	$752,398
Income (loss) before income taxes	$20,124	$(3,183)	$(198,546)	$911,730	$730,125
Income tax benefit (expense)	(8,452)	1,337	83,389	(233,906)	(157,632)
Net income (loss) (including gain on sale of Bravo of 663,352, net of taxes)	$11,672	$(1,846)	$(115,157)	$677,824	$572,493

Certain assets of the Rainbow DBS distribution business, previously included in the Rainbow DBS segment, have been classified as assets held for sale in the consolidated balance sheets of the Company.  These assets relate to the direct broadcast satellite television business of Rainbow DBS.  The assets associated with the VOOM 21 high definition programming of Rainbow DBS are included in the Company’s Rainbow segment.  The Rainbow DBS assets held for sale consist of the following:

	December 31, 2004	December 31, 2003
Satellite and related assets	$198,549	$278,153
Equipment and other assets	19,637	32,262
Total assets held for sale	$218,186	$310,415

As a result of the transaction discussed in Note 23, the assets and liabilities attributable to Fox Sports Net Ohio and Fox Sports Net Florida, previously included in the Rainbow segment, have been classified in the consolidated balance sheets as assets and liabilities held for sale and consist of the following:

	December 31, 2004	December 31, 2003
Cash and cash equivalents	$95,337	$96,961
Accounts receivable, prepaid and other current assets	29,361	31,013
Property and equipment, net and other long term assets	8,153	11,591
Intangible assets, net	85,815	96,225
Total assets held for sale	$218,666	$235,790
Accounts payable and accrued expenses	$6,479	$7,190
Other current liabilities	989	721
Total liabilities held for sale	$7,468	$7,911

NOTE 7.                PROPERTY, PLANT AND EQUIPMENT

Costs incurred in the construction of the Company’s cable television system, including line extensions to, and rebuild of, the Company’s hybrid fiber-coaxial infrastructure and costs incurred in the construction of the Company’s headend facilities are capitalized and included in “headends” and “infrastructure,” below.  These costs consist of materials, sub-contractor labor, direct consulting fees, and internal labor and related costs associated with the construction activities.  The internal costs that are capitalized consist of salaries and benefits of Company employees and the portion of facility costs, including rent, taxes, insurance and utilities, that supports the construction activities.  Infrastructure costs are depreciated over the 12-year estimated life of the plant, and headend facilities are depreciated over the estimated life of the specific component, ranging from 4 years for certain electronics to 15 years for tower sites.  Costs of operating the plant and the technical facilities, including repairs and maintenance and call completion fees, are expensed as incurred.

In addition, the costs of connecting businesses or residences that have never before been connected to the service offering are capitalized.  These costs include material, subcontractor and internal labor and related costs as discussed above.  In addition, on-site and remote technical assistance during the provisioning process for new digital product offerings are capitalized.  The departmental activities supporting the connection process are tracked through specific metrics, and the portion of departmental costs that is capitalized is determined through a time weighted activity allocation of costs incurred based on time studies used to estimate the average time spent on each activity.  New connections are amortized over 5 years or 12 years for residence wiring and feeder cable to the home, respectively.  The portion of departmental costs related to reconnection, programming service up- and down- grade, repair and maintenance, and disconnection activities are expensed as incurred.

Property, plant and equipment consist of the following assets, which are depreciated or amortized primarily on a straight-line basis over the estimated useful lives shown below:

	December 31,		Estimated
	2004	2003	Useful Lives
Customer equipment	$1,145,462	$1,089,423	3 to 8 years
Headends	415,291	399,839	4 to 15 years
Multimedia	106,407	86,144	4 years
Central office equipment	364,122	343,027	5 to 10 years
Infrastructure	4,199,018	4,010,353	3 to 12 years
Program, service and data processing equipment	1,117,175	1,064,773	2 to 16 years
Microwave equipment	31,705	31,792	2 to 10 years
Construction in progress (including materials and supplies)	51,494	50,975	—
Furniture and fixtures	158,914	158,255	1 to 10 years
Transportation equipment	214,497	214,321	3 to 15 years
Buildings and building improvements	347,417	340,377	10 to 40 years
Leasehold improvements	496,223	491,033	Term of lease
Land	42,416	42,416	—
	8,690,141	8,322,728
Less accumulated depreciation and amortization	4,676,327	4,038,157
	$4,013,814	$4,284,571

Depreciation expense (including impairments) for the years ended December 31, 2004, 2003 and 2002 amounted to $966,291, $970,377 and $815,346, respectively.

At December 31, 2004 and 2003, the gross amount of equipment and related accumulated amortization recorded under capital leases were as follows:

	December 31,
	2004	2003
Equipment	$128,236	$123,084
Less accumulated amortization	64,829	47,813
	$63,407	$75,271

NOTE 8.                INTANGIBLE ASSETS

The following table summarizes information relating to the Company’s acquired intangible assets at December 31, 2004 and 2003:

	2004	2003
Gross carrying amount of amortizable intangible assets
Affiliation agreements	$729,093	$736,377
Broadcast rights	101,205	90,564
Player contracts	3,195	8,758
Advertiser relationships	99,483	99,483
Other intangibles	112,589	96,944
	1,045,565	1,032,126
Accumulated amortization
Affiliation agreements	294,493	226,940
Broadcast rights	50,859	42,476
Player contracts	3,023	7,621
Advertiser relationships	21,282	10,566
Other intangibles	29,135	23,617
	398,792	311,220
Indefinite-lived intangible assets
Franchises	731,848	731,848
FCC licenses and other intangibles	7,278	250
Excess costs over the fair value of net assets acquired	1,446,294	1,446,294
	2,185,420	2,178,392
Total intangibles	$2,832,193	$2,899,298
Aggregate amortization expense
Years ended December 31, 2004 and 2003 (net of impairments of $78,497 in 2004)	$93,152	$72,473
Estimated amortization expense
Year ending December 31, 2005	$81,320
Year ending December 31, 2006	77,204
Year ending December 31, 2007	75,528
Year ending December 31, 2008	74,632
Year ending December 31, 2009	72,642

The changes in the carrying amount of excess costs over the fair value of net assets acquired for the years ended December 31, 2004 and 2003 are as follows:

	Tele- communications	MSG	Rainbow	Other	Total Company
Balance as of December 31, 2002	$206,971	$1,152,131	$65,148	$13,558	$1,437,808
Excess costs over the fair value of net assets acquired, net of taxes	—	—	8,486	—	8,486
Balance as of December 31, 2003 and 2004	$206,971	$1,152,131	$73,634	$13,558	$1,446,294

NOTE 9.                DEBT

Bank Debt

Restricted Group

The Company has a $2,400,000 revolving credit facility (the “Credit Agreement”) with a group of banks which matures on June 30, 2006.  The facility is guaranteed by certain subsidiaries of the Company, primarily its cable television operating subsidiaries and its commercial telephone subsidiary (“Restricted Group”).  The total amount of bank debt outstanding under the Restricted Group credit facility at December 31, 2004 and 2003 was $1,889,000 and $1,513,039  (including $1,039 outstanding under a separate overdraft facility at December 31, 2003), respectively.  As of December 31, 2004, approximately $53,375 was restricted for certain letters of credit issued on behalf of the Company. Interest on outstanding amounts may be paid, at the option of the Company, based on the prime rate or a Eurodollar rate plus a margin which varies based on the Restricted Group’s leverage ratio (as defined in the Credit Agreement).

Undrawn funds under the Credit Agreement amounted to approximately $457,625 at December 31, 2004.  The Credit Agreement contains certain financial covenants that may limit the Restricted Group’s ability to utilize all of the undrawn funds thereunder.  The Credit Agreement contains various restrictive covenants, among which are the maintenance of various financial ratios, limitations on additional indebtedness and limitations on various payments, including preferred dividends and dividends on its common stock.  In January 2005, the Company amended the debt to cash flow ratio permitted under the Credit Agreement.  The amended covenant is 6.25 times through June 30, 2005, 5.75 times through December 31, 2005 and 5.50 times thereafter through June 30, 2006.  The Company was in compliance with the covenants of its Credit Agreement at December 31, 2004.

The weighted average interest rate on all bank borrowings under the Credit Agreement was 3.73% and 3.19% on December 31, 2004 and 2003, respectively.  The Company is also obligated to pay fees ranging from 0.375% to 0.75% per annum on the unused loan commitment and from 0.875% to 2.50% per annum on letters of credit issued under the Credit Agreement.

Rainbow National Services

In August 2004, Rainbow National Services LLC (“RNS”), an indirect wholly-owned subsidiary of Rainbow Media Holdings, which owns the common equity interests in the Company’s three national programming services – AMC, WE  and IFC, entered into a $950,000 senior secured credit facility ($350,000 of which is a revolving credit facility maturing September 30, 2011 and $600,000 of which is a term loan facility maturing March 31, 2012).  The RNS credit facility is secured by the assets and stock of AMC, WE and IFC and guaranteed by AMC, WE and IFC, and Rainbow Programming Holdings, RNS’s direct parent.  The RNS credit facility contains certain covenants that require the maintenance of financial ratios (as defined in the credit facility) as well as restrictions on distributions, additional indebtedness, and liens.  The maximum total leverage ratio per the credit facility is 6.75 times the cash flow (as defined) of AMC, IFC and WE through 2006.  The revolving credit facility requires commitment reductions beginning December 31, 2009 through September 30, 2011.  The term loan requires amortization of 0.25% of the original outstanding balance per quarter beginning June 30, 2005 through March 31, 2011 and 23.50% of the original outstanding balance for each quarter thereafter through its maturity date.  Borrowings under the revolving credit facility bear interest at LIBOR plus a margin based upon the leverage ratio.  Amounts under the term loan bear interest at LIBOR plus 2.75%.  There were no amounts outstanding under the revolving credit facility as of December 31, 2004.  The weighted average interest rate under the term loan was 5.19% on December 31, 2004.

Rainbow Media Holdings

In December 2003, Rainbow Media Holdings, a wholly-owned subsidiary of the Company entered into an $823,000 credit facility consisting of a $200,000 revolving credit facility and a $623,000 term loan, maturing on March 31, 2008 and March 31, 2009, respectively.  This facility amended and combined the previously existing Rainbow Media Holdings $300,000 credit facility and the AMC, IFC and WE $75,000 credit facility entered into in March 2003.  The amended facility had been secured primarily by the assets of and guaranteed by AMC, IFC and WE.  Rainbow Media Holdings’ 100% interest in the stock of these entities was also pledged as collateral.

Loans under the Rainbow Media Holdings credit facility bore interest at the Eurodollar rate plus a margin based upon Rainbow Media Holdings’ leverage ratio.  At December 31, 2003, $734,000 was outstanding under this credit facility and bore interest at a weighted average rate of 3.57%.

In August 2004, RNS distributed approximately $704,900 to Rainbow Media Holdings which it used to repay all outstanding amounts under its credit facility and collateralize outstanding letters of credit.  Such proceeds were obtained through the issuance of bank debt and the issuance of senior and senior subordinated notes by RNS.  The Company wrote off approximately $12,694 of unamortized deferred financing costs in connection with the termination of the credit facility in 2004.

Madison Square Garden

MSG, a subsidiary of Regional Programming Partners, had a $500,000 revolving credit facility with a group of banks which was to mature on December 31, 2004.  MSG had pledged substantially all of its assets as collateral under the credit facility.  Loans under the MSG credit facility bore interest at either prime rate or a Eurodollar rate plus a margin based upon MSG’s consolidated leverage ratio.  At December 31, 2003, loans outstanding amounted to $110,000, and bore interest at a weighted average rate of 1.93%.  In March 2004, borrowings under the credit facility were repaid in full and the credit facility was terminated with proceeds from a $146,000 equity contribution from Regional Programming Partners.  The Company wrote off approximately $1,187 of unamortized deferred financing costs in connection with the termination of the credit facility.

Senior Notes and Debentures

The following table summarizes the Company’s senior notes and debentures:

					Original	Carrying Amount at
	Date	Maturity		Face	Issue	December 31,
Issuer	Issued	Date	Rate	Amount	Discount	2004	2003
CSC Holdings (b)	April 2004	April 2012	6.75%	$500,000	$—	$500,000	$—
RNS (c)	August 2004	September 2012	8.75%	300,000	2,163	297,938	—
CSC Holdings (a)	July 1999	July 2009	8.125%	500,000	2,330	498,958	498,725
CSC Holdings (a)	July 1998	July 2008	7.25%	500,000	—	500,000	500,000
CSC Holdings (a)	July 1998	July 2018	7.625%	500,000	495	499,664	499,639
CSC Holdings (a)	February 1998	February 2018	7.875%	300,000	3,429	297,746	297,575
CSC Holdings (a)	December 1997	December 2007	7.875%	500,000	525	499,844	499,791
CSC Holdings (a)	August 1997	August 2009	8.125%	400,000	1,492	399,420	399,296
CSC Holdings (a)	March 2001	April 2011	7.625%	1,000,000	3,210	997,994	997,673
				$4,500,000	$13,644	$4,491,564	$3,692,699

(a)                      These notes are not redeemable by the Company prior to maturity.

(b)                     The Company may redeem some or all of the notes at any time at a make-whole redemption price calculated by reference to market interest rates for comparable maturity treasury notes plus a spread.

(c)                      The senior notes are redeemable, in whole or in part, at a redemption price equal to 104.375% of face value at any time on or after September 1, 2008, 102.188% of face value on or after September 1, 2009, and 100% of face value on or after September 1, 2010.

In April 2004, the Company issued $500,000 face amount of 6-3/4% senior notes due 2012.  In August 2004, RNS issued $300,000 aggregate principal amount of 8 3/4% senior notes due 2012.

The indentures under which the senior notes and debentures were issued contain various covenants, which are generally less restrictive than those contained in the credit agreement of the issuer with which the issuer was in compliance at December 31, 2004.

Senior Subordinated Notes and Debentures

The following table summarizes the Company’s senior subordinated notes and debentures:

		Carrying Amount at
	Principal	December 31,		Redemption (b)
	Amount	2004	2003	Date	Price
RNS
10-3/8% Senior Subordinated				September 1, 2009	105.188%
Notes due 2014				September 1, 2010	103.458%
issued August 2004 (a)	$500,000	$496,231	$—	September 1, 2011	101.729%

CSC Holdings
10-1/2% Senior Subordinated				May 15, 2006	105.250%
Debentures due 2016,				May 15, 2007	103.938%
issued May 1996	250,000	250,000	250,000	May 15, 2008	102.625%
				May 15, 2009	101.313%
CSC Holdings
9-7/8% Senior Subordinated				(c)
Debentures due 2013,
issued February 1993	200,000	—	199,429

CSC Holdings
9-7/8% Senior Subordinated
Debentures due 2023,				(c)
issued April 1993	150,000	—	149,774

	$1,100,000	$746,231	$599,203

(a)                      These notes were discounted $3,915 upon original issuance.

(b)                     The notes/debentures are redeemable, at the Company’s option, in whole or in part, on the redemption dates listed at the respective percentage of the principal amount and thereafter at 100% of the aggregate principal amount, in each case together with accrued interest to the redemption date.

(c)                      In May 2004, the Company redeemed these senior subordinated debentures.  In connection with these redemptions, the Company recognized a loss of $14,325 representing primarily the redemption premiums paid.

In August 2004, RNS issued $500,000 aggregate principal amount of 10-3/8% senior subordinated notes due 2014.

The indentures under which the senior subordinated notes and debentures were issued contain various covenants, which are generally less restrictive than those contained in the Company’s credit agreement of the issuer, with which the issuer was in compliance at December 31, 2004.

Summary of Five Year Debt Maturities

Total amounts payable by the Company and its subsidiaries under its various debt obligations outstanding as of December 31, 2004, including collateralized indebtedness (see Note 12) and capital leases, during the five years subsequent to December 31, 2004, are as follows:

Years Ending December 31,
2005	$651,315
2006	2,927,999
2007	618,140
2008	542,648
2009	909,300

NOTE 10.                           PREFERRED STOCK

The following summarizes each series of the Company’s preferred stock at December 31, 2003:

	December 31, 2003
	Shares	Balance
Series A Preferred	80,001	$80,001
Series H Preferred	4,341,813	434,181
Series M Preferred	11,101,126	1,110,113
		$1,624,295

In February 2003, Quadrangle Capital Partners LP, a private investment firm, invested $75,000 in the Company, in the form of 10% Series A Exchangeable Participating Preferred Stock convertible into Cablevision NY Group Class A common stock.

In connection with the issuance of the Series A preferred stock to Quadrangle, the Company entered into an agreement with Quadrangle which granted Quadrangle the right to require the Company to purchase the preferred stock (“put option”) for cash or through the issuance of registered equity securities of Cablevision, at the Company’s option.  The exchange right and the put option were accounted for as a derivative.  Accordingly, the fair value of the exchange right and the put option has been reflected as a liability under derivative contracts in the accompanying consolidated balance sheet at December 31, 2003.  The change in the fair value of the exchange right and put option of $31,709 and $38,618 for the years ended December 31, 2004 and 2003, respectively, has been reflected as a loss on derivative contracts in the accompanying consolidated statement of operations.

In October 2003, Quadrangle exercised its “put option” to require CSC Holdings to purchase all of its Series A Exchangeable Participating Preferred Stock.  The parties entered into an agreement that the put price was $150,328.  The put price was paid in cash by CSC Holdings in August 2004.

In February 1996, the Company issued 6,500,000 depositary shares, representing 65,000 shares of 11-1/8% Series L Redeemable Exchangeable Preferred Stock (the “Series L Preferred Stock”), which were subsequently exchanged for Series M Redeemable Exchangeable Preferred Stock (the “Series M Preferred Stock”) in August 1996 with terms identical to the Series L Preferred Stock.  The depositary shares were exchangeable, in whole but not in part, at the option of the Company, for the Company’s 11-1/8% Senior Subordinated Debentures due 2008.  The Company was required to redeem the Series M

Preferred Stock on April 1, 2008 at a redemption price equal to the liquidation preference of $10,000 per share plus accumulated and unpaid dividends.  The Series M Preferred Stock was redeemable at various redemption prices beginning at 105.563% at any time on or after April 1, 2003, at the option of the Company, with accumulated and unpaid dividends thereon to the date of redemption.  Before April 1, 2001, dividends could, at the option of the Company, be paid in cash or by issuing fully paid and nonassessable shares of Series M Preferred Stock with an aggregate liquidation preference equal to the amount of such dividends.  On and after April 1, 2001, dividends were payable in cash.  The Company paid cash dividends on the Series M Preferred Stock of approximately $42,882, $123,500 and $123,500 in 2004, 2003 and 2002, respectively.

In September 1995, the Company issued 2,500,000 shares of its $.01 par value 11-3/4% Series H Redeemable Exchangeable Preferred Stock (the “Series H Preferred Stock”) with an aggregate liquidation preference of $100 per share.  The Company was required to redeem the Series H Preferred Stock on October 1, 2007 at a redemption price per share equal to the liquidation preference of $100 per share, plus accrued and unpaid dividends thereon.  The Series H Preferred Stock was redeemable at various redemption prices beginning at 105.875% at any time on or after October 1, 2002, at the option of the Company, with accumulated and unpaid dividends thereon to the date of redemption.  Before October 1, 2000, dividends could, at the option of the Company, be paid in cash or by issuing fully paid and nonassessable shares of Series H Preferred Stock with an aggregate liquidation preference equal to the amount of such dividends.  On and after October 1, 2000, dividends were payable in cash.  The terms of the Series H Preferred Stock permitted the Company, at its option, to exchange the Series H Preferred Stock for the Company’s11-3/4% Senior Subordinated Debentures due 2007 in an aggregate principal amount equal to the aggregate liquidation preference of the shares of Series H Preferred Stock.  The Company paid cash dividends on the Series H Preferred Stock of approximately $17,712, $51,016 and $51,016 in 2004, 2003 and 2002, respectively.

In May 2004, CSC Holdings redeemed all of its Series H Preferred Stock and its Series M Preferred Stock.  In connection with the redemptions, the Company recognized a loss of $58,170 representing the redemption premiums paid.  In addition, the Company wrote off $5,080 of unamortized deferred financing costs in connection with these redemptions.

In connection with the implementation of Statement 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, on July 1, 2003, the carrying value of the Company’s Series H and Series M Preferred Stock of $434,181 and $1,110,113, respectively, was classified as a liability.  In addition, beginning July 1, 2003, dividends have been classified as interest expense, increasing interest expense by $87,258 for the year ended December 31, 2003.

NOTE 11.                           INCOME TAXES

The Company files a consolidated federal income tax return with its 80% or more owned subsidiaries.

Income tax expense (benefit) attributable to continuing operations consists of the following components:

	Years Ended December 31,
	2004	2003	2002
Current expense:
Federal	$93	$—	$—
State	6,669	6,772	5,360
	6,762	6,772	5,360
Deferred expense (benefit):
Federal	(53,075)	(37,685)	(52,133)
State	(113,370)	58,921	(34,724)
	(166,445)	21,236	(86,857)

Income tax expense (benefit)	$(159,683)	$28,008	$(81,497)

The income tax expense (benefit) attributable to continuing operations for 2004, 2003 and 2002 exclude deferred federal and state tax benefits of $813, $1,165 and $10,983, respectively, resulting from the exercise of stock options, which were credited directly to paid-in capital.

The income tax expense (benefit) attributable to continuing operations differs from the amount derived by applying the statutory federal rate to pretax income principally due to the effect of the following items:

	Years Ended December 31,
	2004	2003	2002
Federal tax expense (benefit) at statutory federal rate	$(202,776)	$(53,304)	$(134,957)
State income taxes, net of federal benefit	(19,329)	(15,131)	(21,798)
Minority interests	—	—	16,738
Changes in the valuation allowance	14,036	27,988	58,576
State rate change, net of federal benefit	(21,615)	23,231	(5,950)
Nondeductible expense relating to Series A preferred stock	11,098	13,517	—
Nondeductible preferred stock dividends	21,208	30,540	—
Redemption premium on Series H and Series M preferred stock	20,360	—	—
Nondeductible business development expenses	1,251	2,407	2,240
Other nondeductible expenses	9,355	3,687	1,748
Other	6,729	(4,927)	1,906
Income tax expense (benefit)	$(159,683)	$28,008	$(81,497)

At December 31, 2004, the Company had consolidated net operating loss carry forwards of approximately $3,064,803 expiring on various dates through 2024.

The Company’s net operating loss carry forwards expire as follows:

2007	$18,022
2008	111,830
2009	137,011
2010	142,821
2011	151,008
2012	72,442
2018	107,711
2019	540,611
2020	135,983
2021	372,895
2022	238,533
2023	491,024
2024	544,912
$3,064,803

The tax effects of temporary differences which give rise to significant portions of deferred tax assets or liabilities and the corresponding valuation allowance at December 31, 2004 and 2003 are as follows:

	December 31,
	2004	2003
Deferred Asset (Liability)
Current
Benefit plans	$26,354	$41,422
Allowance for doubtful accounts	5,911	3,019
Reserve for restructuring	15,962	11,584
Other assets	19,159	—
Other liability	60,883	54,390
Deferred tax asset	128,269	110,415
Valuation allowance	(3,741)	(2,755)
Net deferred tax asset, current	124,528	107,660

Long-Term
Benefits of tax loss carry forwards	1,237,884	1,001,075
Reserve for restructuring	—	16,398
Benefit plans	32,473	1,238
Other	5,568	—
Deferred tax asset	1,275,925	1,018,711
Valuation allowance	(38,283)	(25,233)
Net deferred tax asset, long-term	1,237,642	993,478

Fixed assets and intangibles	(537,807)	(456,322)
Investments	(383,390)	(529,862)
Partnership investments	(336,113)	(328,838)
Other	—	(1,064)
Deferred tax liability, long-term	(1,257,310)	(1,316,086)
Net deferred tax liability, long-term	(19,668)	(322,608)
Total net deferred tax asset (liability)	$104,860	$(214,948)

Deferred tax assets have resulted primarily from the Company’s future deductible temporary differences and net operating loss carry forwards.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized.  The Company’s ability to realize its deferred tax assets depends upon the generation of sufficient future taxable income to allow for the utilization of its net operating loss carry forwards and deductible temporary differences and tax planning strategies.  If such estimates and related assumptions change in the future, the Company may be required to record additional valuation allowances against its deferred tax assets resulting in additional income tax expense in the Company’s consolidated statement of operations.  Management evaluates the realizability of the deferred tax assets and the need for additional valuation allowances quarterly.  In 2002, the income tax benefit of the Company reflects an increase in the valuation allowance of $58,576.  At the end of the second quarter of 2002, NBC exchanged part of its interest in Rainbow Media Holdings for shares of the Company’s common stock.  As a result of this exchange, Rainbow Media Holdings became a member of the consolidated federal income tax return of the Company.  The exchange was accounted for under the purchase method of accounting.  Accordingly, the valuation allowance was reduced to zero, resulting in a reduction to the recorded goodwill, without any income statement benefit.  In 2004 and 2003, the Company recorded increases in the valuation allowance of $14,036 and $27,988, respectively, relating to certain state net operating loss carry forwards.

NOTE 12.                           COLLATERALIZED INDEBTEDNESS AND DERIVATIVES

To manage interest rate risk, the Company has from time to time entered into interest rate swap contracts to adjust the proportion of total debt that is subject to variable and fixed interest rates. Such contracts fix the borrowing rates on floating rate debt to provide an economic hedge against the risk of rising rates and/or convert fixed rate borrowings to variable rates to provide an economic hedge against the risk of higher borrowing costs in a declining interest rate environment.  At December 31, 2004, the Company was a party to interest rate swap agreements to pay floating rates of interest with a total notional value of $450,000 and a fair value of approximately $4,051, a net liability position.  At December 31, 2003, the Company was a party to interest rate swap agreements to pay fixed rates of interest with a total notional value of $600,000 and a fair value of approximately $349, a net liability position.  These agreements have not been designated as hedges for accounting purposes.

In addition, the Company has entered into prepaid interest rate swap agreements in connection with its monetization of certain of its stock holdings, discussed below.  These contracts require the Company to pay a floating rate of interest in exchange for fixed rate interest payments, the net present value of which was paid to the Company at the contract’s inception in a total amount of $239,270.  As of December 31, 2004 and 2003, the total notional value of such contracts was $1,115,045 and the fair values of such contracts were $47,314 and $65,753, respectively, in a net liability position.  These agreements have not been designated as hedges for accounting purposes.

The changes in the fair value of the Company’s swap agreements and the net realized gains (losses) as a result of net cash interest income (expense) for the years ended December 31, 2004, 2003 and 2002 aggregating approximately $(656), $10,420 and $115,943, respectively, are reflected in gain (loss) on derivative contracts in the accompanying consolidated statements of operations.

The Company has also entered into various transactions to provide an economic hedge against equity price risk on certain of its stock holdings.  The Company had monetized all of its stock holdings in Charter Communications, Inc., Adelphia Communications Corporation, AT&T, AT&T Wireless, Comcast Corporation, General Electric Company and Leapfrog Enterprises, Inc. through the execution of prepaid forward contracts, collateralized by an equivalent amount of the respective underlying stock.  The contracts set a floor and cap on the Company’s participation in the changes in the underlying stock prices and at maturity are expected to offset declines in the fair values of the underlying stock below the hedge price per share, while allowing the Company to retain upside appreciation from the hedge price per share to the cap price.  At maturity, the contracts provide for the option to deliver cash or shares of AT&T, Comcast, Charter Communications, Adelphia Communications, General Electric or Leapfrog stock (as the case may be) with a value determined by reference to the applicable stock price at maturity.

The Company received cash proceeds of $330,728 in 2003 and $1,549,411 in 2001, upon execution of the prepaid forward contracts discussed above which has been reflected as collateralized indebtedness in the accompanying consolidated balance sheets.  In addition, the Company separately accounts for the equity derivative component of the prepaid forward contracts.  These equity derivatives have not been designated as hedges for accounting purposes.  Therefore, the fair values of the equity derivatives of $371,856 and $524,895, at December 31, 2004 and 2003, respectively, have been reflected in the accompanying consolidated balance sheets and the net increases (decreases) in the fair value of the equity derivative component of the prepaid forward contracts of $(132,940), $(180,125), and $808,094 as of December 31, 2004, 2003 and 2002, respectively, are included in gain (loss) on derivative contracts in the accompanying consolidated statements of operations.  For the years ended December 31, 2004, 2003 and 2002, the Company recorded a gain (loss) on investments of $135,649, $231,836 and $(865,616), respectively, representing the net increases or decreases in the fair values of all investment securities pledged as collateral for the period.  The 2004 gain includes $99,845 relating to the AT&T Wireless common stock transaction discussed below.

In May 2002, due to certain events relating to Adelphia Communications, the Company received early termination notices from its bank counterparties pursuant to certain monetization contracts covering 9.79 million shares of Adelphia Communications common stock.  As a result, the Company was required to repay the related collateralized indebtedness prior to maturity, net of the benefit of the related prepaid equity forward contracts in a significant gain position.  The Company made cash payments aggregating $54,813, representing the difference between the redemption value of the collateralized indebtedness and the fair market value of the prepaid equity forward contracts as of the early termination date, and 9.79 million shares of Adelphia Communications common stock that were held as collateral were returned to the Company.  In connection with the early termination, the Company recognized a loss of $17,237, representing the difference between the carrying value and the redemption value of the collateralized indebtedness, which is reflected as a loss on the extinguishment of debt in the accompanying consolidated statement of operations.

In connection with the issuance of the Series A preferred stock to Quadrangle, the Company entered into an agreement with Quadrangle which granted Quadrangle the right to require the Company to purchase the preferred stock (“put option”) for cash or through the issuance of registered equity securities of the Company, at the Company’s option.  The exchange right and the put option have been accounted for as a derivative.  Accordingly, the fair value of the exchange right and the put option of $38,618 at December 31, 2003 has been reflected as a liability under derivative contracts in the accompanying consolidated balance sheet.  The change in the fair value of the exchange right and put option of $31,709 and $38,618 for the years ended December 31, 2004 and 2003, respectively has been reflected as a loss on derivative contracts in the accompanying consolidated statement of operations.  In October 2003, Quadrangle exercised its put option to require CSC Holdings to purchase all of its Series A Exchangeable Participating Preferred Stock.  The parties entered into an agreement that the put price was $150,328.  The put price was paid in cash by CSC Holdings in August 2004.

In October 2004, the Company received $213,647 in cash in exchange for all 14.2 million shares it owned of AT&T Wireless common stock, representing the $15 share price paid in consideration of the merger between AT&T Wireless and Cingular Wireless LLC.  The shares and resultant cash exchanged for such shares had previously been pledged in support of the repayment of the collateralized debt.  As a result of that exchange, the Company’s prepaid forward contracts relating to its shares of AT&T Wireless were terminated.  The termination provisions under the prepaid forward contracts required the Company to repay the fair value of the collateralized indebtedness less the sum of the fair value of the underlying stock and equity collars.  The Company recognized a loss on the extinguishment of debt of approximately $6,076 representing the difference between the fair value and the carrying value of the collateralized indebtedness.  At December 31, 2004, the Company had settled certain collateralized indebtedness with a fair value of $124,100 by releasing to the counterparty cash proceeds from the related prepaid forward contract totaling $20,100 and the cash from the merger transaction of $105,000 both of which had been pledged in settlement of the debt.  The Company received the net difference of $1,000 in cash.

The remaining collateralized indebtedness related to the AT&T Wireless shares was settled in February 2005 and accordingly, the balance sheet at December 31, 2004 reflects the redemption value of the collateralized indebtedness of $116,544, the fair value of the prepaid forward contracts of $8,897 and restricted cash of $108,647.  The Company received net cash proceeds of $1,000 in February 2005 upon settlement of this obligation.

NOTE 13.                           OPERATING LEASES

The Company leases certain office, production, transmission, theater, and event facilities under terms of leases expiring at various dates through 2027.  The leases generally provide for fixed annual rentals plus certain real estate taxes and other costs.  Rent expense for the years ended December 31, 2004, 2003 and 2002 amounted to $77,041, $80,722 and $73,945, respectively.

In addition, the Company rents space on utility poles for its operations.  The Company’s pole rental agreements are for varying terms, and management anticipates renewals as they expire.  Pole rental expense for the years ended December 31, 2004, 2003 and 2002 amounted to approximately $13,607, $13,225 and $12,515, respectively.

MSG operates Radio City Music Hall under a long-term lease.  Under the terms of the lease agreement, MSG is required to meet certain net worth, cash flow, and building utilization requirements.  In the event MSG were to fail to meet the lease requirements and was unable to remedy such defaults, the landlord could have the option of terminating the lease.

The minimum future annual rentals for all operating leases for continuing operations during the next five years, including pole rentals from January 1, 2005 through December 31, 2009, and thereafter, at rates now in force are as follows:

2005	$92,404
2006	90,012
2007	81,609
2008	76,524
2009	73,574
Thereafter	469,622

NOTE 14.                           AFFILIATE AND RELATED PARTY TRANSACTIONS

Equity Method Investments

The following table reflects the Company’s effective ownership percentages and balances of equity method investments as of December 31, 2004 and 2003:

	Ownership Percentages		Investment Balances
	December 31,
	2004	2003	2004	2003
Fox Sports Net New England (a)	30.0%	30.0%	$20,538	$13,980
National Advertising Partners (a)	50.0	50.0	6,760	4,768
Northcoast Communications (b)	49.9	49.9	—	—
PVI Virtual Media Services LLC (c)	60.0	60.0	—	6,699
Other	—	—	2	2
Investment in affiliates			27,300	25,449
National Sports Partners (a)	50.0	50.0	(59,913)	(40,182)
New York Metro, LLC (d)	—	27.0	—	(929)
Deficit investment in affiliates			(59,913)	(41,111)
Net investment in affiliates			$(32,613)	$(15,662)

(a)                      See Note 23 for a discussion of an agreement with subsidiaries of News Corporation entered into in February 2005 which will impact our ownership interest in these entities.

(b)                     As discussed in Note 1, Northcoast Communications was consolidated in the first quarter of 2004 pursuant to FIN 46R.

(c)                      As discussed in Note 1, PVI Virtual Media Services LLC was consolidated in the second quarter of 2004 pursuant to FIN 46R.

(d)                     In November 2004, the Company sold its interest in New York Metro LLC and recorded a gain on sale of approximately $2,232.

The Company’s share of the net income (loss) of these affiliates for the years ended December 31, 2004, 2003 and 2002 is as follows:

	2004	2003	2002
Fox Sports Net New England	$6,200	$3,215	$3,441
Fox Sports Net Bay Area (a)	—	6,142	9,115
Fox Sports Net Chicago (a)	—	5,026	7,160
National Sports Partners	(19,731)	(21,728)	(20,033)
National Advertising Partners	1,992	3,339	1,281
Northcoast Communications (b)	—	434,550	(36,029)
PVI Virtual Media Services LLC (b)	(1,668)	(801)	—
New York Metro, LLC	216	(11)	(824)
Other	—	—	(6,125)
	$(12,991)	$429,732	$(42,014)

(a)                      Operating results of Fox Sports Net Bay Area and Fox Sports Net Chicago have been consolidated with those of the Company from the date of acquisition (see Note 3).

(b)                     As discussed in Note 1, Northcoast Communications and PVI Virtual Media Services LLC were consolidated in the first and second quarter of 2004, respectively, pursuant to FIN 46R.

The following table includes certain unaudited financial information for equity method investments:

	December 31,
	2004	2003
	(unaudited)
Total assets	$133,364	$130,936
Total liabilities*	69,307	66,250

*                             Includes amounts due to the Company from affiliates referred to below.

Aggregate amounts due from and due to these affiliates at December 31, 2004 and 2003 are summarized below:

	December 31,
	2004	2003
Advances to affiliates	$345	$30,399
Accounts payable to affiliates	852	2,191

The Company provides certain transmission and production services to certain of these affiliates.  For the years ended December 31, 2004, 2003 and 2002, approximately $1,502, $3,633, and $3,671, respectively, of revenues were earned from services provided to these entities.  Costs incurred by the Company for programming, entertainment and advertising services provided by these affiliates and included in operating expenses for the years ended December 31, 2004, 2003 and 2002 amounted to $16,186, $9,082 and $8,186, respectively.

Northcoast Communications

In August 1996, the Company entered into an agreement with Northcoast PCS, LLC and certain of its affiliates, to form a limited liability company, Northcoast Communications, to participate in the auctions conducted by the FCC for certain licenses to conduct a personal communications service (“PCS”) business.  The Company holds a 49.9% interest in Northcoast Communications and certain preferential distribution rights.  In accordance with the provisions of FIN 46R, the assets and liabilities attributable to the Company’s 49.9% interest in Northcoast Communications were consolidated as of March 31, 2004.  Northcoast Communications is a Delaware corporation controlled by John Dolan, who is a nephew of Charles F. Dolan and a cousin of James L. Dolan, the Company’s Chairman and Chief Executive Officer, respectively.

In May 2003, Northcoast Communications completed its sale of spectrum licenses covering 50 U.S. markets to Verizon Wireless for approximately $763,000 in cash.  Of the proceeds, approximately $51,000 was used by Northcoast Communications to retire debt.  The remaining proceeds, after payment of expenses, were distributed to the partners of Northcoast Communications, including the Company.  The Company’s share of the proceeds was approximately $651,000.  All of the funds were used by the Company to repay bank debt under the Restricted Group credit facility.

Vendor financing for Northcoast Communications’ Cleveland operation consisted of a $75,000 credit facility at its Cleveland PCS, LLC subsidiary.  This facility had no recourse to the Company or to Northcoast Communications, other than pursuant to a pledge by Northcoast Communications of the stock of Cleveland PCS and a guarantee of the payment by Northcoast Communications and Cablevision of the FCC indebtedness of the Cleveland PCS subsidiary which held the Cleveland license.  In March 2004, Northcoast Communications agreed to sell its Cleveland PCS business to an unaffiliated entity.  The sale of Cleveland PCS was consummated in July 2004.  As of December 31, 2004, both the FCC indebtedness and the obligations of Cleveland PCS under the vendor financing were satisfied.  The Company did not record any gain or loss in connection with the sale.

Under a contractual agreement, the Company provided Northcoast Communications certain management services.  Pursuant to this agreement, the Company recorded management fees of $1,783 in 2002.

Other Affiliates and Related Parties

During 2004, 2003 and 2002, the Company provided services to or incurred costs on behalf of other affiliates, including Cablevision.  Aggregate amounts due from and due to these affiliates at December 31, 2004 and 2003 are summarized below:

	December 31,
	2004	2003
Advances to affiliates	$6,545	$12,523
Accounts payable to affiliates	17	6

Fox Sports Net Ohio and Cleveland Indians Baseball Club Limited Partnership (the “Indians”) are parties to a multi-year rights agreement under which Fox Sports Net Ohio pays license fees to the Indians in exchange for telecast rights to substantially all regular season Indians games.  The Indians are owned by (i) Lawrence Dolan, a brother of Charles F. Dolan, the Company’s Chairman, (ii) a trust, the beneficiaries of which are Lawrence Dolan and certain descendants of Lawrence Dolan, and (iii) certain other trusts, the beneficiaries of which are certain descendants of Charles F. Dolan, including James L. Dolan, the Company’s Chief Executive Officer, and Thomas C. Dolan and Patrick F. Dolan, officers of the Company and brothers of James L. Dolan and a trust whose discretionary beneficiaries include Brian Sweeney, son-in-law of Charles F. Dolan, brother-in-law of James L. Dolan and a director.  Management control of the Indians is held by Lawrence Dolan.

NOTE 15.                           BENEFIT PLANS

The Company has a Cash Balance Retirement Plan (the “Retirement Plan”) for the benefit of employees other than those of the theater business.  Under the Retirement Plan, the Company will credit a certain percentage of eligible base pay into an account established for each participant which will earn a market based rate of return annually.

The Company uses a December 31 measurement date for the Retirement Plan.

Components of the net periodic pension cost for the Retirement Plan for the years ended December 31, 2004, 2003 and 2002, are as follows:

	2004	2003	2002
Service cost	$24,916	$22,949	$22,959
Interest cost	5,071	4,097	2,758
Expected return on plan assets	(6,078)	(4,206)	(2,287)
Recognized actuarial loss	—	—	326
Net periodic pension cost	$23,909	$22,840	$23,756

The funded status and the amounts recorded on the Company’s balance sheet for the Retirement Plan at December 31, 2004 and 2003, are as follows:

	2004	2003
Change in benefit obligation:
Benefit obligation at beginning of year	$83,672	$64,113
Service cost	24,916	22,949
Interest cost	5,071	4,097
Actuarial loss (gain)	949	(128)
Benefits paid	(5,194)	(7,359)
Benefit obligation at end of year	109,414	83,672

Change in plan assets:
Fair value of plan assets at beginning of year	65,207	42,853
Actual return on plan assets	5,136	5,334
Employer contributions	26,853	24,379
Benefits paid	(5,194)	(7,359)
Fair value of plan assets at end of year	92,002	65,207

Funded status	(17,412)	(18,465)
Unrecognized net actuarial loss	2,425	533
Accrued benefit cost	$(14,987)	$(17,932)

Weighted-average assumptions used to determine net periodic cost for years ended December 31, 2004, 2003 and 2002 are as follows:

	2004	2003	2002
Discount rate	6.25%	6.75%	7.25%
Rate of return on plan assets	8.0%	8.0%	8.0%
Rate of increase in future compensation levels	4.25%	4.5%	5.0%

Weighted-average assumptions used to determine benefit obligations at December 31, 2004 and 2003 are as follows:

	2004	2003
Discount rate	6.00%	6.75%
Rate of increase in future compensation levels	4.25%	4.5%

The Retirement Plan’s expected rate of return on plan assets is based on the portfolio of assets as a whole and not on the sum of the returns on individual asset investments.

The weighted average asset allocation of the Company’s Retirement Plan at December 31, 2004 and 2003 was as follows:

	Plan Assets at December 31,
	2004	2003
Asset Category:

Equity securities	52%	55%
Fixed income securities	29	32
Other	19	13
	100%	100%

The Retirement Plan’s investment objective is to invest in portfolios that would obtain a market rate of return throughout economic cycles, commensurate with the investment risk and cash flow needs of the Retirement Plan.  This allows the Retirement Plan to subject a portion of its assets to increased risk to generate a greater rate of return.  The Retirement Plan addresses diversification by the use of investment portfolios whose underlying investments are in domestic and international equity securities and domestic fixed income securities.  The investments in each portfolio are readily marketable and can be sold to fund benefit payment obligations of the Retirement Plan as they become payable.

The Company expects to contribute $26,000 to the Retirement Plan in 2005.

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

2005	$10,112
2006	11,129
2007	13,123
2008	14,058
2009	15,522
2010-2014	95,346

The Company also maintains 401(k) savings plans, pursuant to which an employee can contribute a percentage of eligible annual compensation, as defined.  The Company also makes matching cash contributions for a portion of employee contributions to the 401(k) savings plans. The cost associated with the 401(k) savings plans for continuing operations was approximately $13,321, $12,938 and $13,399 for the years ended December 31, 2004, 2003 and 2002, respectively.

The Company maintains the CSSC Supplemental Benefit Plan (the “Supplemental Plan”) for the benefit of certain officers and employees of the Company.  As part of the Supplemental Plan, the Company established a nonqualified defined benefit pension plan, which provides that, upon attaining normal retirement age, a participant will receive a benefit equal to a specified percentage of the participant’s average compensation, as defined.  All participants are 100% vested in the Supplemental Plan.  Net periodic pension cost was $337, $671 and $453 for the years ended December 31, 2004, 2003 and 2002, respectively.  At December 31, 2004 and 2003, the projected benefit obligation exceeded the fair value of Supplemental Plan assets by approximately $1,002 and $1,090, respectively.

MSG sponsors non-contributory pension plans covering certain MSG employees.  Benefits payable to retirees under these plans are based upon years of service and, for certain plans, participants’ compensation and are funded through trusts established under the plans.  Plan assets are invested primarily in common stocks, bonds, United States government securities and cash.  At December 31, 2004 and 2003, the accrued benefit cost amounted to $17,538 and $16,150, respectively, and for the years ended December 31, 2004, 2003 and 2002, net periodic pension cost amounted to $4,777, $4,124 and $3,245, respectively.

In addition, MSG contributes to various multiemployer defined benefit pension plans.  Contributions made to these multiemployer plans for the years ended December 31, 2004, 2003 and 2002 amounted to $5,516, $3,178 and $3,052, respectively.

In addition, MSG maintains a nonfunded, nonqualified defined benefit pension plan for the benefit of certain employees of MSG who participate in the plan.  This plan provides that, upon retirement, a participant will receive a benefit based on a formula which reflects the participant’s compensation.  Net periodic pension cost for the plan was $1,318, $2,053 and $1,899 for the years ended December 31, 2004, 2003 and 2002, respectively.  At December 31, 2004 and 2003, the projected obligation was $12,253 and $11,697, respectively.

MSG also sponsors a welfare plan which provides certain postretirement health care benefits to certain MSG employees and their dependents.  The welfare plan is insured through a managed care provider and MSG funds these benefits with premium payments.  For the years ended December 31, 2004, 2003 and 2002, the periodic postretirement benefit cost amounted to $545, $429 and $430, respectively, and as of December 31, 2004 and 2003, the accrued benefit cost amounted to $7,128 and $6,802, respectively.

NOTE 16.                           STOCK BENEFIT AND LONG-TERM INCENTIVE PLANS

Stock Benefit Plans

Cablevision has employee stock plans under which it is authorized to issue incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, stock grants and stock bonus awards.  Stock appreciation rights provide for the employee to receive a cash payment in an amount equal to the difference between the fair market value of the stock as of the date the right is exercised, and the exercise price.  Under the employee stock plans, employees of the Company have received nonqualified stock options, restricted stock, stock appreciation rights, stock grants and bonus award shares.  As a result, the Company recorded expense (income) for continuing operations of approximately $34,314, $42,450 and $(41,210) for 2004, 2003 and 2002, respectively.  These amounts reflect vesting schedules for applicable grants as well as fluctuations in the market price of the underlying Cablevision common stock.

Long-Term Incentive Plan

Pursuant to Cablevision’s Long-Term Incentive Plan, certain executives of the Company have been granted cash awards that vest over varying periods, some of which are performance based.  Certain executives have also received performance retention awards under the plan, vesting over 7 years.  The terms of the performance retention award provided that the executive could have requested a loan from the Company in the amount of the award prior to its vesting, subject to certain limitations, provided that such loan was secured by a lien in favor of the Company on property owned by the executive.  Effective July 30, 2002, such requests for advances on amounts of awards are no longer permitted.  Imputed interest to these executives on these interest free loans amounted to $1,353, $1,732 and $1,320, respectively for the years ended December 31, 2004, 2003 and 2002.  As of December 31, 2004 and 2003, $27,270 and

$43,045, respectively, was outstanding in respect of advances made pursuant to this plan.  In connection with the Long-Term Incentive Plan, the Company has recorded expense for continuing operations of $12,632, $19,541, and $23,501 for the years ended December 31, 2004, 2003 and 2002, respectively.

In addition, in 2003, the Company granted certain management employees cash awards that vest when the Company reaches certain performance goals.  Such awards are being amortized ratably over the period in which the Company is expected to achieve these goals, and accordingly recorded expense of $18,868 and $16,492 in respect of this award in 2004 and 2003, respectively.

NOTE 17.                           COMMITMENTS AND CONTINGENCIES

The Company, through Rainbow Media Holdings, has entered into several contracts, including rights agreements with professional sports teams and others relating to cable television programming.  In addition, Rainbow Media Holdings, through MSG, has employment agreements with players, general managers and coaches of its professional sports teams.  The contracts provide for payments which are guaranteed regardless of injury or termination.  Certain of these contracts are covered by disability insurance if certain conditions are met.  The future cash payments reflected below do not include the impact of potential insurance recoveries or amounts which may be due to the National Basketball Association (“NBA”) for luxury tax payments.  Future cash payments required under these contracts as of December 31, 2004, including certain other unconditional purchase obligations pursuant to contracts entered into in the normal course of business, are as follows:

2005	$424,740
2006	253,215
2007	188,352
2008	141,679
2009	120,239
Thereafter	1,153,626
Total	$2,281,851

At December 31, 2004 approximately $60,919 of commitments, included in the table above, relating primarily to sports teams’ and broadcast personnel contracts have been accrued and are reflected in the accompanying consolidated balance sheets.

In April 2004, Rainbow DBS entered into a ten-year lease agreement with SES Americom for transponder space on a satellite, commencing in October 2004.  Rainbow Media Holdings provided irrevocable letters of credit for $19,800 as a security deposit.  Rainbow DBS will initially lease 13 transponders, increasing to 16 in January 2005, with the option of leasing additional transponders.  The agreement contains early termination provisions whereby Rainbow DBS would be permitted on certain dates and in certain circumstances to terminate the agreement.  In the event of early termination, Rainbow DBS would be required to pay an early termination penalty.  In addition, Rainbow DBS would be required to make payments pursuant to the agreement up to the termination date.

In addition, approximately $242,832 of sports programming rights commitments are excluded from the table above as they relate to Fox Sports Net Florida and Fox Sports Net Ohio and were transferred to News Corporation in connection with the restructuring of Regional Programming Partners discussed in Note 23.

At December 31, 2004, the Company had outstanding guarantees of approximately $20,353 consisting primarily of guarantees issued in favor of certain financial institutions in respect of ongoing interest expense obligations and potential early termination events in connection with the monetization of the Company’s holdings of Charter Communications, Inc., General Electric Company, and Adelphia Communications Corporation common stock by certain of its subsidiaries that are not included in the Restricted Group.  Such guarantees are in effect over the life of the underlying monetization contracts.  Amounts payable under such monetization guarantees are estimated as of a particular point in time by the financial institution counterparty and are based upon the current price of the underlying common stock and various other assumptions, including stock market volatility and prevailing interest rates. Such guaranteed amounts approximate the fair value of the monetization indebtedness less the sum of the fair values of the underlying stock and the equity collar as reflected in the Company’s accompanying balance sheet, plus accrued interest.

In addition to the above amounts, MSG may also be obligated to pay the NBA a luxury tax in each year pursuant to the NBA/NBPA collective bargaining agreement, which is in effect through June 30, 2005.  The ultimate calculation of any amount due would be based on a formula established by the agreement.  The tax is based on the amount by which the team’s salary, as defined in the agreement, exceeds a luxury tax “trigger.”

Many of the Company’s franchise agreements and utility pole leases require the Company to remove its cable wires and other equipment upon termination of the respective agreements.  The Company has concluded that the fair value of these asset retirement obligations cannot be reasonably estimated since the range of potential settlement dates is not determinable.

NOTE 18.                           LEGAL MATTERS

The Company is party to various lawsuits, some involving substantial amounts.  Although the outcome of these matters cannot be predicted with certainty, management does not believe that the resolution of these lawsuits will have a material adverse effect on the financial position, results of operations or liquidity of the Company.

At Home

On April 25, 2001, At Home Corporation commenced a lawsuit in the Court of Chancery of the State of Delaware alleging that Cablevision had breached its obligations under certain agreements with At Home.  The suit sought a variety of remedies including:  rescission of the agreements between At Home and Cablevision and cancellation of all warrants held by Cablevision, damages, and/or an order prohibiting Cablevision from continuing to offer its Optimum Online service and requiring it to convert its Optimum Online customers to the Optimum@Home service and to roll out the Optimum@Home service.  On September 28, 2001, At Home filed a petition for reorganization in federal bankruptcy court.  In connection with the liquidation of At Home, the claims in this lawsuit, among others, were assigned to the General Unsecured Creditors Liquidated Trust (“GUCLT”).

On June 26, 2003, the GUCLT initiated a separate action against Cablevision in the United States District Court for the Northern District of California.  The California action stemmed from a May 1997 agreement between Cablevision and At Home that is no longer in effect.  The GUCLT sought monetary damages due to the claimed failure by Cablevision to make alleged required payments to At Home during the 2001 calendar year.

On July 29, 2003, based on an agreed Stipulation filed jointly by Cablevision and the GUCLT, the Court dismissed the Delaware action with prejudice, other than solely with respect to the specific claims brought by the GUCLT in the California action.  In December 2004, the parties reached a final settlement in the California action.  A dismissal of all claims with prejudice was entered on December 17, 2004.

YES Network

On April 29, 2002, Yankees Entertainment & Sports Network, LLC (the “YES Network”) filed a complaint and, on September 24, 2002, an amended complaint against the Company in the United States District Court, Southern District of New York.  The lawsuit arose from the failure of the YES Network and the Company to reach agreement on the carriage of programming of the YES Network (primarily New York Yankees baseball games and New Jersey Nets basketball games) on the Company’s cable television systems.  The amended complaint alleged a variety of anticompetitive acts and sought declaratory judgments as to violations of laws, treble damages and injunctive relief, including an injunction requiring the Company to carry the YES Network on its cable television systems.  The Company believes that the claims set forth in the complaint were without merit.  On June 28, 2004, a stipulated Order was entered dismissing all claims with prejudice.

On March 31, 2003, YES Network and Cablevision reached an agreement pursuant to which Cablevision began carrying programming of the YES Network.  Under this agreement, Cablevision agreed to carry the YES Network programming for one year under interim arrangements while the parties sought to finalize the terms of a definitive long-term affiliation agreement and/or submitted the matter to arbitration.  The matter was ultimately submitted to arbitration.  The hearing before the arbitration panel ended in March 2004 and, through the arbitrators’ decision and a new written agreement by the parties, established the terms for a definitive long-term affiliation agreement that is effective retroactively to March 31, 2003.

As part of the original March 31, 2003 agreement, Cablevision paid YES Network for certain revenue reductions that YES Network experienced while the interim agreement was in place, under the “most favored nations” provisions of YES Network’s affiliation agreements with certain other distributors.   On November 19, 2004, the parties entered into a subsequent agreement pursuant to which YES Network refunded to Cablevision approximately 60% of such prior payments and the parties provided each other with mutual releases with respect to the interim agreement.

Tracking Stock Litigation

In August 2002, purported class actions naming as defendants the Company and each of its directors were filed in the Delaware Chancery Court.  The actions, which allege breach of fiduciary duties and breach of contract with respect to the exchange of the Rainbow Media Group tracking stock for Cablevision NY Group common stock, were purportedly brought on behalf of all holders of publicly traded shares of Rainbow Media Group tracking stock.  The actions sought to (i) enjoin the exchange of Rainbow Media Group tracking stock for Cablevision NY Group common stock, (ii) enjoin any sales of “Rainbow Media Group assets,” or, in the alternative, award rescissory damages, (iii) if the exchange is completed, rescind it or award rescissory damages, (iv) award compensatory damages, and (v) award costs and disbursements.  The actions were consolidated into one action on September 17, 2002, and on October 3, 2002, the Company filed a motion to dismiss the consolidated action.  The action was stayed by agreement of the parties pending resolution of a related action brought by one of the plaintiffs to compel the inspection of certain books and records of the Company.  On October 26, 2004, the parties entered into a stipulation dismissing the related action, and providing for the Company’s production of certain documents.  On December 13, 2004, plaintiffs filed a consolidated amended complaint.  The Company has filed a motion to dismiss the amended complaint, which is currently pending before the court.

In August 2003, a purported class action naming as defendants the Company, directors and officers of the Company and certain current and former officers and employees of the Company’s Rainbow Media Holdings and American Movie Classics subsidiaries was filed in New York Supreme Court by the Teachers Retirement System of Louisiana.  The actions relate to the August 2002 Rainbow Media Group tracking stock exchange and allege, among other things, that the exchange ratio was based upon a price of the Rainbow Media Group tracking stock that was artificially deflated as a result of the improper recognition of certain expenses at the national services division of Rainbow Media Holdings.  The complaint alleges breaches by the individual defendants of fiduciary duties.  The complaint also alleges breaches of contract and unjust enrichment by the Company.  The complaint seeks monetary damages and such other relief as the court deems just and proper.  On October 31, 2003, the Company and other defendants moved to stay the action in favor of the previously filed actions pending in Delaware or, in the alternative, to dismiss for failure to state a claim.  On June 10, 2004, the court stayed the action on the basis of the previously filed action in Delaware.  The Teachers Retirement System of Louisiana has filed a motion to vacate the stay in the New York action, and has simultaneously filed a motion to intervene in the Delaware action and to stay that action.  The Company has opposed both motions.  The Company believes the claims in both the Delaware action and the New York action are without merit and is contesting the lawsuits vigorously.

Time Warner Litigation

On November 14, 2003, American Movie Classics Company filed an action against Time Warner Entertainment, L.P. in New York State Supreme Court for declaratory relief and damages caused by Time Warner’s anticipatory repudiation of its cable television affiliation agreement with American Movie Classics.  American Movie Classics filed that action as a result of Time Warner’s notice purporting to terminate the contract based upon Time Warner’s allegation that American Movie Classics had changed its programming.  The Company believes the notice was improper.  American Movie Classics is seeking a declaratory judgment that it is entitled to full performance of the agreement, and, at its option, is entitled to rescind the agreement and recover damages.  Time Warner filed an answer and counterclaims in December 2003 seeking, among other things, a declaratory judgment as to its right to terminate the affiliation agreement, an injunction requiring American Movie Classics to deliver a classic films channel and damages for an alleged breach of contract.  Trial is currently scheduled for May 2005.  The Company believes that Time Warner’s counterclaims are without merit and is contesting them vigorously.

The Wiz Bankruptcy

TW, Inc. (TW), a former subsidiary of the Company and operator of The Wiz consumer retail electronics business, is the subject of a Chapter 11 bankruptcy proceeding in the U.S. Bankruptcy Court for the District of Delaware.  In February 2005, TW filed a complaint in the bankruptcy proceeding seeking recovery of alleged preferential transfers in the aggregate amount of $193,457.  Also in February 2005, the Official Committee of Unsecured Creditors of TW, Inc. (the Committee) filed a motion seeking authority to assume the prosecution of TW’s alleged preference claims and to prosecute certain other causes of action.  The bankruptcy court granted the Creditors Committees motion on or about March 10, 2005, thereby authorizing the Committee, on behalf of TW, to continue the preference suit and to assert other claims against the Company.  On March 12, 2005, the Creditors Committee filed a complaint in the bankruptcy court against the Company, certain of its subsidiaries, and certain present and former officers and directors, asserting preferential transfer claims allegedly totaling $193,312 as well as various other claims.  The Company believes that all the claims asserted by TW and the Committee are without merit and intends to contest them vigorously.

Director Litigation

Cablevision has been named as a nominal defendant in a purported shareholder derivative complaint filed in the Court of Chancery of the State of Delaware.  The action is brought derivatively on behalf of Cablevision and names as additional defendants Charles F. Dolan, the Chairman of Cablevision, and Rand Araskog, Frank Biondi, John Malone and Leonard Tow, each of whom was appointed as a director on March 2, 2005 by Mr. Dolan and certain other holders of the Company’s Class B Common Stock.  The complaint alleges that Charles F. Dolan, as the controlling Class B shareholder of Cablevision, by purporting to remove three Cablevision Board members (William J. Bell, Sheila Mahony and Steven Rattner) and replace them with the four new directors, wrongfully interfered with the Board’s role in managing the affairs of Cablevision and sought to substitute his judgment of how to proceed with the VOOM service of Cablevision’s Rainbow DBS subsidiary above that of the Board.  The action seeks, among other things, to preliminarily and permanently enjoin Charles F. Dolan from interfering with the managerial prerogatives of Cablevision’s Board; rescinding the purported appointment of the new directors; rescinding the removal of Mr. Bell, Ms. Mahony and Mr. Rattner as directors and restoring them to their positions as directors and directing Charles F. Dolan to account to Cablevision for its damages.

New York Jets Litigation

On March 16, 2005, the New York Jets LLC and Jets Development LLC (“Jets”) filed a complaint in the U.S. District Court for the Southern District of New York against Cablevision, CSC Holdings, Inc., and Madison Square Garden LP.  The complaint relates to various actions allegedly taken by defendants in connection with a proposed football stadium for the Jets on the West Side of Manhattan.  Specifically, the complaint alleges:  (1) that Cablevision “possesses monopoly power in the markets for facility rental and ticket sales for large-scale events in enclosed spectator facilities and suite rentals in Manhattan” and has acted anti-competitively in violation of Section 2 of the Sherman Act; (2) that defendants have tortiously interfered with the Jets’ prospective business relations by making a “sham bid” for the MTA land that is the site of the proposed stadium “to injure the Jets and deprive them of an advantageous existing and prospective business relationship”; (3) that defendants have tortiously interfered with the Jets’ prospective business relations with networks carried on defendants’ cable system; and (4) that defendants have “engaged in deceptive and misleading conduct, including dissemination of deceptive and materially misleading advertising and preventing dissemination of accurate information,” in violation of  New York General Business Law Section 349.  The Company believes that all these claims are without merit and intends to contest them vigorously.

Accounting Related Investigations

The Securities and Exchange Commission and the U.S. Attorney’s Office for the Eastern District of New York continue to conduct investigations into matters related to the improper expense recognition previously reported by the Company.  In July 2004, in connection with the Company’s response to the comments of the staff of the Division of Corporation Finance of the Securities and Exchange Commission on the Company’s filings under the Securities Exchange Act of 1934, the Company provided information with respect to certain of its previous restatement adjustments relating to the timing of recognition of launch support, marketing and other payments under affiliation agreements.  The staff of the Division of Enforcement of the Securities and Exchange Commission has contacted the Company to ask for additional information on these launch support, marketing and other payments.

NOTE 19.                                          DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash and Cash Equivalents, Restricted Cash, Accounts Receivable Trade, Notes Receivable- Affiliates, Notes and Other Receivables, Prepaid Expenses and Other Assets, Advances to Affiliates, Accounts Payable, Accounts Payable-Affiliates and Accrued Liabilities.

The carrying amount approximates fair value due to the short-term maturity of these instruments.

Derivative Contracts and Liabilities Under Derivative Contracts

Derivative contracts are carried at fair value based on dealer quotes.

Investments Securities and Investment Securities Pledged as Collateral

Marketable securities are carried at their fair value based upon quoted market prices.

Bank Debt, Collateralized Indebtedness, Senior Notes and Debentures, Subordinated Notes and Debentures and Redeemable Exchangeable Preferred Stock

The fair values of each of the Company’s debt instruments and redeemable preferred stock are based on quoted market prices for the same or similar issues or on the current rates offered to the Company for instruments of the same remaining maturities.

Interest Rate Swap Agreements

Interest rate swap agreements are carried at fair value based on valuations provided by a derivative valuation system using current market interest rate data.  These values represent the estimated amount the Company would receive or pay to terminate agreements, taking into consideration current interest rates.

The fair value of the Company’s debt instruments are summarized as follows:

	December 31, 2004
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt	$2,489,887	$2,489,887
Collateralized indebtedness	1,553,427	1,582,422
Senior notes and debentures	4,491,564	4,806,901
Senior subordinated notes and debentures	746,231	836,748
Notes payable	150,000	150,000
	$9,431,109	$9,865,958

	December 31, 2003
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt	$2,357,039	$2,357,039
Collateralized indebtedness	1,617,620	1,699,530
Senior notes and debentures	3,692,699	3,879,551
Senior subordinated notes and debentures	599,203	649,293
Redeemable exchangeable preferred stock	1,544,294	1,611,615
Notes payable	150,000	150,000
	$9,960,855	$10,347,028

The Company currently consolidates a 60% majority-owned interest in a limited-life partnership.  The estimated liquidation value of the 40% minority interest is approximately $1,453,200 and $1,128,900 as of December 31, 2004 and 2003, respectively compared to the carrying value of such minority interest of $676,647 and $578,780, respectively.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

NOTE 20.                           SEGMENT INFORMATION

The Company classifies its business interests into three segments: Telecommunications Services, consisting principally of its consumer video, high-speed data, Voice over Internet Protocol and its commercial data and voice services operations; Rainbow, consisting principally of interests in national and regional cable television programming networks including the VOOM 21 high definition channels, and Madison Square Garden, which owns and operates professional sports teams, regional cable television networks and an entertainment business.   In connection with the transaction discussed in Note 23, the VOOM 21 high definition channels have been included in the Rainbow segment.  Those channels were previously included in the Rainbow DBS segment.  Prior period segment information has been reported on a comparable basis.

The Company’s reportable segments are strategic business units that are managed separately.  The Company evaluates segment performance based on several factors, of which the primary financial measure is business segment adjusted operating cash flow (defined as operating income (loss) before depreciation and amortization, stock plan income or expense and restructuring charges or credits).  The accounting policies of the segments are the same as those described in the summary of significant accounting policies.  Information as to the operations of the Company’s business segments is set forth below.

	Years Ended December 31,
	2004	2003	2002
Revenues, net from continuing operations
Telecommunications Services	$3,123,956	$2,715,298	$2,419,506
Rainbow	923,894	610,417	515,789
Madison Square Garden	778,754	771,986	789,677
All Other	86,765	84,447	88,149
Intersegment eliminations	(163,332)	(158,939)	(148,756)
	$4,750,037	$4,023,209	$3,664,365

	Years Ended December 31,
	2004	2003	2002
Adjusted operating cash flow from continuing operations (unaudited)
Telecommunications Services	$1,226,790	$1,046,158	$951,717
Rainbow	95,522	56,145	31,339
Madison Square Garden	170,057	67,626	112,371
All Other	(67,411)	(47,485)	(43,507)
	$1,424,958	$1,122,444	$1,051,920

	December 31,
	2004	2003
Assets
Telecommunications Services	$4,575,985	$4,808,458
Rainbow	3,078,389	2,185,031
Madison Square Garden	1,821,500	1,752,558
Corporate, other and intersegment eliminations	1,451,772	1,952,717
Assets held for sale	436,852	546,205
	$11,364,498	$11,244,969

	Years Ended December 31,
	2004	2003	2002
Capital Expenditures
Telecommunications Services	$621,480	$775,441	$1,070,169
Rainbow	44,313	44,106	34,988
Madison Square Garden	12,153	6,578	41,249
Corporate, other and intersegment eliminations	19,568	5,962	61,186
	$697,514	$832,087	$1,207,592

A reconciliation of reportable segment amounts to the Company’s consolidated balances is as follows:

	Years Ended December 31,
	2004	2003	2002
Revenues, net from continuing operations
Total revenue for reportable segments	$4,826,604	$4,097,701	$3,724,972
Other revenue and intersegment eliminations	(76,567)	(74,492)	(60,607)
Total consolidated revenue	$4,750,037	$4,023,209	$3,664,365

Adjusted operating cash flow to loss from continuing operations before income taxes and dividend requirements (unaudited)
Total adjusted operating cash flow for reportable segments	$1,492,369	$1,169,929	$1,095,427
Other adjusted operating cash flow	(67,411)	(47,485)	(43,507)
Adjusted operating cash flow	1,424,958	1,122,444	1,051,920

Items excluded from adjusted operating cash flow:
Depreciation and amortization (including impairments)	(1,137,940)	(1,042,850)	(862,952)
Stock plan income (expense)	(34,314)	(42,450)	41,210
Restructuring charges	(151)	(10,725)	(74,091)
Interest expense	(635,960)	(615,668)	(506,480)
Interest income	8,568	14,689	21,164
Equity in net income (loss) of affiliates	(12,991)	429,732	(42,014)
Gain (loss) on sale of cable assets and programming and affiliate interests, net	2,232	(13,644)	—
Gain (loss) on investments, net	134,598	235,857	(881,394)
Write-off of deferred financing costs	(18,961)	(388)	(6,931)
Gain (loss) on derivative contracts, net	(165,305)	(208,323)	924,037
Loss on extinguishment of debt	(78,571)	—	(17,237)
Minority interests	(65,568)	(24,690)	(27,179)
Miscellaneous, net	46	3,719	(5,644)
Loss from continuing operations before income taxes and dividend requirements	$(579,359)	$(152,297)	$(385,591)

Substantially all revenues and assets of the Company’s reportable segments are attributed to or located in the United States and are concentrated primarily in the New York metropolitan area.

NOTE 21.                           INTERIM FINANCIAL INFORMATION (Unaudited)

The following is a summary of selected quarterly financial data for the years ended December 31, 2004 and 2003:

2004:	March 31, 2004	June 30, 2004	September 30, 2004	December 31, 2004	Total 2004
Revenues, net	$1,146,570	$1,163,582	$1,117,485	$1,322,400	$4,750,037
Operating expenses	(1,141,571)	(965,373)	(1,017,987)	(1,372,553)	(4,497,484)
Operating income (loss)	$4,999	$198,209	$99,498	$(50,153)	$252,553

Loss from continuing operations	$(100,447)	$(140,107)	$(25,740)	$(153,382)	$(419,676)
Income (loss) from discontinued operations	(12,097)	(31,423)	(20,930)	(134,607)	(199,057)
Loss before extraordinary item	(112,544)	(171,530)	(46,670)	(287,989)	(618,733)
Extraordinary loss on investment, net of taxes	(7,436)	—	—	—	(7,436)
Net loss applicable to common shareholder	$(119,980)	$(171,530)	$(46,670)	$(287,989)	$(626,169)

First quarter 2004 results include an extraordinary loss on investment, net of tax of $7,436 (see Note 3).

2003:	March 31, 2003	June 30, 2003	September 30, 2003	December 31, 2003	Total 2003
Revenues, net	$966,406	$931,400	$934,096	$1,191,307	$4,023,209
Operating expenses	(942,444)	(914,548)	(916,241)	(1,223,557)	(3,996,790)
Operating income (loss)	$23,962	$16,852	$17,855	$(32,250)	$26,419

Income (loss) from continuing operations	$(133,329)	$159,093	$(112,206)	$(186,123)	$(272,565)
Income (loss) from discontinued operations, net of taxes	(17,492)	821	5,374	(11,179)	(22,476)
Net income (loss) applicable to common shareholder	$(150,821)	$159,914	$(106,832)	$(197,302)	$(295,041)

NOTE 22.                           OTHER MATTERS

In the second quarter of 2004, Madison Square Garden received $54,052 in cash in connection with the New York Mets’ notice of termination of their broadcast rights agreement with Madison Square Garden.  The termination of the rights agreement was effective after the 2005 baseball season. As a result of the termination notice, the Company recorded a reversal of a purchase accounting liability of $41,788 related to this broadcast rights agreement.  These items have been reflected as other operating income in the Company’s consolidated statement of operations.

Effective September 16, 2004 the National Hockey League (“NHL”) commenced a lockout of the players in support of its attempt to reach a new collective bargaining agreement with the National Hockey League Players Association.  The parties failed to reach an agreement after several negotiating sessions and on February 16, 2005, the NHL announced that it had cancelled the 2004/2005 season.  We can give no assurance as to when the labor dispute will be resolved and therefore cannot determine the extent to which our 2005 operating results will be negatively impacted.  However, while a continued lockout could have a significant adverse impact on Madison Square Garden’s operating results, we do not believe it would have a significant adverse impact on the Company’s consolidated operating results.

In October 2004, Fox Sports Net Chicago’s agreements with two major suppliers of distribution rights to certain live sporting events were terminated.  Fox Sports Net Chicago is a wholly-owned subsidiary of Regional Programming Partners.  Fox Sports Net Chicago expects to continue its operations with content from its partners and their affiliates.  Fox Sports Net Chicago’s revenues will decline in future periods as a result of the termination by two of its significant customers that declined to carry Fox Sports Net Chicago without these distribution rights agreements.

In December 2004, the Company’s Board of Directors decided to suspend pursuing the spin-off and instead to pursue strategic alternatives for the Rainbow DBS business.  See Note 23.

NOTE 23.                           SUBSEQUENT EVENTS (as of June 3, 2005)

Rainbow DBS

In January 2005, the Company’s Board of Directors authorized and directed the sale of the assets of Rainbow DBS and the shutdown of its business.  On January 20, 2005, Rainbow DBS entered into a definitive agreement to sell its Rainbow 1 direct broadcast satellite and certain other related assets to a subsidiary of EchoStar Communications Corp. for $200,000 in cash.  This transaction is expected to close following receipt of regulatory approvals.  In February 2005, the Company signed a letter of intent under which VOOM HD, LLC, a new private company formed by Charles F. Dolan and Thomas C. Dolan, would acquire from the Company the business, assets and liabilities of the Company’s Rainbow DBS satellite business not included in the above mentioned agreement with EchoStar.  The letter of intent between the Company and VOOM HD expired on February 28, 2005 without a definitive agreement being reached.

Following the expiration of the letter of intent, the Company began shutting down the Rainbow DBS operations.  In March 2005, the Company entered into an agreement with Charles F. Dolan and Thomas C. Dolan (“March 2005 Agreement”) pursuant to which the parties agreed to work cooperatively to finalize the separation of Rainbow DBS from the Company.  The Company agreed that no new shutdown activities would be undertaken at Rainbow DBS during the term of the agreement.  Charles F. Dolan agreed to fund any expenditures above those contemplated in the shutdown budget, net of March revenue earned and was required to provide to the Company cash or shares of the Company’s common stock in advance of the Company making those expenditures.  Similarly, if Rainbow DBS made any new commitments or other agreements, the Company would segregate cash or shares received from Charles F. Dolan to pay the costs associated with those actions.  In March 2005, Charles F. Dolan deposited $15,000 with the Company in accordance with the March 2005 agreement.  This agreement terminated on March 31, 2005 and, in accordance with its terms, the distribution business of Rainbow DBS has been shutdown.  The Board of Directors, at a meeting on April 7, 2005, confirmed its shutdown decision and instructed management to continue to analyze whether its VOOM 21 channels could be marketed to other satellite and cable providers as part of the Company’s Rainbow programming operations.  In connection with the shutdown, the Company anticipates incurring significant costs relating to early termination of various contracts, other contractual obligations, employee termination benefits and other costs.  These costs are currently estimated to range from $100,000 to $130,000.  The current estimated range of costs associated with our shutdown and exit from the Rainbow DBS distribution business is based on facts and assumptions currently known to us, but actual future shutdown and exit related costs may deviate from the current range of estimate and such deviations could be significant.  The estimated shutdown costs do not include the settlement of liabilities of the Rainbow DBS distribution business recorded on our balance sheet at March 31, 2005 of $45,800.  The Company does not expect the shutdown costs to have a material impact on its liquidity position as it is expected that these costs will be funded by the proceeds from the sale of the Rainbow 1 direct broadcast satellite to Echostar for $200,000.

Cash deposited by Charles F. Dolan under the March 2005 Agreement that is not used to fund costs or segregated to pay costs associated with new commitments or other agreements will be returned to him.  This estimated amount has been included in accounts payable to affiliates in the Company’s consolidated balance sheet at March 31, 2005.  Cash which has been and will be used to fund the incremental costs of the Rainbow DBS distribution business, net of its revenue earned that reduced the amount Charles F. Dolan was required to fund in accordance with the March 2005 Agreement, has been recorded as a deemed net equity contribution in the first quarter of 2005.  Such amounts are estimates and subject to revision upon final analysis of such amounts.

Fox Sports Net Ohio and Fox Sports Net Florida

In April 2005, the Company and News Corporation restructured their ownership of Regional Programming Partners.  Regional Programming Partners was owned 60% by the Company and 40% by News Corporation.  As a result of the restructuring, the Company now owns 100% of Madison Square Garden, 100% of Fox Sports Net Chicago and 50% of Fox Sports Net New England.  In connection with the restructuring, these businesses extended the terms of their long-term affiliation agreements with Fox Sports Net and their advertising representation agreements with National Advertising Partners.

In connection with its December 2003 purchase of the interests that it did not own in Fox Sports Net Chicago and Fox Sports Net Bay Area, subsidiaries of Regional Programming Partners issued promissory notes in the aggregate amount of $150,000 to News Corporation.  As part of the restructuring, those promissory notes were contributed by News Corporation to Regional Programming Partners for no additional consideration and were cancelled without any payment being made on them.

Fox Sports Net and National Advertising Partners were owned 50% by the Company and 50% by News Corporation.  As a result of the restructuring, News Corporation now owns 100% of Fox Sports Net and National Advertising Partners, as well as Fox Sports Net Ohio and Fox Sports Net Florida.

The Company and News Corporation will continue to own 60% and 40%, respectively, of Fox Sports Net Bay Area through a separate partnership.  The Company will continue to manage that network.  In connection with the restructuring, Fox Sports Net Bay Area extended the terms of its long-term affiliation agreement with Fox Sports Net and its advertising representation agreement with National Advertising Partners.

The Company will account for this exchange in accordance with Accounting Principles Board Opinion No. 29, Accounting for Nonmonetary Transactions and, accordingly, the Company will record the transaction with News Corporation at fair value at the date of acquisition.  The estimated fair values are currently being evaluated and to the extent that the purchase price exceeds the fair value of the net identifiable tangible and intangible assets acquired, such excess will be allocated to goodwill.  In addition, the Company currently expects to record a gain in connection with this transaction in the second quarter of 2005.

Reclassifications

As a result of the shutdown of the Rainbow DBS distribution business and the Regional Programming Partners restructuring discussed above, the Company has reclassified certain assets and liabilities as held for sale on the consolidated balance sheets and operating results of the Rainbow DBS distribution business and Fox Sports Net Ohio and Fox Sports Net Florida have been reported as discontinued operations in the consolidated statements of operations for all periods presented. See Note 6.

In addition, the VOOM 21 high definition channels have been included in the Rainbow segment.  Those channels were previously included in the Rainbow DBS segment.  Prior period segment information has been reported on a comparable basis.  See Note 20.

EchoStar Transaction

In April 2005, subsidiaries of Cablevision and CSC Holdings entered into agreements with EchoStar relating to the launch and operation of the business of Rainbow HD Holdings, LLC, the Company’s VOOM 21 high-definition television programming service.  Under those arrangements, EchoStar will initially distribute a portion of the Rainbow HD programming service and, beginning in 2006, if the contemplated transactions have been completed, will carry all 21 of the channels included in the Rainbow HD programming service.  In connection with the arrangements, EchoStar would be issued a 20% interest in Rainbow HD Holdings, the Company’s subsidiary owning the 21 channels included in the Rainbow HD programming service, and that 20% interest would not be diluted until $500,000 in cash has been invested in Rainbow HD Holdings.  The issuance of the 20% interest in Rainbow HD Holdings to EchoStar and EchoStar’s agreement to distribute all 21 of the channels included in the Rainbow HD programming service are subject to customary closing conditions, and the closing of the sale of the Company’s Rainbow 1 satellite to EchoStar.

Under the terms of our affiliation arrangements with EchoStar covering our VOOM 21 high definition channels for a 15 year term, if we fail to invest $100,000 per year up to a maximum of $500,000 in the aggregate (which $100,000 amount may be reduced to no less than $38,000 if we decide in the future to reduce the number of channels) in the entity that owns and develops these channels, EchoStar may terminate the affiliation agreement.  We have the right to terminate the affiliation agreement if the VOOM 21 service is discontinued in the future.